Exhibit 10.90

U.S. $415,000,000

CREDIT AGREEMENT

dated as of March 9, 2007

among

STRATEGIC HOTEL FUNDING, L.L.C.,

as the Borrower,

VARIOUS FINANCIAL INSTITUTIONS,

as the Lenders,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent

DEUTSCHE BANK SECURITIES INC. and

CITIGROUP GLOBAL MARKETS INC.

as Co- Lead Arrangers and Joint Book Running Managers

CITIGROUP GLOBAL MARKETS INC. and

WACHOVIA BANK NATIONAL ASSOCIATION as Co-Syndication Agents

BANK OF AMERICA, N.A. and

JPMORGAN CHASE BANK, N.A. as Co-Documentation Agent

and

LASALLE BANK, NATIONAL ASSOCIATION

As Senior Managing Agent

i

ANNEX I	-	Lender Information

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Initial Borrowing Base Properties
SCHEDULE III	-	Properties
SCHEDULE IV	-	Approved Managers
SCHEDULE V	-	Borrowing Base Intercompany Indebtedness
SCHEDULE VI	-	Certain Indebtedness

EXHIBIT A-1	-	Form of Revolving Note
EXHIBIT B-1	-	Form of Borrowing Request
EXHIBIT B-2	-	Form of Issuance Request
EXHIBIT C	-	Form of Continuation and Conversion Elections
EXHIBIT D	-	Form of Closing Date Certificate
EXHIBIT E	-	Form of Compliance Certificate
EXHIBIT F	-	Form of Lender Assignment Agreement
EXHIBIT G-1	-	Form of Pledge Agreement
EXHIBIT G-2	-	Form of Guarantor Pledge Agreement
EXHIBIT G-3	-	Form of Loan Pledge Agreement
EXHIBIT H-1	-	Form of Guaranty
EXHIBIT H-2	-	Subsidiary Guaranty and Joinder
EXHIBIT I	-	Form of Solvency Certificate
EXHIBIT J	-	Form of Additional Revolving Loan Commitment Agreement

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of March 9, 2007, is between STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as the administrative agent (in such capacity, the “Administrative Agent”) and the various financial institutions as are or may become parties hereto (together with DBTCA, collectively the “Lenders” and individually, a “Lender”).

W I T N E S S E T H :

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Acceptable Appraisal” shall mean, an MAI appraisal, in compliance with the Uniform Standards of Professional Appraisal Practice, reasonably acceptable to Administrative Agent as to form, substance, and appraisal date, prepared by a professional appraiser that is reasonably acceptable to Administrative Agent.

“Acquisition Cost” means, with respect to any Property, (i) the purchase price of a Property as set forth in the applicable purchase and sale agreement or otherwise as approved by the Administrative Agent, plus or minus (ii) increases or reductions to such purchase price as provided in such purchase and sale agreement or the final closing statement.

“Additional Loan Commitment Requirements” shall mean, with respect to any request for an Additional Revolving Loan Commitment made pursuant to Section 2.8, the satisfaction of each of the following conditions: (i) no Default or Event of Default then exists or would result therefrom, including, without limitation, no violation of Section 7.2.4 as a result of the increase in the size of the Facility, (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of such date of request, unless stated to relate to a specified date, in which case such representations and warranties shall be true and correct in all material respects as of such specified date and (iii) the delivery by the Borrower of an officer’s certificate to the Administrative Agent certifying as to compliance with preceding clauses (i) and (ii), and containing the calculations required by preceding clause (i) (as applicable).

“Additional Revolving Loan Commitment” shall mean, for each Additional Revolving Loan Lender, any commitment by such Additional Revolving Loan Lender to make Revolving Loans pursuant to Section 2.8(b) as agreed to by such Additional Revolving Loan Lender in the respective Additional Revolving Loan Commitment Agreement delivered pursuant to Section 2.8; it being understood, however, that on each date upon which an Additional Revolving Loan Commitment of any Additional Revolving Loan Lender becomes effective, such Additional Revolving Loan Commitment of such Additional Revolving Loan Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Additional Revolving Loan Lender for all purposes of this Agreement, as contemplated by Section 2.8.

“Additional Revolving Loan Commitment Agreement” shall mean an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed).

“Additional Revolving Loan Lender” is defined in Section 2.8(b).

“Adjusted Net Operating Income” shall mean Net Operating Income with respect to each Borrowing Base Property, less (a) Deemed FF&E Reserves for such Borrowing Base Property, (b) Deemed Management Fees for such Borrowing Base Property and (c) any other monetary obligations paid during the applicable period with respect to such Borrowing Base Property, provided that no deductions will be made for Capital Expenditures other than Deemed FF&E Reserves included under clause (a) above.

“Administrative Agent” is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.10.

“Affiliate” of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). With respect to any Lender or the Issuer, a Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners of such “controlled” Person. With respect to all other Persons, a Person shall be deemed to be “controlled by” another Person if such other Person possesses, directly or indirectly, power:

(a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners or managing members of such “controlled” Person; or

(b) to direct or cause the direction of the management and policies of such “controlled” Person whether through ownership of voting securities, membership or partnership interests, by contract or otherwise.

“Agents” means the Administrative Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Senior Managing Agent.

“Agreement” means, on any date, this Amended and Restated Credit Agreement as amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Aggregate Commitment” means, as of any date, the aggregate of the then-current Commitments of all the Lenders, which is, as of the Closing Date $415,000,000, not to exceed, together with any Additional Revolving Loan Commitments, Five Hundred Million Dollars ($500,000,000).

“Aggregate Outstanding Balance” means, on any date, the principal sum of all then outstanding Revolving Loans, Swingline Loans and Letter of Credit Outstandings, determined as of such date.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/1000 of 1%) equal to the higher of

(a) the Base Rate in effect on such day; and

(b) the Federal Funds Rate in effect on such day plus  1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

“Applicable Margin” means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower’s Total Leverage Ratio then falls, in accordance with the following table, as of the last day of the most recent preceding Fiscal Quarter for which financial results have been reported, which percentage shall change upon the date Administrative Agent has received a Compliance Certificate from Borrower with respect to such preceding Fiscal Quarter, however, if Borrower does not deliver the applicable Compliance Certificate when due, the Applicable Margin will be determined by reference to the highest Total Leverage Ratio (greater than 60%) until such Compliance Certificate is delivered:

Total Leverage Ratio	Applicable Margin for LIBO Rate Loans (% per annum)	Applicable Margin for Base Rate Loans (% per annum)
Greater than or equal to 60% but equal to less than 65%	1.50%	0.25%
Greater than or equal to 55% but less than 60%	1.25%	0.00%
Greater than or equal to 50% but less than 55%	1.00%	0.00%
Less than 50%	0.80%	0.00%

“Appraised Value” means the “as-is” appraised value of any Property as shown on the most recent Acceptable Appraisal thereof.

“Approved Fund” means any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, and (b) is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Manager” means those property managers set forth on Schedule IV.

“Arrangers” mean Deutsche Bank Securities Inc. and Citigroup Global Markets, Inc. in their capacities as Co- Lead Arrangers and Joint Book Running Managers for the Facility.

“Authorized Financial Officer” means, relative to the Borrower and Guarantor, any of its chief financial officer, chief accounting officer, treasurer, assistant treasurer, controller or other officer thereof having substantially the same authority and responsibility.

“Authorized Officer” means, relative to the Borrower and Guarantor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 and such other officers of the Borrower or Guarantor as the Borrower or Guarantor, respectively, designate in writing as such to the Administrative Agent.

“Available Commitment” means, as of any date, the lesser of (i) sixty percent (60%) of the aggregate Appraised Value of all Borrowing Base Properties, less the Deemed Net Termination Value as of such date, and (ii) an amount which, if it were the Aggregate Outstanding Balance, would produce a Pro Forma Borrowing Base Coverage Ratio of 1.75:1.0.

“Base Rate” means, at any time, the rate of interest which the Person serving as the Administrative Agent announces from time to time as its prime lending rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Base Rate.

“Base Rate Loan” means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

“Borrower” is defined in the preamble.

“Borrowing” means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1; provided that Base Rate Loans incurred pursuant to Section 4.1 shall be considered part of the related Borrowing of LIBO Rate Loans.

“Borrowing Base Intercompany Indebtedness” shall mean certain intercompany indebtedness relating to Borrowing Base Properties and described on Schedule V.

“Borrowing Base Property” means a Property that satisfies the following criteria: (i) Borrower or a wholly-owned Subsidiary of the Borrower holds good title (by fee or pursuant to a Qualified Ground Lease) to such Property, free and clear of all Liens (except for the Liens permitted under Section 7.2.3), (ii) such Property is leased to an Operating Lessee, (iii) such Property is designated a full-service property (in accordance with industry standard, as reasonably determined by Administrative Agent), (iv) such Property is an upscale, upper-upscale, luxury or better quality hotel, as designated by Smith Travel Research (or a similar successor company designated by Administrative Agent), (v) such Property is operated under a nationally recognized brand by an Approved Manager (as set forth on Schedule IV), (vi) such Property is fully operating, open to the public and not under development or redevelopment (except for routine, ordinary course renovation, maintenance and repair that does not result in the closure of more than fifteen percent (15%) of the rooms at such hotel); provided, however, that temporary closure due to force majeure events, not to exceed five (5) Business Days, shall be permitted, (vii) such Property is not subject to or encumbered by any Indebtedness other than Permitted Borrowing Base Debt, (viii) such Property is free of material structural defects or material environmental issues, (ix) neither such Property nor the Property Owner thereof is encumbered with Permitted Borrowing Base Debt or any other Material Agreement that by its terms precludes the grant of the Collateral or the exercise by or on behalf of the Secured Creditors of remedies with respect to the Collateral, and (x) the Property Owner of such Property is Borrower or a Subsidiary Guarantor.

“Borrowing Base Property Owner” means, with respect to each Borrowing Base Property: (i) the wholly-owned Subsidiary of Borrower that owns such Borrowing Base Property and (ii) any other wholly-owned Subsidiary of Borrower that directly or indirectly own Capital Stock in the wholly-owned Subsidiary of Borrower that owns such Borrowing Base Property.

“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto, including Borrower’s certified calculation of the Aggregate Commitment and the Available Commitment after giving effect to the Loan requested thereunder.

“Business Day” means

(a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

(b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate amount of all expenditures of the Borrower, Guarantor and their respective Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; provided, however, that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution or restoration of assets (A) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced, substituted or restored or (B) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, and (iii) the purchase of plant, property or equipment made within one year of the sale of any asset in replacement of such asset to the extent purchased with the proceeds of such sale and Capitalized Lease Liabilities paid in respect of such replaced asset.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital of such Person, including if such Person is a partnership or a limited liability company, partnership interests (whether general or limited) or membership interests, as applicable, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, as applicable, whether now outstanding or issued after the Closing Date.

“Capitalized Lease Liabilities” means all monetary obligations of Borrower, Guarantor or any of their respective Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the stated maturity thereof shall be determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit, and bankers’ acceptances of (i) any Lender, or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank, an “Approved Lender”), in each case with maturities of not more than one (1) year from the date of acquisition, (c) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one (1) year after the date of acquisition, and (d) investments in money market funds (x) substantially all the assets of which are comprised of securities of the types described in clauses (a) through (c) above or (y) which have a AAA rating.

“CERCLA” has the meaning specified in the definition of “Environmental Laws.”

“Change of Control” shall mean the occurrence of any of the following events: (a) Guarantor shall at any time and for any reason whatsoever cease to be the sole managing member of Borrower; (b) any merger or consolidation of the Guarantor or Borrower with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Guarantor, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any Person or group of Persons (within the meaning of Sections 13 or 14 of the Exchange Act), which was not before such transaction(s), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of the Capital Stock representing a majority of the total voting power of the aggregate outstanding securities of the transferee or surviving entity normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (c) any Person or group of Persons (within the meaning of Sections 13 or 14 of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) , which was not before such transaction(s), of the Capital Stock representing a majority of total voting power of the aggregate outstanding Capital Stock of the Guarantor normally entitled to vote in the election of directors of the Guarantor, (d) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Guarantor on the first day of such period (together with any new directors whose election by the board of directors of the Guarantor or whose nomination for election by the stockholders of the Guarantor was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Guarantor, or (e) the sale or disposition, whether directly or indirectly, by the Guarantor, Borrower and/or their respective Subsidiaries (whether pursuant to a single transaction or series of related transactions) of tangible assets representing more than 25% of the Borrower’s assets (determined as of the Closing Date).

“Closing Date” means the date hereof.

“Closing Date Certificate” means the Closing Date Certificate executed and delivered by the Borrower on the Closing Date, substantially in the form of Exhibit D hereto.

“Code” means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

“Collateral” means, collectively, all Pledge Agreement Collateral and all Guarantor Pledge Agreement Collateral, as required to be granted from time to time pursuant to the terms hereof.

“Commitment” means, as the context may require, a Lender’s Revolving Loan Commitment or Letter of Credit Commitment, or both.

“Commitment Amount” means, as the context may require, the Revolving Loan Commitment Amount, or the Letter of Credit Commitment Amount, or both.

“Commitment Termination Event” means

(a) the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower; or

(b) the occurrence and continuance of any other Event of Default and either

(i) the declaration of all of the Loans to be due and payable pursuant to Section 8.3, or

(ii) the giving of notice by the Administrative Agent, acting at the direction, or with the consent, of the Required Lenders, to the Borrower that the Commitments have been terminated pursuant to Section 8.3.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Financial Officer of the Borrower, substantially in the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower’s compliance with the financial covenants contained herein, including, without limitation, with respect to the Borrowing Base Properties, Adjusted Net Operating Income, and then Available Commitment.

“Confidential Information” has the meaning set forth in Section 10.11.

“Confidential Memorandum” means the February 2007 Confidential Information Memorandum prepared by the Arrangers relating to Strategic Hotel & Resorts, Inc and the Facility.

“Consolidated” or “consolidated” shall mean “consolidated” in accordance with GAAP.

“Consolidated Debt” shall mean, at any time, the sum of (without duplication) (i) all indebtedness (including principal, interest, fees and charges) of the Consolidated Group for borrowed money (including obligations evidenced by bonds, notes or similar instruments) and for the deferred purchase price of property or services (excluding ordinary payable and accrued expenses and deferred purchase price which is not yet a liquidated sum), (ii) the aggregate amount of all Capitalized Lease Liabilities of the Consolidated Group, (iii) all Indebtedness of the types described in clause (i) or (ii) of this definition of Persons other than members of the Consolidated Group secured by any Lien on any property owned by the Consolidated Group, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of such Indebtedness or, if not stated or if indeterminable, in an amount equal to the fair market value of the property to which such Lien relates, as determined in good faith by such Person), (iv) all Contingent Obligations of the Consolidated Group, (v) all Indebtedness of the Consolidated Group of the type described in clauses (ii) and (vii) of the definition of Indebtedness contained herein, and (vi) the Borrower’s Share of all such items described in the foregoing clauses (i) through (v) inclusive, with respect to Unconsolidated Subsidiaries; provided that for purposes of this definition, the amount of Indebtedness in respect of Hedging Agreements included pursuant to preceding clause (v) shall be at any time the Net Termination Value of all such Hedging Agreements, all as determined on a consolidated basis, in accordance with GAAP, and without duplication.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted by (x) adding thereto (i) to the extent actually deducted in determining said Consolidated Net Income, consolidated interest expense, minority interest and provision for taxes for such period (excluding, however, consolidated interest expense and taxes attributable to Unconsolidated Subsidiaries of the Guarantor and any of its Subsidiaries), (ii) the amount of all amortization of intangibles and depreciation that were deducted determining Consolidated Net Income for such period, and (iii) any non-recurring non-cash charges in such period to the extent that (A) such non-cash charges do not give rise to a liability that would be required to be reflected on the consolidated balance sheet of the Guarantor (and so long as no cash payments or cash expenses will be associated therewith (whether in the current period or for any future period)) and (B) same were deducted in determining Consolidated Net Income for such period, and (y)

subtracting therefrom, to the extent included in determining Consolidated Net Income for such period, the amount of non-recurring non-cash gains during such period; provided that Consolidated EBITDA shall be determined without giving effect to any extraordinary gains or losses (including any taxes attributable to any such extraordinary gains or losses) or gains or losses (including any taxes attributable to such gains or losses) from sales of assets other than from sales of inventory (excluding Real Property) in the ordinary course of business.

“Consolidated Group” shall mean, collectively, Borrower, Guarantor and their Subsidiaries, determined in accordance with GAAP.

“Consolidated Group Properties” shall mean those Properties owned or leased by a member of the Consolidated Group.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Consolidated Group for such period; provided that (without duplication of exclusions) (i) the net income of any member of the Consolidated Group (to the extent otherwise included in determining Consolidated Net Income) shall be excluded to the extent that the declaration or payment of dividends and distributions by such Person of net income is not permitted at the date of determination without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Person or its equityholders, as applicable, and (ii) except for determinations expressly required to be made on a pro forma basis, the net income (or loss) of any member of the Consolidated Group accrued prior to the date it becomes a member of the Consolidated Group, or the date that all or substantially all of the property or assets of such Person are acquired by a member of the Consolidated Group, shall be excluded from such determination.

“Consolidated Tangible Net Worth” shall mean, at any time, the tangible net worth of the Consolidated Group determined in accordance with GAAP, calculated based on (a) the shareholder book equity of Guarantor’s common Capital Stock, plus (b) accumulated depreciation and amortization of the Consolidated Group, plus (c) to the extent not included in clause (a), the amount properly attributable to the minority interests, if any, of Borrower in the common Capital Stock of other Persons, in each case determined without duplication and in accordance with GAAP.

“Construction Cost” shall mean, with respect to rehabilitations, renovations or construction of Properties in which work has begun but has not yet been substantially completed (substantial completion shall be deemed to mean not less than 90% completion, as such completion shall be evidenced by a certificate of occupancy or its equivalent or, in the case of condominium conversions the sale to buyers of portions of such Property), the aggregate, good faith estimated cost of construction of such improvements (including, where applicable, land acquisition costs).

“Contingent Obligation” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, with or without recourse, to provide funds for payment to, to purchase from, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of scheduled dividends or other distributions upon the shares of any other Person. The amount of any Person’s obligation under any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term “Contingent Obligation” shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business (b) guarantees made by a Person of the obligations of a Subsidiary of such Person that do not constitute Indebtedness of such Subsidiary and are incurred in the ordinary course of business of such Subsidiary, (c) any portion of the Commitment Amount which at any time is unused, and (d) any portion of an obligation which would otherwise be considered to be a Contingent Obligation if such portion is secured by cash or Cash Equivalents, but Contingent Obligations shall include the deferred purchase price of property or services which is not yet a liquidated sum. In addition, a guaranty of completion shall not be deemed to be Contingent Obligation unless and until a claim for payment has been made thereunder, at which time such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to such claim.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

“Credit Extension” means, as the context may require,

(a) the making of Loan by a Lender; or

(b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

“Credit Hedging Agreements” shall mean one or more Hedging Agreements entered into between or among Borrower and/or Guarantor, on the one hand, and another Person (other than Borrower, Guarantor or any Subsidiary of either), to the extent such other Person is a Lender (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) or any affiliate thereof, and their subsequent successors and assigns, on the other.

“DBTCA” is defined in the preamble.

“Deemed FF&E Reserves” shall mean, with respect to any Property, for any period, a deemed reserve funding for FF&E equal to four percent (4%) of Gross Hotel Revenues, for such Property for such period.

“Deemed Management Fees” shall mean, with respect to any Property, for any period, a deemed base management fee in an amount equal to the greater of the actual management fees payable in such period for such Property and three percent (3%) of Gross Hotel Revenues, for such Property for such period.

“Deemed Net Termination Value” shall mean the aggregate Net Termination Value of all Pari Pasu Hedging Agreements, marked-to-market as of the date of determination, but capped at a maximum amount of Ten Million Dollars ($10,000,000).

“Default” means any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Development Cost” means, with respect to any Development Property, the undepreciated “book value” of such Development Property.

“Development Property” means a Property being developed or redeveloped by the applicable Property Owner such that 50% or more of the units at such Property are under construction, development or redevelopment and not open for business to the general public, until such time as such Property (or the relevant portion thereof) has opened to the general public for a period of twelve calendar months.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent, provided that the consent of the Administrative Agent shall not be required to modify the Disclosure Schedule in a manner that causes the representations and warranties set forth herein to remain true and correct as long as the state of facts reflected in the modified Disclosure Schedule would not constitute a breach of the covenants set forth herein.

“Disposition” means the sale, conveyance or other disposition of any Consolidated Group Property, material business or other material property, interests or assets by the Borrower or any Subsidiary (including Capital Stock owned by, the Borrower or such Subsidiary, and in all cases whether now owned or hereafter acquired).

“Dividend” with respect to any Person shall mean that such Person has declared or paid a dividend or distribution or returned any equity capital to its stockholders, partners, members or other holders of its Capital Stock or authorized or made any other distribution, payment or delivery of property or cash to its holders of Capital Stock as such, or redeemed, retired, purchased, repurchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its Capital Stock outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Capital Stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the Capital Stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Capital Stock). Without limiting the foregoing, “dividends” with respect to any Person shall also include (i) all payments made (or required to be made in the applicable period) by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, in each case except to the extent (x) the same are paid in common stock of the Guarantor or (y) such payments reduced Consolidated EBITDA.

“Dollar” and the sign “$” mean lawful money of the United States.

“Domestic Office” means, relative to any Lender, the office of such Lender designated as such Lender’s “Domestic Office” below its name in Annex I hereto or as set forth in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of a Lender) within the United States as may be designated from time to time by notice from a Lender, as the case may be, to each other Person party hereto.

“Domestic Subsidiary” means a Subsidiary formed or organized under the laws of the United States or any state thereof.

“Eligible Assignee” means and includes Lender (and any Affiliate thereof), an Approved Fund, any commercial bank, any financial institution, any finance company, any fund that is regularly engaged in making, purchasing or investing in loans or any other Person that would satisfy the requirements of an “accredited investor” (as defined in SEC Regulation D, but excluding a natural person).

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower, Guarantor or any of their respective Subsidiaries (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means any and all present and future laws, statutes, ordinances, rules, regulations, requirements, restrictions, permits, orders, and determinations of any governmental authority that have the force and effect of law, pertaining to pollution (including Hazardous Materials), natural resources or the environment, whether federal, state, or local, including environmental response laws such as the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, and as the same may be further amended (hereinafter collectively called “CERCLA”).

“Environmental Occurrence” means any occurrence or event that would cause the representations set forth in Section 6.12 to become untrue in any material respect.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means any of the following if such event or occurrence could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the failure to make a required contribution to a Pension Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent; (d) the filing of a notice of intent to terminate a Pension Plan or a Multiemployer Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA, for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the occurrence of a reportable event described in Section 4043(c) of ERISA with respect to any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” is defined in Section 8.1.

“Excess Cash Collateral” is defined in Section 2.6.7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extended Maturity Date” is defined in Section 3.1(b).

“Extension Notice” is defined in Section 3.1(b).

“Extension Option” is defined in Section 3.1(b).

“Extension Term” is defined in Section 3.1(b).

“Facility” means the $415,000,000 revolving credit facility evidenced by this Agreement, as the same may be increased, amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

“Federal Funds Rate” means, for any day, a fluctuating interest rate equal to

(a) the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal Funds (Effective)”; or

(b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means those certain confidential letters, dated as of the date hereof between the Borrower, the Arrangers, the Lenders, and the Administrative Agent.

“FF&E” shall mean furniture, fixtures, and equipment.

“Fiscal Quarter” means any quarter of a Fiscal Year ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Fiscal Year End” is defined in Section 7.1.13.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” is defined in Section 1.4.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Gross Asset Value” shall mean, (1) for any Borrowing Base Property, its Appraised Value and (2) for any other Property: (a) for the eighteen (18) month period commencing on the Closing Date, the Appraised Value of such Property as set forth in the Initial Appraisals, (b) at any time after such eighteen month period for any Consolidated Group Property other than New Acquisitions and Development Properties, on a trailing twelve month basis ending on the date of determination, an amount equal to Net Operating Income attributable to such Property for such period, less the Deemed FF&E Reserves attributable to such Property for such period, less Deemed Management Fees attributable to such Property, divided by seven and one-half percent (7.5%) in the case of “luxury” or “upper-upscale” Properties, eight and one-half percent (8.5%) in the case of all other full service Properties, and ten percent (10%) in the case of limited service Properties, in each case as designated by Smith Travel Research (or a similar successor company designated by Administrative Agent); as of the Closing Date the Properties set forth on Schedule III are all either “luxury” or “upper-upscale”; (c) for each Consolidated Group Property that is a New Acquisition, an amount equal to the Acquisition Cost with respect thereto; (d) for each Consolidated Group Property that is a Development Property, an amount equal to the Development Cost of such Property; and (e) at any time and for any Property that is not a Consolidated Group Property, an amount equal to Borrower’s share, based on its Share of the Unconsolidated Subsidiary that is the Property Owner of such Property, of the Gross Asset Value that would have been attributable to such Property pursuant to clause (2)(a), (2)(b), (2)(c) or (2)(d) of this definition if such Property were a Consolidated Group Property; provided, however, that (A) the Gross Asset Value for the Hyatt New Orleans Property will be deemed to be (i) an amount equal the principal amount of the Mortgage Indebtedness encumbering such Property until such Property has re-opened to the public, (ii) for the first year after such Property has re-opened to the public, the appraised value of such Property as set forth in an Acceptable Appraisal satisfactory to the Administrative Agent, and (iii) thereafter as calculated in accordance with clause (2)(a) or (2)(b), as applicable, above; and (B) the Gross Asset Value of any Property that is subjected to a condominium regime or similar structure for the purpose of timeshare, condominium hotel, or fractional interest or similar development will be (i) for the portion of the Property to be retained by Borrower (or its Subsidiary) to be operated as a traditional hotel, as set forth in a new Acceptable Appraisal satisfactory to the Administrative Agent for the first year of operation and, thereafter, pursuant to clause (b) above, and (ii) for the portion of the Property to be held for sale, the undepreciated “book value” of such portion of the Property.

“Gross Hotel Revenues” shall mean, for all Properties, all revenues and receipts of every kind derived from operating such Properties, as the case may be, and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rentals or sales of rooms, stores, offices, meeting space, exhibit space, or sales space of every kind (including rentals from timeshare marketing and sales desks); license, lease, and concession fees and rentals (not including gross receipts of licensees, lessees, and concessionaires); net income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of such Properties); service charges, to the extent not distributed to the employees at such Properties as, or in lieu of, gratuities; interest which accrues on amounts deposited in any FF&E reserve account and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Hotel Revenues shall not include the following: gratuities to employees of such

Properties; federal, state, or municipal excise, sales, use, or similar taxes collected directly from tenants, patrons, or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds; or any proceeds from any sale of such Properties.

“Guarantor” shall mean Strategic Hotels and Resorts, Inc.

“Guarantor Pledge Agreement” is defined in Section 5.1.18.

“Guarantor Pledge Agreement Collateral” means all “Collateral” under, and as defined in, the Guarantor Pledge Agreement.

“Guaranty” is defined in Section 5.1.4.

“Hazardous Materials” means any substance that is defined or listed as a hazardous, toxic or dangerous substance under any present or future Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any present or future Environmental Law because of its hazardous, toxic, or dangerous properties, including (a) any substance that is a “hazardous substance” under CERCLA and (b) petroleum wastes or products.

“Hedging Agreements” shall mean any Interest Rate Protection Agreements and any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values or instruments to hedge and protect against fluctuations in the Guarantor’s, Borrower’s and/or their Subsidiaries cash flow and earnings from changes in financial markets, including, without limitation, any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and any and all transactions of any kind, and their related confirmations and schedules, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedging Counterparty Intercreditor Agreement” means an intercreditor agreement entered into pursuant to Section 9.2 hereof among the Administrative Agent on behalf of the Secured Creditors and one or more counterparties to a Hedging Agreement.

“herein,” “hereof,” “hereto,” “hereunder” and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

“Impermissible Qualification” means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

(a) which questions the status of the Borrower and its Subsidiaries, taken as a whole, as a “going concern”;

(b) which relates to the limited scope of examination of any material portion of the records of the Borrower and its Subsidiaries relevant to such financial statement; or

(c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

“Immaterial Subsidiary” means a Domestic Subsidiary that is formed but owns no assets and has not commenced any business or operations for so long as such Domestic Subsidiary owns no assets and has not commenced any business or operations.

“including” and “include” means including without limiting the generality of any description preceding such term.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (excluding accounts payable, current trade liabilities and accrued expenses arising in the ordinary course of business), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v) or (vi) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of such Indebtedness or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, as determined by such Person in good faith), (iv) all obligations for the payment of money relating to a Capitalized Lease Liability, (v) all Contingent Obligations of such Person and (vi) all obligations under any Hedging Agreement or under any similar type of agreement.

“Initial Appraisals” shall mean Acceptable Appraisals delivered to the Administrative Agent with respect to each of the Properties at or prior to the Closing Date.

“Initial Borrowing Base” shall mean those Borrowing Base Properties set forth on Schedule II.

“Initial Maturity Date” shall mean March 9, 2011 (i.e., the four-year anniversary date of the Closing Date).

“Insurance Policies” shall mean satisfactory evidence (including appropriate certificates or certified copies of policies) of insurance and reinsurance policies (whether individual or blanket).

“Interest Period” means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

(a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

(b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

(c) no Interest Period for any LIBO Rate Loan may end later than the Maturity Date; and

(d) no Interest Period may be elected at any time when an Event of Default is then in existence unless Lenders in their sole discretion otherwise agree.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investment” means, relative to any Person,

(a) any loan or advance made by such Person to any other Person;

(b) any Contingent Obligation of such Person incurred in connection with loans or advances described in clause (a) above;

(c) any ownership or similar interest held or acquired by such Person in any other Person and any capital contribution made by such Person in any other Person; and

(d) any other acquisition by such Person of any assets or properties of another Person outside the ordinary course of business of such first Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity, or distributions or dividends paid, thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair value of such property at the time of such Investment, as determined in good faith by the Borrower.

“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto, including Borrower’s certified calculation of the Aggregate Commitment and the Available Commitment after giving effect to the issuance of the Letter of Credit requested thereunder.

“Issuer” means DBTCA in its capacity as issuer of the Letters of Credit, together with each other Person as shall have subsequently been appointed as the successor Issuer in accordance with Section 9.10. At the request of Borrower, upon providing notice to Administrative Agent, another Lender with a Revolving Loan Commitment or an Affiliate of DBTCA may, with such other Lender’s or Affiliate’s (as applicable) consent, in its sole discretion, issue one or more Letters of Credit hereunder and shall be deemed to be the Issuer with respect to such Letter(s) of Credit.

“Joinder” means a Joinder duly executed by an Authorized Officer of any Subsidiary, substantially in the form of Exhibit H-2 hereto.

“Joint Venture” means a partnership, limited liability company, corporation or other entity held or owned, directly or indirectly, jointly by the Guarantor, Borrower or a Subsidiary of Borrower and one or more Persons which Persons are not Consolidated with Borrower (each, a “Joint Venture Partner”).

“Lender Assignment Agreement” means a lender assignment agreement substantially in the form of Exhibit F hereto.

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment or to purchase participating interests under Section 2.6.1 or (ii) a Lender having notified in writing any Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.1 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section.

“Lenders” is defined in the preamble and, in addition, shall include any Eligible Assignee that becomes a Lender pursuant to Section 10.9.1 and any Additional Revolving Loan Lenders.

“Letter of Credit” is defined in Section 2.1.2.

“Letter of Credit Collateral” is defined in Section 8.4(b).

“Letter of Credit Collateral Account” is defined in Section 8.4(a).

“Letter of Credit Commitment” means, with respect to the Issuer, the Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount equal to the lesser of (i) Seventy-Five Million Dollars ($75,000,000.00), as such amount may be permanently reduced from time to time pursuant to Section 2.2, and (ii) the Revolving Loan Commitment Amount on such date.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, plus the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“LIBO Office” means, relative to any Lender, the office of such Lender designated as such Lender’s “LIBO Office” below its name in Annex I hereto or as set forth in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

“LIBO Rate” means, with respect to each day during each Interest Period pertaining to a LIBO Rate Loan, the rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.

“LIBO Rate Loan” means a Revolving Loan bearing interest, at all times during an Interest Period applicable to such Revolving Loan, at a fixed rate of interest determined by reference to the LIBO Rate.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, lien (statutory or other), escrow or similar encumbrance of any kind, or any other type of similar preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Loan Documents” means, collectively, this Agreement, the Notes (if any), the Letters of Credit, the Security Documents, the Guaranty, the Subsidiary Guaranty, the Fee Letters, each Borrowing Request and each Issuance Request.

“Loan Pledge Agreement” means that certain Loan Pledge Agreement dated as of the date hereof, and as the same may be hereafter modified, supplemented or amended from time to time.

“Loan Pledge Collateral” means all “Collateral” under, and as defined in, the Loan Pledge Agreement.

“Loans” means a Revolving Loan or a Swingline Loan of any type.

“Mandatory Borrowing” is defined in Section 2.9(b).

“Material Adverse Effect” means a circumstance or condition that, either individually or in the aggregate has had, or could reasonably be expected to have, a material adverse effect on (i) the business, assets, operations, properties, or financial condition of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents taken as a whole, (iii) the ability of the Guarantor and the Subsidiary Guarantors, taken together as a whole, to perform their obligations under this Agreement and the other Loan Documents taken as a whole, (iv) the legality, validity or enforceability of the Loan Documents taken as a whole, or (v) the rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents.

“Material Agreements” shall mean any license, contract, joint venture, management, or other agreement, the loss of which could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” shall mean the Initial Maturity Date unless the Extension Option is properly exercised pursuant to Section 3.1, in which case “Maturity Date” shall mean the Extended Maturity Date.

“Mezzanine Indebtedness” means non-recourse Indebtedness secured by direct or indirect beneficial interests in the Capital Stock of a Property Owner or Operating Lessee and customary recourse guaranties provided in connection therewith.

“Monthly Payment Date” means the last day of each calendar month, or, if any such day is not a Business Day, the next succeeding Business Day.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Indebtedness” means Property-level non-recourse Indebtedness, where the borrower under such Indebtedness is a special purpose bankruptcy-remote entity and customary recourse guaranties provided in connection therewith.

“Multiemployer Plan” means a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, with respect to which the Borrower or any ERISA Affiliate may have any liability.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto with similar authority.

“Net Asset Value” shall mean the sum of (i) the Gross Asset Value of wholly-owned Properties less the then outstanding amount of Indebtedness with respect to such Properties and (ii) the Borrower’s Share of the amount described in clause (i) with respect to any Properties owned through Joint Ventures.

“Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Operating Income.

“Net Termination Value” shall mean at any time, with respect to all Hedging Agreements for which a Net Termination Value is being determined, the excess, if positive, of (i) the aggregate of the unrealized net loss position, if any, of the Guarantor, Borrower and/or their Subsidiaries under each such Hedging Agreement on a marked-to-market basis determined no more than one month prior to such time less (ii) the aggregate of the unrealized net gain position, if any, of the Guarantor, Borrower and/or their Subsidiaries under each such Hedging Agreement on a marked-to-market basis determined no more than one month prior to such time, with each marked-to market determination made pursuant to clauses (i) and (ii) above in connection with a determination of “Net Termination Value” to be made on the same date.

“New Acquisitions” shall mean a Property that has been owned or leased for fewer than twelve (12) full calendar months.

“Non-Defaulting Lender” means and includes each Lender other than a “Defaulting Lender.”

“Non-U.S. Lender” has the meaning specified in clause (e) of Section 4.6.

“Non-U.S. Participant” means a Participant that is not incorporated or organized in or under the laws of the United States or a state thereof.

“Note” means a Revolving Note.

“Obligations” means all monetary obligations (whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Borrower, Guarantor and each Subsidiary Guarantor to any Lender or the Issuer or the Administrative Agent arising under this Agreement, the Notes, the Letters of Credit and each other Loan Document.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Operating Expenses” shall mean, for any specified period and any Property, without duplication, all expenses actually paid or payable by or on behalf of Property Owner during such period in connection with the ownership or operation of the

Property, including costs (including labor) of providing services including rooms, food and beverage, telecommunications, garage and parking and other operating departments, as well as real estate and other business taxes, rental expenses, insurance premiums, utilities costs, administrative and general costs, repairs and maintenance costs, third-party franchise fees, other costs and expenses relating to the Property, legal expenses (incurred in connection with the ordinary course operation of the Property), determined, in each case on an accrual basis, in accordance with GAAP. “Operating Expenses” shall not include (i) depreciation or amortization or other noncash items, (ii) the principal of and interest on Indebtedness for borrowed money, (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Revolving Note, (v) distributions to the shareholders of the Property Owner or (vi) Capital Expenditures or management fees actually paid or payable by or on behalf of Property Owner during such period.

“Operating Income” shall mean for any specified period and any Property, all income received by Property Owner from any Person during such period in connection with the ownership or operation of the Property, determined on an accrual basis of accounting determined in accordance with GAAP, including the following:

(i) all amounts payable to Property Owner or to the applicable manager for the account of Property Owner by any Person as rent and/or hotel revenue;

(ii) all amounts payable to Property Owner pursuant to any reciprocal easement and/or operating agreements, covenants, conditions and restrictions, condominium documents and similar agreements affecting the Property and binding upon and/or benefiting Property Owner and other third parties, but specifically excluding any management agreement;

(iii) condemnation awards to the extent that such awards are compensation for lost rent allocable to such specified period;

(iv) business interruption and loss of “rental value” insurance proceeds (but allocating such proceeds to the period to which they relate); and

(v) all investment income with respect to any collateral accounts.

Notwithstanding the foregoing clauses (i) through (v), Operating Income shall not include (A) any insurance proceeds (other than of the types described in clauses (iii) and (iv) above), (B) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any part of the Property (other than of the types described in clause (i), (iii) and (v) above), (C) any repayments received from tenants of principal loaned or advanced to tenants by Property Owner, (D) any type of income that would otherwise be considered Operating Income pursuant to the provisions above but is paid directly by any tenant to a Person other than Property Owner or its agent and (E) any fees or other amounts payable by a tenant or another Person to Property Owner that are reimbursable to tenant or such other Person.

“Operating Lessee” means a Taxable REIT Subsidiary that is owned, directly or indirectly, wholly or through a Joint Venture, by the Borrower and that leases a Property.

“Organic Document” means, relative to Borrower, each Subsidiary and Guarantor or Joint Venture, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement and any certificate of designations or similar instrument relating to the rights of shareholder, including preferred shareholders, of such Person.

“Other Taxes” means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

“Pari-Pasu Hedging Agreement” means a Hedging Agreement (i) between a counterparty which is not a Lender or affiliate of a Lender (each, a “Pari-Pasu Hedging Counterparty”) and Borrower (or Guarantor), (ii) that has been pledged by Borrower (or Guarantor) as additional Collateral for the Facility, and (iii) with respect to which a Hedging Counterparty Intercreditor Agreement is in effect.

“Pari-Pasu Hedging Counterparty” has the meaning set forth in the definition of “Pari-Pasu Hedging Agreement”.

“Participant” is defined in Section 10.9.2.

“Patriot Act” has the meaning specified in Section 6.21.

“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA (other than a Multiemployer Plan) with respect to which the Borrower or any ERISA Affiliate may have any liability.

“Percentage” means, relative to any Lender, the applicable fraction, expressed as a percentage, relating to Revolving Loans and Letter of Credit Outstandings, the numerator of which shall be such Lender’s Commitment and the denominator of which shall be the Commitment Amount, as such percentage may be adjusted from time to time.

“Permitted Borrowing Base Debt” means, with respect to any Borrowing Base Property or Borrowing Base Property Owner: (a) trade payables incurred in the ordinary course of such Borrowing Base Property Owner’s business, not secured by Liens on the Property or the Capital Stock of a Borrowing Base Property Owner, not exceeding one percent (1%) of the Appraised Value of such Borrowing Base Property at any one time outstanding, payable by or on behalf of the Borrowing Base Property Owner for or in respect of the operation of the Borrowing Base Property in the ordinary course of operating such Borrowing Base Property Owner’s business, provided that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred (except in the case of a bona fide dispute being diligently contested in good faith and for which adequate reserves have been set aside, (b) purchase money indebtedness, capital lease obligations or other indebtedness for FF&E incurred in the ordinary course of business (but, in either case, not with respect to Property acquisitions or in any event recourse to Borrower or Guarantor) in the aggregate not exceeding three percent (3%) of the Appraised Value of such Borrowing Base Property, including, for the avoidance of doubt, the Ritz Carlton FF&E Facility, at any one time outstanding with respect to such Borrowing Base Property, (c) the Borrowing Base Intercompany Indebtedness, (d) indebtedness under this Agreement, and (e) obligations due and payable by Borrower pursuant to a permitted Material Agreement or any other agreement approved by Lender and not secured by Liens on such Borrowing Base Property or Borrowing Base Property Owner’s Capital Stock, each in the ordinary course of operating such Borrowing Base Property.

“Permitted Borrowing Base Liens” means, with respect to a Borrowing Base Property or Borrowing Base Property Owner:

(a) Liens for taxes, assessments or governmental charges or levies on such Borrowing Base Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the Borrower or such Borrowing Base Property Owner;

(b) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the books of the Borrower or such Borrowing Base Property Owner;

(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory and regulatory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety bonds or performance or return-of-money bonds;

(d) Liens securing permitted indebtedness of the type described in clause (b) of the definition of Permitted Borrowing Base Debt so long as such Lien is only in respect of the specific property relating to such obligation;

(e) Liens securing Borrowing Base Intercompany Indebtedness;

(f) Easements, rights-of-way, municipal and zoning ordinances or similar restrictions, minor defects or irregularities in title and other similar charges or encumbrances against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material and adverse way affect the marketability of the Borrowing Base Property or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(g) Liens arising solely by virtue of any statutory or common law provision relating to banks’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a cash collateral account; and

(h) Leases for space entered into in the ordinary course of business affecting any Property (to tenants as tenants only, without purchase rights or options)

“Permitted Construction Indebtedness” means Indebtedness for Construction Costs secured by, a Property and/or the Capital Stock of a Property Owner (including customary recourse guaranties provided in connection therewith), where the borrower under such Indebtedness is a special purpose bankruptcy-remote entity, which does not provide for or require any pre-event of default cash flow sweeps or cash traps, whether resulting from low debt service coverage or otherwise, and the maximum principal amount of which does not exceed seventy-five percent (75%) of the Construction Costs of such Property.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making or is obligated to make contributions and includes any Pension Plan.

“Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, and as the same may be hereafter modified, supplemented or amended from time to time.

“Pledge Agreement Collateral” means all “Collateral” under, and as defined in, the Pledge Agreement.

“Pro Forma Borrowing Base Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Net Operating Income allocable to the Borrowing Base Properties for the immediately preceding trailing twelve month period, adjusted on a pro forma basis for Borrowing Base Property acquisitions and dispositions consummated during the period of determination, to (b) Pro Forma Interest Expense.

“Pro Forma Interest Expense “ means, as of any date of determination, the interest expense that would be payable under the Facility for a twelve month period, assuming an interest rate equal to the sum of the LIBO Rate plus the Applicable Margin, each as of such date of determination and an outstanding principal balance equal to the Aggregate Outstanding Balance as of such date of determination, after giving effect to the requested Borrowing/Letter of Credit.

“Projections” is defined in Section 5.1.12(a).

“Properties” shall mean hotels and resorts owned or leased by Guarantor, Borrower or any of its Subsidiaries or its Unconsolidated Subsidiaries. Schedule III contains a list of the Properties as of the Closing Date.

“Property Owner” means a Person that owns a Property.

“Qualified Ground Lease” means a ground lease that (x) has a remaining term of at least thirty (30) years (including, for this purpose, any renewal option exercisable at the sole option of the ground lessee with no veto or approval rights by the ground lessor or any lender to such ground lessor) and (y) can be mortgaged without the consent of the ground lessor and (z) contains customary leasehold mortgagee protection rights (including, without limitation, the right to receive notice of any ground lease default, the right to cure any such default and the right to a new ground lease in favor of the leasehold mortgagee or its designee in the event that the ground lease should terminate on account of a default thereunder or for any other reason).

“Quarterly Payment Date” means the last day of each March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Real Estate” means all land, buildings and improvements owned or leased by the Borrower or any of its Subsidiaries, but excluding all operating fixtures and equipment, whether or not incorporated into improvements.

“Recourse Indebtedness” means Indebtedness with respect to which the right of recovery of the obligee is not limited to recourse against (a) collateral, if any, securing such Indebtedness or (b) if the Indebtedness is incurred by a Restricted Subsidiary that is a special/single purpose entity, recourse is limited to the special/single purpose entities that are the obligor(s) with respect to such Indebtedness.

“Register” is defined in Section 10.9.1(c).

“Reimbursement Obligations” is defined in Section 2.6.3.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Replaced Lender” is defined in Section 4.4.

“Replacement Lender” is defined in Section 4.4.

“Required Lenders” means, at any time, Non-Defaulting Lenders having or holding at least fifty percent (50%) of the sum (without duplication) of the aggregate outstanding principal amount of the Revolving Loans, the aggregate amount of the Letter of Credit Outstandings and the unfunded amount of the Revolving Loan Commitment Amount, in each case, taken as a whole, of the Non-Defaulting Lenders, but in no event fewer than three (3) Lenders.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or legally binding upon the Person or any of its property or to which the Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, its chief executive officer, its president or any vice president, managing director, chief financial officer, treasurer, controller or other officer thereof having substantially the same authority and responsibility.

“Restricted Subsidiary” means a Domestic Subsidiary that is prohibited, whether (i) contractually by the terms of Indebtedness encumbering the related Property, (ii) by the Organic Documents of such Subsidiary if such Subsidiary is not wholly-owned (directly or indirectly) by Borrower (unless such Subsidiary will realize benefits from this Facility as a result of the contribution or loan by Borrower of proceeds of Loans to such Subsidiary) or (iii) by law, (to be determined, in each case, in the discretion of the Administrative Agent unless the Borrower delivers (x) a legal opinion that such Subsidiary is so restricted and (y) an officer’s certificate to the effect that such restriction was not entered into to circumvent or otherwise avoid the requirements of Section 7.1.9), from (A) becoming a Subsidiary Guarantor, in the case of a Subsidiary that would otherwise become a Subsidiary Guarantor, or (B) pledging its interests in the Capital Stock of another Subsidiary, in the case of a Subsidiary that is not restricted from becoming a Subsidiary Guarantor but is restricted from pledging such interests, or (C) having its Capital Stock pledged by Borrower or another Subsidiary pursuant to the provisions hereof and of the Pledge Agreement, in the case of a Subsidiary the Capital Stock of which would otherwise be pledged by a Subsidiary Guarantor pursuant to the Pledge Agreement. In no circumstance may a Borrowing Base Property Owner be deemed a Restricted Subsidiary.

“Revolving Loan Commitment” shall mean, for each Lender, the commitment by such Lender to make Revolving Loans pursuant to Section 2.1 as set forth on Annex I attached hereto.

“Revolving Loan Commitment Amount” means $415,000,000, as such amount may be (x) reduced from time to time pursuant to Section 2.2 and (y) increased from time to time pursuant to Section 2.8.

“Revolving Loan Commitment Termination Date” means the earliest of

(a) the Maturity Date;

(b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

“Revolving Loan Commitments” means, relative to any Lender, such Lender’s obligation (if any) to make Revolving Loans pursuant to Section 2.1.1.

“Revolving Loans” is defined in Section 2.1.1.

“Revolving Note” means a promissory note, if any, executed by the Borrower and payable to any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Ritz Carlton FF&E Facility” means the Ritz Carlton FF&E facility described on Schedule VI.

“S&P” means Standard & Poor’s Rating Services.

“SEC” means the Securities and Exchange Commission.

“Secured Creditors” means and includes each of the Administrative Agent, the Issuer, the Lenders, each Person (other than Borrower, Guarantor or any Subsidiary of either) party to a Credit Hedging Agreement, to the extent such party is a Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), and their subsequent assigns.

“Security Documents” shall mean: (i) the Guarantor Pledge Agreement; (ii) the Pledge Agreement (including any supplements or Joinders thereto); (iii) the Loan Pledge Agreement (including any supplements or Joinders thereto), (iv) an omnibus assignment of Material Agreements of the Borrower and Guarantor, (v) intentionally omitted; (vi) financing statements to be filed with the appropriate state and/or county offices for the perfection of a security interest in any of the Collateral or any other collateral or security for the Obligations; (vii) all other agreements, documents, and instruments evidencing, securing, or pertaining to the Obligations or any part thereof, as shall from time to time be executed and delivered by Borrower, Guarantor, or any other

Person in favor of any Secured Creditor; and (viii) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

“Share” shall mean, for any Person, such Person’s share of the assets, liabilities, revenues, income, losses, or expenses of a Subsidiary or an Unconsolidated Subsidiary based upon such Person’s percentage ownership of such Subsidiary or Unconsolidated Subsidiary.

“Share Repurchase” is defined in Section 7.2.6(b).

“Specified Default” means any Default under Section 8.1.1 or 8.1.9.

“Stated Amount” of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof, as such amount may be amended from time to time.

“Stated Expiry Date” is defined in Section 2.6.

“Stop Issue Notice” shall mean a notice received by Issuer from the Administrative Agent, whether on its own initiative or at the direction of the Required Lenders, that one or more of the conditions specified in Article V are not then satisfied, or that the issuance of a Letter of Credit would violate Section 2.1.4.

“Subsidiary” shall mean, for any Person, any other Person in whom such first Person or a Subsidiary of such Person holds Capital Stock and whose financial results would be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person.

“Subsidiary Guarantor” means each Domestic Subsidiary of Borrower that is, or becomes, party to the Subsidiary Guaranty, on a joint and several basis.

“Subsidiary Guaranty” is defined in Section 5.1.4.

“Swingline Borrowing” means a Borrowing under Section 2.9 hereof.

“Swingline Commitment” has the meaning set forth in Section 2.9(a).

“Swingline Lender” means the Administrative Agent and any other Lender designated by the Borrower from among those Lenders identified by the Administrative Agent as permissible Swingline Lenders.

“Swingline Loan” means a loan made by the Swingline Lender pursuant to Section 2.9.

“Taxable REIT Subsidiary” means a Subsidiary that has elected to be treated as a “taxable REIT subsidiary under Section 856(l)(1) of the Code.

“Taxes” means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, respectively, taxes imposed on any Lender or the Administrative Agent as a result of a present or former connection between such Lender or the Administrative Agent and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Lender or the Administrative Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement).

“Telerate Page 3750” means the display designated as “Page 3750” on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association interest settlement rates for Dollar deposits).

“Test Period” means, for any determination under this Agreement at any time, the four consecutive Fiscal Quarters then last ended (in each case taken as one accounting period).

“Title Searches” shall mean title commitments and/or searches from each recording district in which a Borrowing Base Property is located evidencing no Liens other than Permitted Borrowing Base Liens with respect to each Borrowing Base Property.

“Total Fixed Charge Coverage Ratio” means, as of the close of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters, of (a) Consolidated EBITDA for such period to (b) the sum, on a consolidated basis, of (i) Total Interest Expense for such period, plus (ii) the scheduled principal amount of all amortization payments (but not final balloon payments at maturity) for such period on all Indebtedness of the Consolidated Group; plus (iii) distributions on preferred partnership units payable by the Borrower for such period and distributions made by the Borrower in such period for the purpose of paying Dividends on preferred shares in Guarantor; plus (iv) an amount equal to the aggregate Deemed FF&E Reserves for the Consolidated Group Properties for such period; plus (v) amounts paid by or on behalf of the Consolidated Group into cash reserves as required pursuant to the terms of other Indebtedness.

“Total Interest Expense” means the aggregate cash interest expense of the Consolidated Group for such period, as determined in accordance with GAAP, including capitalized interest and the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (i) deferred financing costs, (ii) other non-cash interest expense and (iii) any capitalized interest relating to construction financing for a Property to the extent an interest reserve or a loan “holdback” is maintained in respect of such capitalized interest pursuant to the terms of such financing as reasonably approved by the Administrative Agent.

“Total Leverage Ratio” shall mean, at any time, the ratio of: (a) Consolidated Debt to (b) aggregate Gross Asset Value in respect of all of the Properties.

“Transaction” means the entering into of this Agreement and the other Loan Documents on the Closing Date and the incurrence of Loans, if any, hereunder on the Closing Date.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

“U.C.C.” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“UCC Searches” shall mean central and local current financing statement searches from the State of Delaware and each state in which a Property is located, and such other jurisdictions as Administrative Agent may request, covering Guarantor, Borrower, and each of its Subsidiaries, together with copies of all financing statements listed in such searches.

“Unconsolidated Subsidiary” shall mean, for any Person, any other Person in whom such first Person holds Capital Stock and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person.

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Unsecured Indebtedness” means Recourse Indebtedness that is not secured by a Lien.

“U.S. Lender “ is defined in Section 4.6(d).

“wholly-owned” means, with respect to any direct or indirect Subsidiary, any Subsidiary all of the outstanding Capital Stock of which is owned directly or indirectly by the Borrower.

Section 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document, the Disclosure Schedule, or any Borrowing Request, Issuance Request, Closing Date Certificate, Compliance Certificate, solvency certificate, Lender Assignment Agreement, notice or other communications delivered from time to time in connection with this Agreement or any other Loan Document.

Section 1.3 Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

Section 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document or solvency certificate, shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with, those generally accepted accounting principles (“GAAP”) applied in the preparation of the financial statements referred to in Section 5.1.5; provided, however, that at any time the computations determining compliance with Section 7.2 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders pursuant to Section 7.1.1, such financial statements shall be accompanied by reconciliation work-sheets. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Guarantor, Borrower and its Subsidiaries, in each case without duplication.

ARTICLE II

REVOLVING LOAN COMMITMENT AND

BORROWING PROCEDURES, NOTES

Section 2.1 Commitments. On the terms and subject to the conditions of this Agreement (including Section 2.1.3, Section 2.1.4 and Article V), the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

Section 2.1.1 Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Lender severally agrees through the Administrative Agent to make loans (relative to such Lender, its “Revolving Loans”) to the Borrower equal to such Lender’s Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by the Borrower to be made on such day, provided that the making of any such Revolving Loan shall not: (a) cause the then-current Aggregate Outstanding Balance to exceed the then-current Aggregate Commitment; or (b) cause the then-current Aggregate Outstanding Balance to exceed the then-current Available Commitment.

The commitment of each such Lender described in this Section 2.1.1 (as the same may be increased pursuant to Section 2.8) is herein referred to as its “Revolving Loan Commitment.” On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

Section 2.1.2 Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Closing Date but prior to the tenth (10th) Business Day prior to the Revolving Loan Commitment Termination Date, the Issuer will:

(a) issue one or more standby letters of credit in the form customarily used by the Issuer or in such other form as requested by Borrower and approved by the Issuer (each, a “Letter of Credit”) for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

(b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the last Business Day prior to the Maturity Date and (y) one year from the date of the then current Stated Expiry Date, provided that the Issuer shall be under no obligation to issue any Letter of Credit, or extend a Stated Expiry Date, if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any requirement of law applicable to such Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date hereof and which such Issuer reasonably and in good faith deems material to it; or

(ii) such Issuer shall have received a Stop Issue Notice from the Administrative Agent prior to the issuance of such Letter of Credit.

Each Letter of Credit shall be issued in Dollars and on a sight basis only.

Section 2.1.3 Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and all Letter of Credit Outstandings with respect to such Lender would exceed the then existing Revolving Loan Commitment of such Lender, including such Lender’s Percentage of the aggregate amount of all Letter of Credit Outstandings and outstanding Swingline Loans.

Section 2.1.4 Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed any of (A) the Revolving Loan Commitment Amount, (B) the then-current Aggregate Commitment, or (C) the then-current Available Commitment; or if a Lender Default known to the Issuer exists, unless the Issuer has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Issuer’s risk with respect to the participation in Letter of Credit Outstandings by each Defaulting Lender, including cash collateralizing such Defaulting Lender’s Percentage of Letter of Credit Outstandings in respect thereof.

Section 2.1.5 Swingline Lender Not Permitted or Required to Make Swingline Loans. The Swingline Lender shall not be permitted or required to make any Swingline Loan if, after giving effect thereto, (i) the aggregate amount of all outstanding Swingline Loans would exceed the Swingline Commitment or (ii) the sum of the aggregate amount of all outstanding Swingline Loans, plus Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed any of (A) the Revolving Loan Commitment Amount, (B) the then-current Aggregate Commitment, or (C) the then-current Available Commitment; or if a Lender Default known to the Issuer exists, unless the Swingline Lender has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate the Swingline Lender’s risk with respect to the participation in Swingline Loans by each Defaulting Lender, including cash collateralizing such Defaulting Lender’s Percentage of Swingline Loans in respect thereof.

Section 2.2 Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

Section 2.2.1 Optional. The Borrower may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrower; provided, however, that (a) all such reductions shall require at least three (3) Business Day’s prior written notice to the Administrative Agent and shall be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 in excess thereof and (b) in no event shall the Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Issuer.

Section 2.2.2 Mandatory. The Commitment Amount shall be reduced to zero on the Revolving Loan Commitment Termination Date.

Section 2.3 Borrowing Procedures. Revolving Loans shall be made by the Lenders in accordance with Section 2.3.1.

Section 2.3.1 Revolving Loans. By delivering a Borrowing Request to the Administrative Agent on or before 1:00 p.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (1) Business Day’s notice in the case of Base Rate Loans or three (3) Business Days’ notice in the case of LIBO Rate Loans, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $3,000,000 and an integral multiple of $500,000 in excess thereof, in the case of Base Rate Loans, in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess thereof or, in either case, in the unused amount of the Revolving Loan Commitment, and in any case in not to exceed the Available Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Revolving Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon, New York City time, on such Business Day, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. Unless Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date of Borrowing, and Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender and Administrative Agent has made available same to Borrower, then Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, then Administrative Agent shall promptly notify Borrower, and Borrower shall, within five (5) Business Days, pay such corresponding amount to Administrative Agent. Administrative Agent shall also be entitled to recover from such Lender or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Administrative Agent to Borrower to the date such corresponding amount is recovered by Administrative Agent, at a rate per annum equal to the then applicable rate of interest, calculated in accordance with Section 3.2, for the respective Loans. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan. At any time that an Event of Default has occurred and is continuing, Borrower shall not be entitled to elect or request LIBO Rate Loans.

Section 2.3.2 Telephonic Notice. Without in any way limiting the obligation of Borrower to confirm in writing any telephonic notice permitted to be given hereunder, Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by Administrative Agent in good faith to be from an Authorized Officer of Borrower entitled to give telephonic notices under this Agreement on behalf of Borrower. In each such case, Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error and Borrower hereby waives the right to dispute such record.

Section 2.4 Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 1:00 p.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one (1) Business Days’ notice in the case of any Revolving Loans that are to be continued as, or converted into Base Rate Loans, or three (3) Business Days’ notice in the case of any Revolving Loans that are to be continued as, or converted into, LIBO Rate Loans, that all, or any portion in an aggregate minimum amount of $3,000,000 and in integral multiples of $500,000 in excess thereof, in the case of any Revolving Loans that are to be continued as, or converted into, LIBO Rate Loans, or an aggregate minimum amount of $3,000,000 and an integral multiple of $500,000 in excess thereof, in the case of any Revolving Loans that are to be continued as, or converted into, Base Rate Loans, be, in the case of Base Rate Loans, converted into LIBO Rate Loans or continued as Base Rate Loans, or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically be continued as a LIBO Rate Loan having an Interest Period of one (1) month); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Revolving Loans of all Lenders, and (y) if any Event of Default is in existence at the applicable time of any proposed continuation of, or conversion into, any LIBO Rate Loans, the Borrower may not elect to have a Revolving Loan converted into or continued as a LIBO Rate Loan and any outstanding LIBO Rate Loans shall be automatically converted on the last day of the current Interest Period applicable thereto into Base Rate Loans. Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

Section 2.5 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that in no event shall the Borrower be obligated to pay to Lender any amounts pursuant to Section 4.1, 4.2, 4.3, 4.5 or 4.6 that would not have arisen but for such Lender’s election pursuant to the first sentence of this Section (it being acknowledged and agreed that any change in lending office or other action taken by Lender in accordance with Section 4.7 shall not be considered to be an “election” by such Lender under this Section).

Section 2.6 Issuance Procedures. By delivering to the Administrative Agent and the Issuer an Issuance Request (including by way of facsimile) on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three (3) nor more than ten (10) Business Days’ notice, in the case of an initial issuance of a Letter of Credit for the account of the Borrower, that the Issuer issue an irrevocable Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer. Any standby Letter of Credit theretofore issued which contains an “evergreen” or similar automatic extension feature shall, unless the Borrower shall have notified the Issuer in writing not less than thirty (30) days’ (or such shorter period as may be acceptable to the Issuer in its sole discretion or such longer period as may be required by the beneficiary of such Letter of Credit) prior to the date that such standby Letter of Credit is scheduled to be automatically extended that the Borrower desires that such standby Letter of Credit not be so extended, be automatically extended in accordance with the terms thereof subject to the Issuer’s right not to so extend if the conditions precedent to the issuance of such a Letter of Credit would not be satisfied. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) the last Business Day prior to the Maturity Date and (ii) one (1) year from the date of its issuance.

Section 2.6.1 Other Lenders’ Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Revolving Loans, a participation interest in such Letter of Credit (including the Contingent Obligation and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one (1) Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.4.3 with respect to each Letter of Credit (other than the issuance and processing fees and other charges payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.4.3) and of interest payable pursuant to Section 3.4 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

Section 2.6.2 Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). The Administrative Agent shall apply all funds then on deposit with the Administrative Agent pursuant to Section 3.2.1(b)(B), Section 8.2, Section 8.3 or Section 8.4 for the purpose of cash collateralizing the Letter of Credit Outstandings to reimburse the Issuer for any such Disbursement provided such cash collateral, after giving effect to such disbursement would not otherwise be required to be re-deposited under any such Section. Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 1:00 p.m., New York City time, on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit to the extent that the amounts on deposit with the Administrative Agent are insufficient to satisfy such disbursement, together with interest thereon at a rate per annum equal to the Alternate

Base Rate then in effect for Base Rate Loans (with the Applicable Margin for Revolving Loans maintained as Base Rate Loans accruing on such amount) pursuant to Section 3.3 for the period from the Disbursement Date through the date of such reimbursement. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Administrative Agent and the Issuer prior to 1:00 P.M. (New York City time) on the Business Day immediately preceding the date of such drawing that the Borrower intends to reimburse the Issuer for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.3 to the Administrative Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing less amounts, if any, applied, or required to be applied, to reimburse the Issuer pursuant to the second sentence of this Section 2.6.2. Each Lender (other than the Issuer) shall, in accordance with Section 2.3.1, make available its pro rata share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuer for the amount of such draw. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the Lender as set forth herein upon each Disbursement of a Letter of Credit.

Section 2.6.3 Reimbursement Obligations. The obligation (a “Reimbursement Obligation”) of the Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse the Issuer, each Lender’s obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer’s good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall preclude the right of such Lender to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct (as determined by a court of competent jurisdiction on the part of the Issuer in a final and non-appealable decision); provided, further, that, in any event, the Borrower may have a claim against the Issuer, and the Issuer may be liable to the extent (but only to the extent) of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were caused by the Issuer’s willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable decision or the Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a demand for payment strictly complying with the terms and conditions of such Letter of Credit.

Section 2.6.4 Intentionally Omitted.

Section 2.6.5 Nature of Reimbursement Obligations. The Borrower and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision)) shall not be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

(e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each Lender, and shall not put the Issuer under any resulting liability to the Borrower or any Lender, as the case may be.

Section 2.6.6 Certain Notifications Regarding Letters of Credit. Promptly after the issuance of, or any modification or amendment to, any standby Letter of Credit, the Issuer shall notify the Borrower and the Administrative Agent in writing of such issuance, modification or amendment. Promptly after receipt of such notice, the Administrative Agent shall notify the Lenders in writing of such issuance, modification or amendment. On the first Business Day of each week, the Issuer shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of Letters of Credit issued by the Issuer for the immediately preceding week.

Section 2.6.7 Excess Cash Collateral. Subject to Section 8.4, unless a Default or an Event of Default has occurred and is continuing, if the amount on deposit with the Administrative Agent designated for, or intended to be used for, the purpose of cash collateralizing the Letter of Credit Outstandings is in excess of the Letter of Credit Outstandings at such time and would not otherwise be required to be deposited under Section 3.2.1(b)(B), Section 8.2, Section 8.3, or Section 8.4 (the amount of any such excess is referred to herein as the “Excess Cash Collateral”), the Administrative Agent shall promptly return to the Borrower the Excess Cash Collateral.

Section 2.7 Loan Accounts and Revolving Notes. All Loans under this Agreement shall be made by Lenders pro rata on the basis of their respective Revolving Loan Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder or any other breach by any other Lender of this Agreement and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

(a) The Loans made by each Lender and the Letters of Credit issued by the Issuer shall be evidenced by one or more loan accounts or records maintained by such Lender or the Issuer, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent, the Issuer and each Lender shall be conclusive absent clearly demonstrable error of the amount of the Loans made by the Lenders to, and the Letters of Credit issued by the Issuer for the account of, the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and the Reimbursement Obligations.

(b) Upon the request of any Lender made through the Administrative Agent, the Loans made by such Lender may be evidenced by (and the Borrowers agree to issue) one or more Revolving Notes, instead of or in addition to loan accounts. Each such Lender is irrevocably authorized by the Borrower to endorse on the Revolving Note(s) the date, amount and maturity of each Loan made, continued or converted by it and the amount of each payment of principal made by the Borrower with respect thereto. Each such Lender’s record shall be conclusive absent clearly demonstrable error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrower hereunder or under any such Revolving Note to such Lender. The reasonable costs and expenses incurred in connection with the issuance of each Note shall be for the account of the Borrower.

Section 2.8 Additional Revolving Loan Commitments.

(a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall have the right after the Closing Date and on or prior to 180 days prior to the Maturity Date, and upon at least five (5) Business Days prior written notice to the Administrative Agent (which shall promptly notify each of the Lenders), to request that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Additional Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Additional Revolving Loan Commitment as a result of any such request by the Borrower, (ii) until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Additional Revolving Loan Commitment and executed and delivered to the Administrative Agent an Additional Revolving Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.8 , and (y) such Additional Revolving Loan Commitment Agreement has become effective, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment as in effect prior to giving effect to such Additional Revolving Loan Commitment provided pursuant to this Section 2.8, (iii) any Lender (or, in the circumstances contemplated by clause (vi) below, any other Person which will qualify as an Eligible Assignee) may so provide an Additional Revolving Loan Commitment without the consent of any other Lender, (iv) each provision of Additional Revolving Loan Commitments on a given date pursuant to this Section 2.8 shall be in a minimum aggregate amount (for all Lenders (including, in the circumstances contemplated by clause (vi) below, Eligible Assignees who will become Lenders)) of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (v) the aggregate amount of all Additional Revolving Loan Commitments permitted to be provided pursuant to this Section 2.8 shall not cause the Aggregate Commitment to exceed Five Hundred Million Dollars ($500,000,000), (vi) if after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Additional Revolving Loan Commitments pursuant to this Section 2.8, the Borrower has not received Additional Revolving Loan Commitments in an aggregate amount equal to that amount of the Additional Revolving Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided below) then the Borrower may request Additional Revolving Loan Commitments from Persons reasonably acceptable to the Administrative Agent and the Issuer which would qualify as Eligible Assignees hereunder in an aggregate amount equal to such deficiency on terms which are no more favorable to such Eligible Assignee in any respect than the terms offered to the Lenders, provided that any such Additional Revolving Loan Commitments provided by any such Eligible Assignee which is not already a Lender shall be in a minimum amount (for such Eligible Assignee) of at least $5,000,000.

(b) In connection with the Additional Revolving Loan Commitments to be provided pursuant to this Section 2.8, (i) the Borrower, the Administrative Agent and each such Lender or other Eligible Assignee (each, an “Additional Revolving Loan Lender”) which agrees to provide an Additional Revolving Loan Commitment shall execute and deliver to the Administrative Agent an Additional Revolving Loan Commitment Agreement substantially in the form of Exhibit J (appropriately completed), with the effectiveness of such Additional Revolving Loan Lender’s Additional Revolving Loan Commitment to occur upon delivery of such Additional Revolving Loan Commitment Agreement to the Administrative Agent, the payment of up-front, commitment or other fees required in connection therewith (including, without limitation, any fees owing to the Administrative Agent) and the satisfaction of the other conditions in this Section 2.8(b) to the reasonable satisfaction of the Administrative Agent, (ii) the Additional Loan Commitment Requirements and any other conditions precedent agreed to by the Borrower that may be set forth in the respective Additional Revolving Loan Commitment Agreement shall have been satisfied, and (iii) if requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Closing Date pursuant to Section 5.1.11 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Additional Revolving Loan Commitment Agreement, and at such time (i) the Revolving Loan Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Additional Revolving Loan Commitments, (ii) Annex I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Additional Revolving Loan Lender, Revolving Notes will be issued at the Borrower’s expense, to such Additional Revolving Loan Lender, to be in conformity with the requirements of Section 2.7 (with appropriate modification) to the extent needed to reflect the Additional Revolving Loan Commitment made by such Additional Revolving Loan Lender.

(c) In connection with any provision of Additional Revolving Loan Commitments pursuant to this Section 2.8, the Lenders and the Borrower hereby agree that, notwithstanding anything to the contrary contained in this Agreement, (i) the Borrower shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Loans and incur additional Revolving Loans or (y) take such other actions as may be reasonably required by the Administrative Agent (including by requiring new Revolving Loans to be incurred and added to then outstanding Borrowings of the respective such Loans, even though as a result thereof such new Loans may have a shorter Interest Period than the then outstanding Borrowings of the respective such Loans), in each case to the extent necessary so that all of the Additional Revolving Loan Lenders effectively participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their Percentages (determined after giving effect to any increase in the Revolving Loan Commitment pursuant to this Section 2.8), (ii) the Borrower shall pay to the respective Lenders any costs of the type referred to in Section 4.5 in connection with any repayment and/or Borrowing required pursuant to preceding clause (i), and (iii) to the extent Revolving Loans are to be so incurred or added to the then outstanding Borrowings of the respective Loans which are maintained as LIBO Rate Loans, the Lenders that have made such Loans shall be entitled to receive from the Borrower such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the various Revolving Loans during an existing Interest Period (rather than at the beginning of the respective Interest Period, based upon rates then applicable thereto). All determinations by any Lender pursuant to clauses (ii) and (iii) above shall, absent manifest error, be final and conclusive and binding on all parties hereto.

Section 2.9 Swingline Loan Subfacility.

(a) Swingline Commitment.

Subject to the terms and conditions of this Section 2.9, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) from time to time prior to the Revolving Loan Commitment Termination Date; provided, however, that the aggregate amount of Swingline Loans outstanding at any time shall not exceed the lesser of (i) Fifty Million Dollars ($50,000,000), and (ii) the Revolving Credit Loan Commitment Amount (the “Swingline Commitment”). Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Loans may be reborrowed.

(b) Swingline Borrowings.

(i) Notice of Borrowing. With respect to any Swingline Borrowing, the Borrower shall give the Swingline Lender and the Administrative Agent notice in writing which shall be received by the Swingline Lender and Administrative Agent not later than 12:00 noon (New York City time) on the proposed date of such Swingline Borrowing (and confirmed by telephone by such time), specifying (A) that a Swingline Borrowing is being requested, (B) the amount of such Swingline Borrowing, (C) the proposed date of such Swingline Borrowing, which shall be a Business Day and (D) that no Default or Event of Default has occurred and is continuing both before and after giving effect to such Swingline Borrowing. Such notice shall be irrevocable.

(ii) Minimum Amounts. Each Swingline Borrowing shall be in a minimum principal amount of $500,000, or an integral multiple of $100,000 in excess thereof.

(iii) Repayment of Swingline Loans. Each Swingline Loan, including all interest accrued thereon, shall be due and payable on the earliest of (A) five (5) Business Days from and including the date of the applicable Swingline Borrowing, (B) the date of the next Revolving Borrowing or (C) the Maturity Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Revolving Borrowing, such Swingline Loans shall first be repaid from the proceeds of such Revolving Borrowing prior to the disbursement of the same to the Borrower. If, and to the extent, a Revolving Borrowing is not requested prior to the Maturity

Date or the end of the five Business Day period after a Swingline Borrowing, or unless the Borrower shall have notified the Administrative Agent and the Swingline Lender prior to 1:00 P.M. (New York City time) on the fourth (4th) Business Day after the Swingline Borrowing that the Borrower intends to reimburse the Swingline Bank for the amount of such Swingline Borrowing with funds other than proceeds of the Loans, the Borrower shall be deemed to have requested a Borrowing comprised entirely of Base Rate Loans in the amount of the applicable Swingline Loan then outstanding, the proceeds of which shall be used to repay such Swingline Loan to the Swingline Lender. In addition, if (x) the Borrower does not repay the Swingline Loan on or prior to the end of such five Business Day period, or (y) a Default or Event of Default shall have occurred during such five Business Day period, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Borrowing, in which case the Borrower shall be deemed to have requested a Borrowing comprised entirely of Base Rate Loans in the amount of such Swingline Loans then outstanding, the proceeds of which shall be used to repay such Swingline Loans to the Swingline Lender. Any Borrowing which is deemed requested by the Borrower in accordance with this Section 2.9(b)(iii) is hereinafter referred to as a “Mandatory Borrowing”. Each Lender hereby irrevocably agrees to make Loans promptly upon receipt of notice from the Swingline Lender of any such deemed request for a Mandatory Borrowing in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Lender (or the next Business Day if such notice is received after 12:00 noon (New York City time)) notwithstanding (I) that the amount of the Mandatory Borrowing may not comply with the minimum amount of Borrowings otherwise required hereunder, (II) whether any conditions specified in Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such deemed request for a Borrowing to be made by the time otherwise required in Section 2.1, (V) the date of such Mandatory Borrowing (provided that such date must be a Business Day), or (VI) any termination of the Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith; provided, however, that no Lender shall be obligated to make Committed Loans in respect of a Mandatory Borrowing if a Default or an Event of Default then exists and the applicable Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after the Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

(iv) Purchase of Participations. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payment received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Pro Rata Share (determined before giving effect to any termination of the Commitments pursuant hereto), provided that (A) all interest payable on the Swingline Loans with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Mandatory Borrowing would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Lender shall be obligated to purchase a participation in any Swingline Loan if a Default or an Event of Default then exists and such Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after the Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

(c) Interest Rate. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swingline Loan is made until the date it is repaid, at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for LIBO Rate Loans for such day.

ARTICLE III

MATURITY DATE; REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

Section 3.1 Maturity Date; Extension Option.

(a) Initial Maturity Date. The term of the Loans shall terminate and expire on the Initial Maturity Date, unless extended by Borrower pursuant to clause (b) below.

(b) Extended Maturity Date. Subject to the provisions of this Section 3.1 (b), Borrower shall have the option (the “Extension Option”), by irrevocable written notice (the “Extension Notice”) delivered to Administrative Agent no later than sixty (60) days prior to the Initial Maturity Date, to extend the Initial Maturity Date for a period of twelve (12) months (the “Extension Term”) to the fifth (5th) anniversary of the Closing Date (the “Extended Maturity Date”). Borrower’s right to so extend the Initial Maturity Date shall be subject to the satisfaction (or waiver, in the sole discretion of the Required Lenders) of the following conditions precedent prior to the commencement of the Extension Term:

(i) payment by Borrower on the Initial Maturity Date of an extension fee equal to 0.25% of the aggregate outstanding Revolving Loan Commitment Amount as of such date, together with all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Lenders in connection with the Extension Option;

(ii) no Default or Event of Default shall have occurred and be continuing on the date Borrower delivers the Extension Notice or as of the Initial Maturity Date; and

(iii) Borrower shall deliver (1) an Officer’s Certificate which confirms and certifies that all applicable representations and warranties contained in the Loan Documents are true and correct in all material respects as if made on and as of the Initial Maturity Date and (2) such other acknowledgments and ratifications from the Guarantor and Subsidiary Guarantors as the Administrative Agent may request.

(c) Extension Documentation. As soon as practicable following any extension of the Maturity Date pursuant to this Section 3.1, Borrower shall, if requested by Administrative Agent, execute and deliver an amendment or restatement of the Notes and shall, if requested by Administrative Agent, enter into such other amendments or modifications to the related Loan Documents as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 3.1; provided, however, that failure by Borrower to enter into any such amendments and/or restatements, in and of itself, shall not affect the rights or obligations of Borrower or Administrative Agent with respect to the extension of the Maturity Date.

Section 3.2 Repayments and Prepayments; Application.

Section 3.2.1 Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of all Loans on the Maturity Date. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

(a) Voluntary Prepayments. From time to time on any Business Day, the Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans, provided that

(A) any such prepayment of the Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

(B) all such voluntary prepayments shall require at least one (1) Business Days’ prior written notice to the Administrative Agent; and

(C) all such voluntary partial prepayments shall be, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in excess thereof (or, if less, in the remaining outstanding principal amount thereof), except in the case of Swingline Loans, which shall be in the minimum amount of $100,000, and integral multiples of $100,000.

(b) Exceeding Commitment Amounts.

(A) On each date when the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount (as it may, from time to time, be reduced including pursuant to Section 2.2 or increased pursuant to Section 2.8), the Borrower shall make a mandatory prepayment of the Swingline Loans and/or Revolving Loans in an aggregate amount equal to the amount by which the Swingline Loans, Revolving Loans and Letter of Credit Outstandings exceed the then Revolving Loan Commitment Amount.

(B) On each date when the aggregate amount of all Letter of Credit Outstandings exceeds the Letter of Credit Commitment Amount (as it may be reduced from time to time, including pursuant to Section 2.2), the Borrower shall give cash collateral to the Administrative Agent, pursuant to Section 8.4 hereof, to collateralize Letter of Credit Outstandings in an aggregate amount (taking into account any amounts then on deposit in the Letter of Credit Collateral Account) equal to such excess.

(c) Acceleration of Maturity. Immediately upon any acceleration of any Loans pursuant to Section 8.2 or Section 8.3, the Borrower shall repay all the Loans.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.5. No prepayment of principal of any Revolving Loans pursuant to clause (a) or (b) of this Section shall cause a reduction in the Revolving Loan Commitment Amount.

Section 3.2.2 Application. Each prepayment or repayment of the principal of the Revolving Loans shall be applied, to the extent of such prepayment or repayment, as the Borrower shall direct (and in the absence of such direction, shall be applied first, to the principal amount thereof being maintained as Base Rate Loans, second to the principal amount thereof being maintained as LIBO Rate Loans with respect to which the date of such prepayment or repayment is the last day of the Interest Period applicable thereto and third, to the principal amount thereof being maintained as LIBO Rate Loans with the shortest Interest Periods remaining); provided, that prepayments or repayments of LIBO Rate Loans not made on the last day of the Interest Period with respect thereto, shall be prepaid or repaid subject to the provisions of Section 4.5 (together with a payment of all accrued interest).

Section 3.3 Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.3.

Section 3.3.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

(b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan. All Base Rate Loans shall bear interest from and including the day they are made to and excluding the day they are repaid or converted into LIBO Rate Loans.

Section 3.3.2 Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Maturity Date, upon acceleration, an Event of Default or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before the entry of judgment thereon) on such amounts at a rate per annum equal to (x) in the case of overdue principal and interest the rate which is 4% in excess of the rate then borne by the applicable Loans, and (y) in the case of all other overdue amounts, the rate which is 4% in excess of the rate applicable to Base Rate Loans from time to time. Anything herein to the contrary notwithstanding, the obligations of the Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

Section 3.3.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

(a) on the Maturity Date;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) with respect to Base Rate Loans, in arrears on each Monthly Payment Date occurring after the Closing Date;

(d) with respect to LIBO Rate Loans, in arrears on the last day of each applicable Interest Period; provided that if an Interest Period is longer than three months, then on the date which is three months after the first day of such Interest Period;

(e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c) above, on the date of such conversion;

(f) with respect to Swingline Loans, as provided in Section 2.9; and

(g) on that portion of any Loans which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

Section 3.4 Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

Section 3.4.1 Revolving Loan Unused Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower’s inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, an unused fee at a rate per annum equal to (a) 0.20% for any Fiscal Quarters that the average daily unused Revolving Loan Commitment Amount was less than fifty percent (50%) and (b) 0.125% for any Fiscal Quarter that the average daily unused Revolving Loan Commitment Amount was fifty percent (50%) or greater, in each case on such Lender’s Percentage of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings but without giving effect to Swingline Loans made during such Fiscal Quarter). All unused fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Borrower in arrears on each

Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date.

Section 3.4.2 Fees. The Borrower agrees to pay to the Arrangers, the Administrative Agent, and the Lenders, each for its own account, the fees in the amounts and on the dates set forth in the Fee Letters.

Section 3.4.3 Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender, a Letter of Credit fee for each Letter of Credit in an amount equal to a rate per annum equal to the then Applicable Margin for LIBO Rate Loans on the Stated Amount of each such Letter of Credit, with such fees being payable in arrears on each Monthly Payment Date. The Borrower further agrees to pay to the Issuer, for its own account, (x) monthly in arrears payable on each Monthly Payment Date for each Letter of Credit issued by it, a fronting fee at a rate per annum equal to 0.125% multiplied by the Stated Amount of each such Letter of Credit, and (y) from time to time promptly after demand, the normal issuance, payment, amendment and other processing fees, and other standard administrative costs and charges of the Issuer relating to Letters of Credit as from time to time in effect.

Section 3.4.4 Additional Revolving Loan Commitment Fees. The Borrower shall pay to the Administrative Agent for distribution to each Additional Revolving Loan Lender such fees and other amounts, if any, as are specified in the relevant Additional Revolving Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the effective date of the respective Additional Revolving Loan Commitment.

ARTICLE IV

CERTAIN LIBO RATE AND OTHER PROVISIONS

Section 4.1 LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, upon notice thereof to the Borrower and the Administrative Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any Revolving Loan as, or to convert any Revolving Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or maintain or to convert any Revolving Loan into, a LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Each Lender agrees to promptly give notice to the Administrative Agent and the Borrower when the circumstances causing such suspension cease to exist.

Section 4.2 Deposits Unavailable. If the Required Lenders shall have reasonably determined that (a) Dollar deposits in the relevant amount and for the relevant

Interest Period are neither available to such Required Lenders in the eurodollar market nor available to them in their respective relevant markets, or (b) by reason of circumstances affecting the eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Revolving Loans as, or to convert any Revolving Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist. Upon receipt of notice from the Administrative Agent that the Required Lenders are unable to determine the LIBO Rate, the Borrower may revoke any Borrowing Request or Continuation/Conversion Notice then submitted by it. If the Borrower does not revoke such Borrowing Request or Conversion/Continuation Notice, the Lenders shall make, convert or continue the Revolving Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Revolving Loans shall be made, converted or continued as Base Rate Loans instead of LIBO Rate Loans. The Administrative Agent agrees to give prompt notice to the Borrower and the Lenders when it ascertains that the circumstances causing such suspension cease to exist.

Section 4.3 Change of Circumstances. If, after the Closing Date, the introduction of or any change in or in the interpretation of, or any change in the application of, any law or any regulation (including Regulation D of the F.R.S. Board) or guideline issued by any central bank or other Governmental Authority (whether or not having the force of law), or by the NAIC or any other comparable agency charged with the interpretation or administration thereof or including any reserve or special deposit requirement or any tax (other than Taxes covered by Section 4.6 and taxes on a Lender’s overall net income) or any capital requirement, has, due to a Lender’s compliance the effect, directly or indirectly, of (i) increasing the cost to such Lender or any corporation controlling such Lender of performing its obligations hereunder (including the making, continuing or maintaining of any Revolving Loans as or converting any Revolving Loans into, LIBO Rate Loans); (ii) reducing any amount received or receivable by such Lender or any corporation controlling such Lender hereunder or its effective return hereunder or on its capital; or (iii) causing such Lender or any corporation controlling such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then upon demand of such Lender to the Borrower through the Administrative Agent, accompanied by written notice showing in reasonable detail the basis for calculation of any such amounts, from time to time, the Borrower shall be obligated to pay such amounts and shall compensate such Lender promptly after receipt of such notice and demand for any such cost, reduction, payment or foregone return. Any certificate of Lender in respect of the foregoing will be conclusive and binding upon the Borrower, except for clearly demonstrable error.

Section 4.4 Replacement of Lender. If (a) the Borrower receives notice from any Lender requesting increased costs or additional amounts under Section 4.3 or 4.6, (b) any Lender is affected in the manner described in Section 4.1 or (c) a Lender becomes a Defaulting Lender, then in each case, the Borrower shall have the right, so long as no Event of Default shall have occurred and be continuing and unless, in the case of clause (a) above, such Lender has removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or agreed to waive and otherwise forego any right it may have to any payments provided for under Section 4.3 or 4.6 in respect of such conditions, to replace in its entirety such Lender (the “Replaced Lender”), upon prior written notice to the Administrative Agent and such Replaced Lender, with one or more other Eligible Assignee(s) (collectively, the “Replacement Lender”) acceptable to the Administrative Agent and the Issuer (which acceptance, in each case, shall not be unreasonably withheld); provided, however, that, at the time of any replacement pursuant to this Section 4.4, the Replaced Lender and the Replacement Lender shall enter into (each Replaced Lender hereby unconditionally agreeing to enter into) one or more Lender Assignment Agreements (appropriately completed), pursuant to which (A) the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of, and participations in Letter of Credit Outstandings of, the Replaced Lender and, in connection therewith, shall pay (x) to the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (2) an amount equal to all accrued but theretofore unpaid fees owing to the Replaced Lender pursuant to Section 3.4 and (y) to the Issuer, an amount equal to any portion of the Replaced Lender’s funding of an unpaid drawing under a Letter of Credit as to which the Replaced Lender is then in default; and (B) the Borrower shall pay to the Replaced Lender any other amounts payable to the Replaced Lender under this Agreement (including amounts payable under Sections 4.3, 4.5 and 4.6 which have accrued to the date of such replacement). Upon the execution of the Lender Assignment Agreement(s), the payment to the Administrative Agent of the processing fee referred to in clause (a) of Section 10.9.1, the payment of the amounts referred to in the preceding sentence and, if so requested by the Replacement Lender in accordance with clause (b) of Section 10.9.1, delivery to the Replacement Lender of a Revolving Note executed by the Borrower, the Replacement Lender shall automatically become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. It is understood and agreed that if any Replaced Lender shall fail to enter into a Lender Assignment Agreement in accordance with the foregoing, it shall be deemed to have entered into such a Lender Assignment Agreement.

Section 4.5 Funding Losses. In the event any Lender shall reasonably incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Revolving Loan as, or to convert any portion of the principal amount of any Revolving Loan into, a LIBO Rate Loan) as a result of (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.2 or otherwise, or (b) any Revolving Loans not being made or continued as, or converted into, LIBO Rate Loans as a result of a withdrawn or revoked Borrowing Request or Continuation/Conversion Notice or for any other reason (other than a default by such Lender or the Administrative Agent), then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, promptly after its receipt thereof and prior to the expiration of the applicable Interest Period, pay to the Administrative Agent for the account of such Lender such amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert or failure to continue, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBO Rate Loan. Such written notice (which shall set forth in reasonable detail the basis for requesting such amount and include calculations in reasonable detail in support thereof) shall, in the absence of clearly demonstrable error, be conclusive and binding on the Borrower.

Section 4.6 Taxes.

(a) Any and all payments by the Borrower to each Lender and the Administrative Agent under this Agreement and under any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes and any and all interest, penalties, or similar liabilities with respect to such Taxes. In addition, the Borrower shall pay all Other Taxes to the relevant taxing authority or other authority in accordance with applicable law.

(b) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) the Borrower shall make such deductions and withholdings; and

(iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law and shall as promptly as possible thereafter send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original receipt (or other written evidence) showing payment thereof.

(c) The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of (i) Taxes and (ii) Other Taxes that are payable by such Lender or the Administrative Agent and any penalties, interest, additions to tax, expenses or other similar liabilities arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within forty- five (45) days after the date such Lender or the Administrative Agent makes written demand therefor.

(d) Each Lender that is a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) (a “U.S. Lender”) shall:

(i) deliver to the Borrower and the Administrative Agent, prior to the first day on which the Borrower is required to make any payments hereunder to Lender, two (2) copies of United States Internal Revenue Service Form W-9 (or successor forms). Each U.S. Lender that shall become a Participant pursuant to Section 10.9.2 or a Lender pursuant to Section 10.9.1 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 4.6(d), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased; and

(ii) deliver to the Borrower and the Administrative Agent two (2) further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower.

(e) Each Lender that is not a U.S. Person (as such term is defined in Section 7701(a)(30) of the Code) (a “Non-U.S. Lender”) shall:

(i) deliver to the Borrower and the Administrative Agent, prior to the first day on which the Borrower is required to make any payments hereunder to Lender, two (2) copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (or successor forms) or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN (with respect to the portfolio interest exemption), a certificate representing that such Non-U.S. Lender (x) is not a bank for purposes of Section 881(c) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Agency, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and (z) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement;

(ii) deliver to the Borrower and the Administrative Agent two (2) further copies of any such form of certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

(iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required that renders any such form inapplicable or would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Non-U.S. Lender that shall become a Participant pursuant to Section 10.9.2 or a Lender pursuant to Section 10.9.1 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 4.6(e), provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(f) Notwithstanding anything to the contrary herein, the Borrower shall not be required to indemnify any U.S. Lender or the Administrative Agent, or to pay any additional amounts to such U.S. Lender or the Administrative Agent pursuant to this Section 4.6 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such U.S. Lender to comply with the provisions of clause (d) above.

(g) Notwithstanding anything to the contrary herein, the Borrower shall not be required to indemnify any Non-U.S. Lender or the Administrative Agent, or to pay any additional amounts to such Non-U.S. Lender or the Administrative Agent, in respect of U.S. Federal withholding tax pursuant to this Section 4.6 to the extent that (i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder) or as of the date such Non-U.S. Lender changes its applicable lending office; provided, however, that this clause (i) shall not apply to the extent that (x) in the case of an assignee Lender or a Participant or a change in the Lender’s applicable lending office, the indemnity payments or additional amounts Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation, transfer or change in lending office would have been entitled to receive in the absence of such assignment, participation, transfer or change in lending office, or (y) such assignment, participation, transfer or change in lending office had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of clause (e) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to clause (e) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

(h) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the relevant Lender or the Administrative Agent, as applicable (to the extent such Lender or the Administrative Agent reasonably determines in good faith that it will not suffer any adverse effect as a result thereof), shall, subject to clause (i) of the proviso in the immediately succeeding sentence, cooperate with the Borrower in challenging such Taxes at the Borrower’s expense if so requested by the Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund of, or a credit relating to a Tax for which a payment has been made or borne by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment, then such Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as such Lender or the Administrative Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment by or borne by the Borrower had not been required; provided, however, that (i) any Lender or the Administrative Agent may determine, in its reasonable discretion consistent with the policies of such Lender or the Administrative Agent, whether to seek a refund and (ii) any Taxes that are imposed on a Lender or the Administrative Agent as a result of a disallowance or reduction of any refund with respect to which such Lender or the Administrative Agent has made a payment to the Borrower pursuant to this clause (h) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender or the Administrative Agent pursuant to this Section 4.6. Neither the Lenders nor the Administrative Agent shall be obliged to disclose information regarding its tax affairs or computations to the Borrower in connection with this clause (h) or any other provision of this Section 4.6.

(i) Promptly after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish to each Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Administrative Agent.

Section 4.7 Change of Lending Office. Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would give rise to the operation of Sections 4.1, 4.3, 4.6(a),

4.6(b) or 4.6(c) with respect to such Lender, it will exercise commercially reasonable efforts to make, fund or maintain the affected Revolving Loans of such Lender through another lending office and to take such other actions as it deems appropriate to remove or lessen the impact of such condition and if, as determined by such Lender in its discretion, the making, funding or maintaining of such affected Revolving Loans through such other lending office or the taking of such other actions would not otherwise adversely affect such Revolving Loans or such Lender and would not, in such Lender’s discretion, be commercially unreasonable. Nothing in this Section 4.7 shall affect or postpone any of the Obligations of the Borrower or the right of any Lender provided in Sections 4.1, 4.3, 4.6(b) or 4.6(c).

Section 4.8 Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after 2:00 p.m., New York City time, on such due date shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All computations of interest for LIBO Rate Loans and Base Rate Loans (calculated at the Federal Funds Rate), and all computations of Letter of Credit fees and issuance fees pursuant to Section 3.3.3, in each case shall be made on the basis of a 360-day year and actual days elapsed, and, with respect to LIBO Rate Loans, on the expiration of the applicable LIBO contract. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

Section 4.9 Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to a fraction having a numerator of (a) the amount of such selling Lender’s required repayment to the purchasing Lender and a denominator of (b) total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.10) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

Section 4.10 Setoff. Each Lender shall, if the Loans have been accelerated or otherwise have become due and payable or upon the occurrence and during the continuance of any Event of Default described in Section 8.1.1 or in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, without prior notice to the Borrower (any such notice being waived by the Borrower to the fullest extent permitted by law), have the right to appropriate and apply to the payment of the Obligations then due or owing to it, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.9. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND TO FUTURE CREDIT EXTENSIONS

Section 5.1 Conditions Precedent to Making of Loans and the Issuance of Letters of Credit. The obligations of the Lenders to make any Loans and the obligations of the Issuer to issue any Letter of Credit shall be subject to the prior or concurrent satisfaction or waiver of each of the conditions precedent set forth in this Section 5.1, in Section 5.2 and in Section 10.6 on or before the Closing Date.

Section 5.1.1 Resolutions, etc. The Administrative Agent shall have received from the Borrower, Guarantor and Subsidiary Guarantor, as applicable, (i) good standing certificates for each such Person from the Secretary of State (or similar applicable Governmental Authority) of such Person’s state of incorporation and each state where the Borrower or such , as the case may be, is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated a date reasonably close to the Closing Date, (ii) a chart depicting the ownership structure for the Borrower, Guarantor and their Subsidiaries and (iii) a certificate, dated the

Closing Date and with counterparts for each Lender, duly executed and delivered by such Person’s Secretary or Assistant Secretary, as to

(a) resolutions of each such Person’s Board of Directors then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Agreement, the Notes, each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by such Person; and

(c) each Organic Document of such Person,

upon which certificates the Administrative Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of any such Person canceling or amending the prior certificate of such Person.

Section 5.1.2 Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties in all material respects of the Borrower made as of such date and under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and such certificate shall specify that none of such documents or agreements have been modified except as set forth in such certificate.

Section 5.1.3 Pledge Agreement. The Borrower and each other pledgor under the Pledge Agreement shall have duly authorized, executed and delivered to the Administrative Agent the Pledge Agreement substantially in the form of Exhibit G-1 hereto (as modified, supplemented or amended from time to time, the “Pledge Agreement”), and shall have delivered to the Administrative Agent all of the certificated Pledge Agreement Collateral referred to therein (to the extent required to be pledged by the Pledge Agreement), together with duly executed and undated stock powers, or, if any Pledge Agreement Collateral are uncertificated securities, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with Article 8 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and the Administrative Agent and its counsel shall be satisfied that:

(i) the Lien granted to the Administrative Agent, for the benefit of the Secured Creditors, in the Pledge Agreement Collateral is a first priority security interest; and

(ii) no Lien exists on any of the Pledge Agreement Collateral other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Pledge Agreement.

Section 5.1.4 Guaranty. The Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Guaranty in the form of Exhibit H-1 hereto (as modified, supplemented or amended from time to time, the “Guaranty”), and the Guaranty shall be in full force and effect. Each Subsidiary Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Subsidiary Guaranty in the form of Exhibit H-2 hereto (as modified, supplemented or amended from time to time, the “Subsidiary Guaranty”), and the Subsidiary Guaranty shall be in full force and effect.

Section 5.1.5 Financial Information, etc. Administrative Agent shall have received evidence of pro forma financial covenant compliance with the covenants set forth in Section 7.2.4.

Section 5.1.6 Loan Pledge Agreement. Each pledgor under the Loan Pledge Agreement shall have duly authorized, executed and delivered to the Administrative Agent the Loan Pledge Agreement substantially in the form of Exhibit G-3 hereto (as modified, supplemented or amended from time to time, the “Loan Pledge Agreement”), and shall have delivered to the Administrative Agent all of the Loan Pledge Collateral referred to therein (to the extent required to be pledged by the Loan Pledge Agreement), together with the promissory notes pledged thereby and duly executed and undated allonges to the notes, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in the Loan Pledge Collateral has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with Article 8 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such collateral; and the Administrative Agent and its counsel shall be satisfied that:

(i) the Lien granted to the Administrative Agent, for the benefit of the Secured Creditors, in the Loan Pledge Collateral is a first priority security interest; and

(ii) no Lien exists on any of the Loan Pledge Collateral other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Loan Pledge Agreement.

Section 5.1.7 Intentionally Omitted.

Section 5.1.8 Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which (x) purports to affect the consummation of the

Transaction or the legality or validity of this Agreement or any other Loan Document or (y) could reasonably be expected to have a Material Adverse Effect.

Section 5.1.9 No Material Adverse Effect. On or prior to the Closing Date, in the determination of the Administrative Agent, no Material Adverse Effect shall have occurred; and neither Administrative Agent nor the Lenders shall have become aware of any facts, conditions or other information not previously known to it which could reasonably be expected to have a Material Adverse Effect.

Section 5.1.10 Approvals. All governmental and third party approvals necessary in connection with the financing contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and shall be in full force and effect except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all applicable waiting periods, if any, shall have expired without any action being taken or threatened by any competent authority which could restrain, prevent or otherwise impose materially adverse conditions on the financing contemplated hereby.

Section 5.1.11 Opinions of Counsel. The Administrative Agent shall have received opinions, each dated the Closing Date and addressed to the Administrative Agent, each Lender and the Issuer, from Perkins Coie LLP and Venables LLP, each as special counsel to the Borrower and Guarantor, in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.1.12 Projections; Solvency Certificate. On or prior to the Closing Date, there shall have been delivered to the Lenders:

(a) projected financial and cash flow statements for the Consolidated Group for the period from the Closing Date to and including at least December 31, 2010 (the “Projections”), which Projections shall reflect the forecasted financial condition, income and expenses and cash flows of the Consolidated Group after giving effect to the Transaction; and

(b) a solvency certificate as to the Borrower and its Subsidiaries, taken as a whole, from an Authorized Financial Officer, substantially in the form of Exhibit I hereto, addressed to the Administrative Agent and the Lenders and dated the Closing Date.

Section 5.1.13 Diligence. Administrative Agent shall have received the following due diligence materials for the Properties: (i) the Initial Appraisals, (ii) summaries of Insurance Policies together with certificates evidencing coverage, (iii) UCC Searches, and (iv) Title Searches, all in form and substance acceptable to Administrative Agent.

Section 5.1.14 Closing Fees, Expenses, etc. The Administrative Agent shall have received evidence of payment by the Borrower of (or a draw request with respect to) all accrued and unpaid fees, costs and expenses to the extent then due and payable under this Agreement on the Closing Date, together with all reasonable legal costs and expenses of the Administrative Agent to the extent invoiced prior to or on the Closing Date, including any such fees, costs and expenses arising under or referenced in Sections 3.3 and 10.3.

Section 5.1.15 Intentionally Omitted.

Section 5.1.16 Intentionally Omitted.

Section 5.1.17 Execution of Agreement; Notes.

On or prior to the Closing Date, there shall have been delivered to the Administrative Agent for the account of each of the Lenders (i) the appropriate Revolving Notes executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein, and (ii) duly executed copies of each Loan Document.

Section 5.1.18 Guarantor Pledge Agreement.

The Guarantor shall have duly authorized, executed and delivered to the Administrative Agent the Guarantor Pledge Agreement substantially in the form of Exhibit G-2 hereto (as modified, supplemented or amended from time to time, the “Guarantor Pledge Agreement”), and shall have delivered to the Administrative Agent all of the certificated Guarantor Pledge Agreement Collateral referred to therein (to the extent required to be pledged by the Guarantor Pledge Agreement), together with duly executed and undated stock powers, or, if any Guarantor Pledge Agreement Collateral are uncertificated securities, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Lenders in accordance with Article 8 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and the Administrative Agent and its counsel shall be satisfied that:

(i) the Lien granted to the Administrative Agent, for the benefit of the Secured Creditors, in the Guarantor Pledge Agreement Collateral is a first priority security interest; and

(ii) no Lien exists on any of the Guarantor Pledge Agreement Collateral other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Creditors, pursuant to the Guarantor Pledge Agreement.

Section 5.2 All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension shall be subject to Sections 2.1.3 and 2.1.4 and the satisfaction of each of the conditions precedent set forth in this Section 5.2.

Section 5.2.1 Representations and Warranties, No Default, etc. Both before and after giving effect to any Credit Extension:

(a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(b) no Default or Event of Default shall have then occurred and be continuing;

(c) the occurrence of such Credit Extension on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently and no litigation shall be pending or threatened, which in the good faith judgment of Administrative Agent or the Required Lenders would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, such Credit Extension or any member of the Consolidated Group’s obligations with respect thereto; and

(d) Administrative Agent shall have received a Borrowing Request or an Issuance Request in the form attached as Exhibit B-1 and Exhibit B-2.

Section 5.2.2 Credit Extension Request, etc. Subject to Section 2.6.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions set forth in clauses (a) and (b) of Section 5.2.1 have been satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrower represents and warrants unto the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

Section 6.1 Organization, etc. Each of Guarantor, Borrower and, in the case of each other member of the Consolidated Group except where failure could not reasonably be expected to have a Material Adverse Effect:

(a) is a corporation, limited liability company, or partnership, as the case may be, validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization;

(b) is duly qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership, as the case may be, in each jurisdiction where the nature of its business requires such qualification; and

(c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

Section 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, the execution, delivery and performance by Guarantor and Subsidiary Guarantor of each Loan Document executed or to be executed by it, the granting of the Liens contemplated by the Security Documents and the Borrower’s, and each Subsidiary Guarantor’s or Guarantor’s participation in the consummation of all aspects of the transactions contemplated hereby, are in each case within each such Person’s corporate, limited liability company or partnership powers, as the case may be, have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, and do not

(a) contravene any such Person’s Organic Documents;

(b) contravene any material contractual restriction binding on or affecting any such Person or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which the Borrower or any of the Subsidiaries or Guarantor is a party or by which it or any of its property or assets is bound;

(c) contravene (i) any court decree or order binding on or affecting any such Person or (ii) any law or governmental regulation binding on or affecting any such Person; or

(d) result in, or require the creation or imposition of, any Lien on any of such Person’s material properties (except as permitted by this Agreement).

Section 6.3 Government Approval, Regulation, etc. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or regulatory body or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect and other than those, singly or in the aggregate, with respect to which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect) is necessary or required for the consummation of the transactions contemplated hereby or the due execution, delivery or performance by, or to make enforceable against, the Borrower, Guarantor or Subsidiary Guarantor, the Notes or any other Loan Document to which it is a party or the granting of the Liens contemplated by the Security Documents. Neither the Borrower nor any Subsidiary nor Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries nor Guarantor is a “holding company,” or a “subsidiary company” of a

“holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

Section 6.4 Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document, executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; and each other Loan Document executed pursuant hereto by each Subsidiary Guarantor or Guarantor will, on the due execution and delivery thereof by such Subsidiary Guarantor or Guarantor, constitute the legal, valid and binding obligation of such Subsidiary Guarantor or Guarantor enforceable against such Subsidiary Guarantor or Guarantor in accordance with its terms (except, in any case above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

Section 6.5 Financial Information.

(a) The financial statements furnished to the Administrative Agent and the Lenders pursuant to Section 5.1.5 have been prepared in accordance with GAAP consistently applied, except as otherwise expressly noted therein, and present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders’ equity, earnings and cash flow and all other financial information of each member of the Consolidated Group and the Unconsolidated Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, except as otherwise expressly noted therein, and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

(b) On and as of the Closing Date, after giving effect to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Borrower and Guarantor in connection therewith, (a) the sum of the assets, at a fair valuation, of the Guarantor and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will exceed their respective debts; (b) Guarantor and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and (c) the Guarantor and its Subsidiaries taken as a whole and the Borrower on a stand-alone basis will have sufficient capital with which to conduct their respective businesses. For purposes of this Section 6.5(b), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(c) Except as disclosed in the financial statements delivered pursuant to Section 6.5(a) or in Item 6.5(c) of the Disclosure Schedule and the Indebtedness incurred in connection with the Commitments, there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, has had or could reasonably be expected to have a Material Adverse Effect. As of the Closing Date, Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not disclosed in the financial statements delivered pursuant to Section 6.5(a) which, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d) On and as of the Closing Date, the Projections have been prepared in good faith and are based on assumptions believed by Borrower to be reasonable and attainable under the then known facts and circumstances, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which knowingly fail to take into account material information regarding the matters reported therein; it being understood, however, that nothing contained herein shall constitute a representation that the results forecasted in such Projections will in fact be achieved.

Section 6.6 No Material Adverse Effect. Since the Closing Date, there has been no change in the business, assets, operations, properties or financial condition of the Consolidated Group that, either individually or in the aggregate, has had, or could reasonably have, a Material Adverse Effect.

Section 6.7 Litigation, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding or controversy affecting the Borrower or any of its Subsidiaries or Guarantor, or any of their respective Properties, businesses, assets or revenues, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.8 Subsidiaries. The Borrower has no Subsidiaries, except (i) those Subsidiaries existing on the Closing Date which are identified in Item 6.8 of the Disclosure Schedule or (ii) those Subsidiaries which have been identified to the Administrative Agent pursuant to Section 7.1.9 hereof.

Section 6.9 Ownership of Properties. The Borrower or, as applicable, each Property Owner, has good title, or leasehold interests in, or indirect ownership of, (i) each Borrowing Base Property, except for Permitted Borrowing Base Liens and (ii) except where the failure to have such good title or leasehold interests could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of its other Properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.

Section 6.10 Taxes. The members of the Consolidated Group and all other Persons with whom the members of the Consolidated Group join in the filing of a consolidated return have filed all Federal income tax returns and other material tax returns and reports, domestic and foreign, required by law to have been filed, and have paid all material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those not yet delinquent or those which are being diligently contested in good faith and for which adequate reserves have been established (in the good faith judgment of the Borrower) in accordance with GAAP. The members of the Consolidated Group and each such other Person with whom the members of the Consolidated Group join in the filing of a consolidated return have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) in accordance with GAAP for the payment of all such material taxes, assessments, fees and charges relating to all prior taxable years and the current taxable year of the members of the Consolidated Group and each such other Person with whom the members of the Consolidated Group join in the filing of a consolidated return. To the best knowledge of the Borrower, there is no proposed tax assessment against the members of the Consolidated Group or any such other Person with whom the members of the Consolidated Group join in the filing of a consolidated return that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.11 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the terms thereof and the applicable provisions of ERISA, the Code and other federal or state law except to the extent that failure to comply could not result, either individually or in the aggregate, in an amount of liability that could reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan, except to the extent that a failure to do so could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code or Section 302 of ERISA has been made with respect to any Plan subject to either such Section of the Code or ERISA.

(b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan which has resulted or could reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in an amount which could reasonably be expected to have a Material Adverse Effect if such Pension Plan were then terminated; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.12 Compliance with Environmental Laws. The Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the effect of the preceding sentence:

(a) neither the Borrower nor any of its Subsidiaries has received a complaint, order, citation, notice or other written communication with respect to the existence or alleged existence of a violation of, or liability arising under, any Environmental Law, the outcome of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(b) to the best of the Borrower’s knowledge, after due inquiry, there are no environmental, health or safety conditions existing or reasonably expected to exist at any real property owned, operated, leased or used by the Borrower or any of its existing or former Subsidiaries or any of their respective predecessors, including off-site treatment or disposal facilities used by the Borrower or its existing or former Subsidiaries for wastes treatment or disposal, which could reasonably be expected to require any construction or other capital costs or clean-up obligations to be incurred prior to the Maturity Date in order to assure compliance with any Environmental Law, including provisions regarding clean-up, to the extent that any of such conditions, construction or other capital costs or clean-up obligations, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(c) neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly owned Real Estate or facility relating to its business in a manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.13 Regulations T, U and X. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no use of any proceeds of any Credit Extensions will violate F.R.S. Board Regulation T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

Section 6.14 Accuracy of Information. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Consolidated Group in writing to the Administrative Agent, the Issuer or any Lender on or before the Closing Date (including (i) the Confidential Memorandum and (ii) all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and complete in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 6.14, such factual information shall not include Projections and pro forma financial information.

Section 6.15 REIT. Guarantor is qualified as a REIT and its proposed methods of operation will enable it to continue to be so qualified.

Section 6.16 No Bankruptcy Filing. None of the members of the Consolidated Group are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or against any Guarantor or Subsidiary, except for any such filing or liquidation after the date hereof which would not constitute an Event of Default hereunder and regarding which the Administrative Agent has received written notice.

Section 6.17 Use of Proceeds. The proceeds of all Loans shall be used by the Borrower and its Subsidiaries, subject to the other restrictions set forth in this Agreement, for their working capital and general corporate, partnership or limited liability company purposes. Each Letter of Credit may be used in support of any purpose not prohibited by this Agreement or the other Loan Documents.

Section 6.18 Other Debt. No member of the Consolidated Group is in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement, or lease to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

Section 6.19 Security Interests. Once executed and delivered, and until terminated in accordance with the terms thereof, the Pledge Agreement and the Guarantor Pledge Agreement create, as security for the obligations purported to be secured thereby, a valid and enforceable first priority Lien on all of the Pledge Agreement Collateral and Guarantor Pledge Agreement Collateral subject thereto from time to time, superior to and prior to the rights of all third Persons in favor of the Administrative Agent, for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement and the Guarantor Pledge Agreement except for such filings as have been made, or provided for to the satisfaction of Administrative Agent, at the time of the execution and delivery thereof.

Section 6.20 Material Agreements. Each management agreement and each other Material Agreement is in full force and effect, and no terminating event, default, or failure or performance has accrued thereunder except where such terminating event, default, or failure of performance could not reasonably be expected to have a Material Adverse Effect. The Material Agreements furnished to Administrative Agent constitute all Material Agreements of the Borrower and Guarantor as of the Closing Date. No party to any management agreement or any Material Agreement has challenged or denied the validity or enforceability of any such agreement. The Borrower shall promptly furnish to Administrative Agent copies of all Material Agreements of the Borrower or the Guarantor entered into after the Closing Date.

Section 6.21 Office of Foreign Assets Control. Neither Borrower nor Guarantor shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC List) that prohibits or limits any Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower and/or Guarantor, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by the Administrative Agent at any time to enable the Administrative Agent to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. § 5318 (the “Patriot Act”). In addition, Borrower hereby agrees to provide Administrative Agent with any additional information that Administrative Agent deems reasonably necessary from time to time in order to ensure compliance with all legal requirements concerning money laundering and similar activities.

Section 6.22 Labor Relations. None of Guarantor, Borrower, nor any of its Subsidiaries has received written notice, or otherwise has reason to believe that it is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Guarantor, Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Guarantor, Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Guarantor, Borrower or any of its Subsidiaries or, to the best knowledge of Borrower, threatened against Guarantor, Borrower or any of its Subsidiaries and (iii) to the best knowledge of Borrower, no union representation question existing with respect to the employees of Guarantor, Borrower or any of its Subsidiaries and, to the best knowledge of Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 6.23 Intellectual Property, Licenses, Franchises and Formulas. Guarantor, Borrower and each of its Subsidiaries owns, or has the right to use, all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, or has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

ARTICLE VII

COVENANTS

Section 7.1 Affirmative Covenants. The Borrower hereby agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit Commitment have terminated or expired and all Obligations have been paid and performed in full, the Borrower will perform or cause to be performed the obligations set forth in this Section 7.1.

Section 7.1.1 Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to the Administrative Agent (for distribution to the Issuer and each Lender) copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower, (i) unaudited consolidated balance sheets of the Consolidated Group as of the end of such Fiscal Quarter and unaudited consolidated statements of operations and cash flow of the Consolidated Group for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Financial Officer as fairly presenting in all material respects, in accordance with GAAP (subject to year-end audit adjustments), the financial position and results of operations of the Consolidated Group covered thereby as of the date thereof, and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Quarter;

(b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, (i) a copy of the annual audited financial statements for such Fiscal Year for the Consolidated Group, including therein consolidated balance sheets of the Consolidated Group as of the end of such Fiscal Year and consolidated statements of operations and cash flow of the Consolidated Group for such Fiscal Year, in each case as audited (without any Impermissible Qualification) by Deloitte & Touche LLP or other nationally recognized independent public accountants and (ii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year;

(c) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Consolidated Group and within 120 days after the end of each Fiscal Year of the Consolidated

Group, a Compliance Certificate, executed and certified by an Authorized Financial Officer of the Borrower, showing (in reasonable detail, including with respect to appropriate calculations and computations) compliance with the financial covenants set forth in Section 7.2.4 (including reconciliation to GAAP, if applicable);

(d) promptly after preparation, and no later than forty-five (45) days after the last day of each the first three Fiscal Quarters of each Fiscal Year of the Consolidated Group and within 90 days after the end of each Fiscal Year of the Consolidated Group, with respect to each Property, (i) certified Property report(s) by an Authorized Officer of Borrower, setting forth in reasonable detail the date acquired, location, appraised value, real estate taxes, insurance, gross revenues, FF&E Reserves, and EBITDA, and (ii) monthly or quarterly operating statements for each of the Properties which shall detail the revenues, expenses, Net Operating Income, average daily room rate, occupancy levels, Capital Expenditures, and revenue per available room for each of the Properties, in each case for the period then ended and (iii) with respect to each Borrowing Base Property, the foregoing information together with Borrower’s certification that such Property continues to satisfy all requirements for a “Borrowing Base Property” hereunder;

(e) promptly upon receipt, in the case of the Unconsolidated Subsidiaries, copies of such financial statements, statements of operations and cash flow, balance sheets, and similar financial information received with respect to any Unconsolidated Subsidiary, it being acknowledged and agreed that Borrower shall exercise reasonable efforts to obtain the materials and information described in clauses (a)-(c) above with respect to each such Unconsolidated Subsidiary as soon as reasonably practicable;

(f) promptly, and in any event within seven (7) Business Days after any Responsible Officer of the Borrower obtains knowledge of the occurrence of a Default or an Event of Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default or Event of Default and the action which the Borrower has taken and proposes to take with respect thereto;

(g) written notice, promptly and in any event within seven (7) Business Days after any Responsible Officer of the Borrower obtains knowledge of (x) the occurrence of any material adverse development with respect to the Borrower, Guarantor or any Borrowing Base Property, (y) the commencement of any litigation, action, proceeding, hotel management or labor controversy which could reasonably be expected to have a material adverse effect on any Borrowing Base Property or which could reasonably be expected to result in a Material Adverse Effect, or (z) the occurrence of any development or circumstance with respect to any litigation, action, proceeding, hotel management or labor controversy which could reasonably be expected to have a material adverse effect on any Borrowing Base Property or which could reasonably be expected to result in a Material Adverse Effect;

(h) (i) as soon as available (but the Borrower will use reasonable efforts to deliver on or before December 31 of each Fiscal Year), a preliminary annual operating budget and capital expenditure schedule for each Property for the following Fiscal Year, (ii) as soon as available, and in any event on or before March 1 of each Fiscal Year, the final annual operating budget and Capital Expenditure schedule for each Property for the such Fiscal Year, in each case satisfactory to Administrative Agent as to form, and (iii) within 45 days after June 30 and December 31, a statement containing a listing of all Development Properties and other Properties then undergoing significant rehabilitation;

(i) promptly upon filing thereof, copies of any reports filed on Forms 10-K, 10-Q, and 8-K, effective registration statements filed on Forms S-1, S-2, S-3, S-4 or S-11, and any proxy statements, as well as any substitute or similar documents to substantially the same effect as the foregoing, including, to the extent requested by the Administrative Agent, the schedules and exhibits thereto, in such each case as filed with the SEC by the Consolidated Group (other than immaterial amendments to any such registration statement);

(j) promptly after transmission thereof, copies of any notices or reports that the Consolidated Group shall send to the holders of any publicly issued debt of the Consolidated Group;

(k) promptly after a Responsible Officer of Borrower obtains knowledge of the occurrence of any ERISA Event (but in no event more than ten (10) days after a Responsible Officer of Borrower obtains knowledge of such ERISA Event), notice thereof together with a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Consolidated Group or any ERISA Affiliate with respect to such event;

(l) promptly when available and in any event within sixty (60) Business Days after the last day of each Fiscal Year of the Borrower, a budget for the then current Fiscal Year of the Borrower as customarily prepared by the management of the Borrower for its internal use, which budget shall be prepared on a Fiscal Quarter basis and shall set forth the principal assumptions on which such budget is based;

(m) promptly after obtaining knowledge of any one or more of the following environmental matters, unless such environmental matters could not, either individually or when aggregated with all other such matters, be reasonably expected to affect a Borrowing Base Property or to result in a Material Adverse Effect, written notice of:

(i) any pending or threatened Environmental Claim against the Guarantor, Borrower or any of its Subsidiaries or any Real Estate;

(ii) any condition or occurrence on any Real Estate that (x) results in noncompliance by the Consolidated Group with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Estate;

(iii) any condition or occurrence on any Real Estate that could reasonably be anticipated to cause such Real Estate to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Estate under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Estate.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s response thereto;

(n) no later than the Closing Date, copies of the pro forma consolidated financial statements of the Consolidated Group, including therein a pro forma consolidated balance sheet of the Consolidated Group and pro forma consolidated statements of operations and cash flow of the Consolidated Group, in each case as of December 31, 2006, and certified by an Authorized Financial Officer of the Borrower, giving effect to the consummation of the transaction and reflecting the proposed capital structure of the Borrower after giving effect to the transaction; and

(o) such other information respecting the condition or operations, financial or otherwise, of the Consolidated Group as the Administrative Agent, or the required Lenders through the Administrative Agent, may from time to time reasonably request in writing.

Section 7.1.2 Preservation of Corporate Existence, etc. The Borrower will, and will cause Guarantor and each of their respective Subsidiaries to:

(a) preserve and maintain in full force and effect its corporate, limited liability company or partnership existence, as the case may be, under the laws of its state or jurisdiction of incorporation or organization (provided that the Borrower, Guarantor and their respective Subsidiaries may consummate any transaction permitted under Section 7.2.7), except, in the case of any such Subsidiary, to the extent that the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

(b) preserve and maintain in full force and effect its good standing under the laws of its state or jurisdiction of incorporation or organization and all material governmental and other rights, privileges, qualification, permits, licenses, intellectual property and franchises necessary in the normal conduct of its business except in each case to the extent that the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.1.3 Intentionally Omitted.

Section 7.1.4 Payment of Taxes. The Borrower will, and will cause Guarantor and each of their respective Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto; provided, however, that neither the Borrower, Guarantor nor any of their respective Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower, Guarantor or such Subsidiary) with respect thereto in accordance with GAAP.

Section 7.1.5 Compliance with Statutes, etc. The Borrower will, and will cause Guarantor and each of their respective Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations, licenses and other Requirements of Law (including Environmental Laws) having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist or except to the extent that the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7.1.6 Insurance. The Borrower will, and will cause Guarantor and each of their respective Subsidiaries to, at all times maintain in full force and effect, with third party insurance companies which are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business (including business interruption, terrorism insurance and wind storm insurance (but with respect to terrorism and wind storm coverage, only to the extent commercially reasonable or as required under Mortgage Indebtedness) against such casualties and contingencies and of such types and in such amounts, and with such deductibles, retentions, self-insured amounts and reinsurance provisions, as are customarily maintained by companies engaged in the same or similar businesses in the same general area, as well as corporate level excess liability coverage of at least $75,000,000. The Borrower will, upon request of the Administrative Agent or any Lender, furnish to Administrative Agent information presented in reasonable detail as to the insurance maintained by the Borrower and its Subsidiaries.

Section 7.1.7 Appraisals. In addition to the Initial Appraisals, the Administrative Agent shall annually obtain, at Borrower’s expense, an updated or replacement Acceptable Appraisal of each Borrowing Base Property.

Section 7.1.8 Further Assurances. Borrower will, and will cause Guarantor and each of their respective Subsidiaries to: (a) promptly execute and deliver any and all other and further instruments which may be reasonably requested by

Administrative Agent to cure any defect in the execution and delivery of any Loan Document or more fully describe particular aspects of any Subsidiary Guarantor’s, Guarantor’s or Borrower’s agreements set forth in the Loan Documents; and (b) promptly execute, deliver, and file all such notices, statements, and other documents and take such other steps, including but not limited to the amendment of the Pledge Agreement, the Guarantor Pledge Agreement and any financing statements prepared thereunder, as may be reasonably necessary or advisable, or that Administrative Agent may reasonably request, to render fully valid and enforceable under all applicable laws, the rights, liens, and priorities of Administrative Agent, for the benefit of the Lenders, with respect to all security from time to time furnished under this Agreement or the Pledge Agreement or the Guarantor Pledge Agreement or intended to be so furnished, in each case in such form and at such times as shall be reasonably satisfactory to Administrative Agent.

Section 7.1.9 Future Pledgors and Subsidiary Guarantors. Within twenty (20) days after the formation or acquisition by Borrower of any (direct or indirect) Domestic Subsidiary, except as otherwise provided in this Section 7.1.9, the Borrower shall notify the Administrative Agent of such event and:

(a) if such Person is a Borrowing Base Property Owner or owns Capital Stock in another Domestic Subsidiary that is not an Immaterial Subsidiary or a Restricted Subsidiary the Capital Stock of which is prohibited from being pledged, and such Person is not theretofore a party to the Pledge Agreement, execute and deliver to the Administrative Agent a supplement to the Pledge Agreement for the purposes of becoming a pledgor thereunder with respect to the Capital Stock of such other Domestic Subsidiary, as applicable; and

(b) the Borrower, Subsidiary Guarantor, or the Person that is required to become a pledgor under Section 7.1.9(a) above, shall, pursuant to (and to the extent required by) the Pledge Agreement, pledge to the Administrative Agent all of the outstanding shares of Capital Stock of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent, for the benefit of the Secured Creditors, in accordance with Article 8 of the U.C.C. or any other similar law which may be applicable); and

(c) unless such Subsidiary is a Restricted Subsidiary that is prohibited from becoming a Subsidiary Guarantor, such Subsidiary shall execute a Joinder to become party to the Subsidiary Guaranty, substantially in the form attached as Exhibit H hereto.

In addition, in the event that an existing Restricted Subsidiary ceases to qualify as a Restricted Subsidiary or an existing Immaterial Subsidiary ceases to qualify as an Immaterial Subsidiary, Borrower shall promptly cause the provisions of this Section 7.1.9 to be complied with. Further, if a Restricted Subsidiary is restricted (as and to the extent set forth in the definition of “Restricted Subsidiary”) from complying with a portion, but not all, of the provisions of this Section 7.1.9, Borrower shall cause such Subsidiary to comply with the portions hereof that are not so restricted.

Notwithstanding the foregoing, in the event that the Administrative Agent is satisfied that any Domestic Subsidiary that is (or will be) a Property Owner, or a single purpose entity that owns the Capital Stock of a Property Owner, will incur Indebtedness such that it will become a Restricted Subsidiary, then upon the request of the Borrower, the Administrative Agent may in its discretion waive the requirements of this Section 7.1.9 for a period of time, as established by the Administrative Agent, to enable such financing to be incurred; provided, however, that, if granted, such waiver may, at any time prior to such Subsidiary becoming a Restricted Subsidiary, be revoked by the Administrative Agent upon no less than ten (10) Business Days notice to Borrower and provided, further that no such waiver shall be applicable to subsequent transactions.

In the event that any Subsidiary Guarantor (other than a Borrowing Base Property Owner) becomes a Restricted Subsidiary in connection with the permitted incurrence of Indebtedness, or is otherwise released with the consent of the Required Lenders, the Administrative Agent, at the request and expense of the Borrower, will promptly deliver to the Borrower or such Subsidiary Guarantor, as applicable (without recourse and without any representation or warranty) releases thereof from the Subsidiary Guaranty and the Pledge Agreement, as applicable.

Section 7.1.10 Intentionally Omitted.

Section 7.1.11 Transactions with Affiliates. The Borrower will, and will cause Guarantor and each of their respective Subsidiaries to, conduct all transactions with any of their respective Affiliates upon terms that are substantially as favorable to the Borrower, Guarantor or such Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, Guarantor or such Subsidiary. Intercompany Indebtedness shall generally be permitted provided (i) the same is subordinated to this Facility and the full repayment of the Obligations and all obligations of Guarantor and any Subsidiary Guarantor under this Facility, (ii) the incurrence of such Indebtedness will not otherwise cause an Event of Default, (iii) intercompany loans to Subsidiaries which are not wholly-owned directly or indirectly by the Borrower or Subsidiary Guarantors are subject to reasonable approval by Administrative Agent and (iv) such Indebtedness otherwise complies with the terms and restrictions set forth in this Agreement; and provided, further, that, in addition to the foregoing, in the case of Indebtedness relating to a Borrowing Base Property or Borrowing Base Property Owner, (A) the holder thereof is (or becomes) a Subsidiary Guarantor and (B) such Indebtedness is pledged to the Administrative Agent as Loan Pledge Collateral pursuant to the Loan Pledge Agreement. The Borrowing Base Intercompany Indebtedness set forth on Schedule V and the other intercompany Indebtedness existing as of the Closing Date and identified in Item 7.1.11 of the Disclosure Schedule is permitted hereunder.

Section 7.1.12 Corporate Separateness. Borrower will, and will cause Guarantor and each of their respective Subsidiaries to, take all such action as is necessary to keep the operations of Borrower and its Subsidiaries separate and apart from those of

Guarantor including, without limitation, ensuring that all customary formalities regarding corporate existence, including holding regular board of directors’ meetings and maintenance of corporate records, are followed. All financial statements of Guarantor and Borrower provided to creditors will, to the full extent permitted by GAAP, clearly evidence the corporate separateness of Borrower and its Subsidiaries from Guarantor. Finally, no such company will take any action, or conduct its affairs in a manner which is likely to result in the corporate existence of Borrower and/or any of its Subsidiaries on the one hand, and Guarantor on the other, being ignored, or in the assets and liabilities of Borrower or any of its Subsidiaries being substantively consolidated with those of Guarantor in a bankruptcy, reorganization, or other insolvency proceeding.

Section 7.1.13 End of Fiscal Year. The Borrower will, for financial reporting purposes, cause each of its Domestic Subsidiaries’, Fiscal Years to end on December 31 of each year (the “Fiscal Year End”); provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the definition of Fiscal Year End set forth above to any other date reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent, will and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 7.1.14 Interest Rate Protection Agreements. At least eighty percent (80%) of the outstanding principal amount of all Indebtedness for borrowed money of the Consolidated Group shall be either (a) subject to a fixed interest rate or (b) hedged pursuant to an Interest Rate Protection Agreement that is: (i) acceptable to the lender or lenders providing such Indebtedness, if such lenders or lenders required such Interest Rate Protection Agreement with respect to such Indebtedness, (ii) acceptable to Moody’s Investors Service, Inc., Standard & Poor’s Rating Group, a division of McGraw Hill, Inc., a New York corporation, or Fitch Ratings, Inc., if such ratings agency required such Interest Rate Protection Agreement with respect to rating such Indebtedness, or (iii) reasonably acceptable to Administrative Agent, in all other cases.

Section 7.1.15 Intentionally Omitted.

Section 7.1.16 Parent Guarantor. Guarantor will at all times (i) qualify and maintain its status as a self-directed and self-administered REIT, (ii) remain a publicly traded company with common stock listed on the New York Stock Exchange or NASDAQ, (iii) conduct substantially all of its business and hold substantially all of its assets through the Borrower and operate its business at all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code, and (iv) maintain adequate records so as to comply with all record-keeping requirements relating to the qualification of Guarantor as a real estate investment trust as required by the Code and applicable regulations of the Department of Treasury promulgated thereunder and will properly prepare and timely file with the U.S. Internal Revenue Service all returns and reports required thereby.

Section 7.1.17 Maintenance, Repairs, and Alterations. Except to the extent the failure to do so could not reasonably be expected to materially adversely affect a Borrowing Base Property or have a Material Adverse Effect:

(a) Borrower will cause each of the Consolidated Group Properties to be operated, maintained, and managed in a professional manner at all times in all material respects as an upscale, upper-upscale or luxury hotel project under the names shown on Schedule III (as supplemented from time to time to reflect changes reasonably approved by Administrative Agent) and in a manner consistent with the way it is operated, maintained, and managed as of the date hereof with respect to any Consolidated Group Property owned or leased by Borrower on the date hereof (including all marketing, advertising, promotional, and reservation programs available as of the date hereof with respect to any such Consolidated Group Property). Borrower will keep in effect (or cause to be kept in effect) at all times all permits, licenses, and contractual arrangements as may be necessary to meet the standard of operation described in the foregoing sentence or as may be required by the law. Upon the request of the Administrative Agent, the Borrower will deliver to Administrative Agent true, correct, and complete copies of all permits and licenses necessary for the ownership and operation of the Consolidated Group Properties, issued in the name of the applicable Consolidated Group Property and consistent with any legal requirements.

(b) Borrower will not commit or permit any waste or deterioration of or to any Consolidated Group Property.

(c) Borrower will act prudently and in accordance with customary industry standards in managing and operating the Consolidated Group Properties. Borrower will keep the Consolidated Group Properties and all of its other assets which are reasonably necessary to the conduct of its business in good working order and condition, normal wear and tear excepted.

(d) The Borrower will, and will cause Guarantor and each of their respective Subsidiaries to pay and discharge all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any properties of the Borrower, Guarantor or any of their respective Subsidiaries; provided, however, that neither the Borrower, Guarantor nor any of their respective Subsidiaries shall be required hereunder to pay any such claim that is being contested in good faith if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower, Guarantor or such Subsidiary) with respect thereto in accordance with GAAP.

Section 7.1.18 Access; Annual Meetings with Lenders.

(a) Access. The Borrower shall, at any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent or any of the Lenders, or any agents or representatives thereof to, under the guidance of officers of the Borrower (unless such officers are not made available for such purpose upon reasonable advance notice), (i) examine and make copies (at the expense of Borrower) of and abstracts from the records and books of account of the Consolidated Group, (ii) visit the properties of the Consolidated Group, (iii) discuss the affairs, finances and accounts of the Consolidated Group with any of their respective officers or directors, and (iv) communicate directly with the Borrower’s independent certified public accountants.

(b) Annual Meetings with Lenders. At the request of the Administrative Agent or the Required Lenders, the Borrower shall, at least once during each Fiscal Year (other than during the Fiscal Year in effect on the Closing Date) of the Borrower, hold a meeting (at a mutually agreeable location and time) with all of the Lenders at which meeting the financial results of the previous Fiscal Year and the financial condition of the Consolidated Group and the budgets presented for the current Fiscal Year of the Consolidated Group shall be reviewed, with each Lender bearing its own travel, lodging, food and other costs associated with attending any such meeting.

Section 7.1.19 Keeping of Books. The Borrower shall keep, and shall cause Guarantor and each of their respective Subsidiaries to keep, proper books of record and account, in which proper entries shall be made of all financial transactions and the assets and business of the Borrower, Guarantor and each respective Subsidiary.

Section 7.1.20 Management Letters. Promptly after the Borrower’s receipt thereof, a copy of any “management letter” received by the Borrower, Guarantor or any of their respective Subsidiaries from its certified public accountants and management’s responses, if any, thereto shall be delivered to Administrative Agent.

Section 7.1.21 Intentionally Omitted.

Section 7.1.22 Borrowing Base Properties.

(a) (i) Borrower shall own at least three (3) Borrowing Base Properties at all times, of which no fewer than two (2) must be located in the United States of America; (ii) no Borrowing Base Property and no Capital Stock in any Borrowing Base Property Owner shall at any time be subject to or encumbered by (A) any Indebtedness other than Permitted Borrowing Base Debt, or (B) any Lien other than a Permitted Borrowing Base Lien, (iii) no more than three (3) Properties located outside of the United State of America may qualify as Borrowing Base Properties at any time, and (iv) no more than two (2) Borrowing Base Properties may include a condominium or timeshare component or otherwise be part of a condominium or similar development that includes a residential/hotel condominium, fractional interest or timeshare component, in any such case unless otherwise agreed by the Required Lenders, and (v) at least three (3) Borrowing Base Properties shall at all times qualify as “luxury” or “upper-upscale” hotels, as designated by Smith Travel Research (or a similar successor company designated by Administrative Agent).

(b) A Property may cease to qualify as a Borrowing Base Property, but may subsequently regain its status as a Borrowing Base Property as provided in clause (c) below.

(c) The Properties approved as Borrowing Base Properties as of the Closing Date are set forth on Schedule II hereto. Borrower may propose to include additional Properties (whether New Acquisitions, former Development Properties or Properties that had been Borrowing Base Properties but ceased to qualify as such) by sending written proposals for inclusion to the Administrative Agent together with (i) a certification by the Borrower that such Property then satisfies the criteria for a Borrowing Base Property or, if a waiver or discretionary approval is required with respect to any element thereof, so specifying, (ii) reasonable supporting documentation with respect to each of the elements of such certification or request, (iii) an Acceptable Appraisal of the proposed Borrowing Base Property and (iv) a Title Search with respect to such proposed Borrowing Base Property. The Administrative Agent will make such request and materials available to the Lenders and will endeavor promptly either to (A) accept in writing the Borrower’s certification that such Property satisfies the criteria and is deemed a Borrowing Base Property (or specify the reason it is unable to so accept) or (B) solicit the consent or waiver of the Required Lenders with respect to any matter so requested by the Borrower.

(d) Borrower shall promptly after any Responsible Officer of the Borrower obtains knowledge thereof notify Administrative Agent of: (i) any material structural defects or Environmental Occurrence affecting a Borrowing Base Property or (ii) the occurrence of any casualty event affecting a Borrowing Base Property, or (iii) any other event or occurrence which would cause a Borrowing Base Property to cease to qualify as such. In such event, the affected Borrowing Base Property will immediately, as of the occurrence, cease to qualify as a Borrowing Base Property hereunder, except to the extent provided in the following sentence. In the event that structural defects, Environmental Occurrence or casualty result in the temporary closure (for repair, restoration or remediation) of less than 25% of the rooms in such hotel and provided that the applicable Property Owner has given reasonable security to the Lenders to insure that such repair, restoration or remediation will be promptly and diligently resolved in a good and workman-like manner within one hundred twenty (120) days, then such Property will not cease to qualify as a Borrowing Base Property for so long as such conditions remain satisfied and provided that such issues are finally repaired or resolved within one hundred twenty (120) day period.

Section 7.2 Negative Covenants. The Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated, all Letters of Credit have terminated or expired and all Obligations have been paid and performed in full, the Borrower will comply with the covenants set forth in this Section 7.2.

Section 7.2.1 Changes in Business. Borrower will not, and will not permit Guarantor or any of their respective Subsidiaries to, engage in any significant business or activities in any industries or business segments, other than the business and activities conducted by Borrower, Guarantor and their respective Subsidiaries (taken as a whole) on the Closing Date (i.e., the acquisition, ownership and operation of hotels and interests therein), and other businesses and activities related or incidental thereto.

Section 7.2.2 Indebtedness. The Borrower will not, and will not permit Guarantor or any of their respective Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a) Mortgage Indebtedness and Mezzanine Indebtedness, including customary recourse guaranties provided in connection therewith;

(b) Unsecured Indebtedness incurred in connection with Permitted Construction Indebtedness, subject to compliance with the covenants set forth in Section 7.2.9, not to exceed $100,000,000 in aggregate principal amount at any time;

(c) Permitted Borrowing Base Debt;

(d) Indebtedness incurred by Borrower, Guarantor and their respective Subsidiaries in respect of (i) Credit Hedging Agreements and other Hedging Agreements entered into in the ordinary course and not for speculative purposes, (ii) purchase money indebtedness, capital lease obligations or other indebtedness for FF&E incurred in the ordinary course of business (but, in either case, not with respect to Property acquisitions or in any event recourse to Borrower or Guarantor), (iii) hotel management agreement fees and obligations incurred in the ordinary course of business, and (iv) other trade payables, letter of credit reimbursement obligations or guaranties (excluding guarantees of indebtedness for borrowed money or letter of credit reimbursement obligations relating to indebtedness for borrowed money) incurred in the ordinary course of business, subject to compliance with the covenants set forth in Section 7.2.4.

(e) All Obligations hereunder, including pursuant to the Guaranty and Subsidiary Guaranty;

(f) Indebtedness secured by any Liens permitted pursuant to Section 7.2.3;

(g) Indebtedness existing as of the Closing Date and identified in Item 7.1.11 of the Disclosure Schedule and Indebtedness to be incurred on the Hamburg and Paris assets, substantially in accordance with the term sheets therefor attached to Schedule VI; as well as refinancings of such Hamburg and Paris Indebtedness, subject to compliance with the covenants set forth in Section 7.2.4, so long as (i) any excess proceeds are used to pay down the Facility, (ii) there is no additional recourse to Borrower or Guarantor as a result of such refinancing and (iii) such refinancing is approved by the Administrative Agent in its reasonable discretion; and

(h) Unsecured Indebtedness not otherwise permitted under the foregoing clauses (a)-(g), subject to compliance with the covenants set forth in Section 7.2.9, not to exceed $50,000,000 in aggregate principal amount at any time.

Section 7.2.3 Liens. The Borrower and Guarantor will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase or leaseback such property or assets (including sales or accounts receivable with recourse to such Borrower, Guarantor or any of their respective Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except, with respect to Borrowing Base Properties, Permitted Borrowing Base Liens and with respect to all Properties other than Borrowing Base Properties, the following:

(a) Liens securing payment of the Obligations granted pursuant to any Loan Document or Liens securing Credit Hedging Agreements;

(b) Liens securing Permitted Construction Indebtedness;

(c) Liens securing Mortgage Indebtedness or Mezzanine Indebtedness;

(d) Liens securing Indebtedness of the type permitted and described in clause (c) or (d) of Section 7.2.2;

(e) Liens on cash or Cash Equivalents or deposit accounts holding cash or Cash Equivalents securing Hedging Agreements or letter of credit reimbursement obligations permitted under Section 7.2.2(e) or Liens securing FF&E purchase money indebtedness or capital lease obligations permitted under Section 7.2.2(e);

(f) inchoate Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or to the extent payment is not required pursuant to Section 7.1.4;

(g) Liens of carriers, warehousemen, mechanics, materialmen and landlords and other similar Liens imposed by law incurred in the ordinary course of business, in each case so long as such Liens could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect;

(h) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory and regulatory obligations, bids, leases and contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety bonds or performance or return-of-money bonds;

(i) Liens consisting of judgment or judicial attachment liens in circumstances not constituting an Event of Default under Section 8.1.6;

(j) easements, rights-of-way, municipal and zoning ordinances or similar restrictions, minor defects or irregularities in title and other similar charges or encumbrances not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries;

(k) Leases for space entered into in the ordinary course of business affecting any Property (to tenants as tenants only, without purchase rights or options); and

(l) Liens arising solely by virtue of any statutory or common law provision relating to banks’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that such deposit account is not a cash collateral account.

Section 7.2.4 Financial Covenants. The Borrower will not permit to occur any of the events set forth below.

(a) Total Fixed Charge Coverage Ratio. The Borrower will not permit the Total Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter to be: (i) less than 1.20:1.00 through and including the second anniversary of the Closing Date and (ii) less than 1.30:1.00 at any time after the second anniversary of the Closing Date.

(b) Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio to be greater than 0.65 to 1.0.

(c) Net Worth. The Borrower will not permit, as of any date, Consolidated Tangible Net Worth to be less than an amount equal to $1,585,991,000 plus seventy-five percent (75%) of the proceeds to Guarantor of any new issuances of common Capital Stock.

(d) Construction Cost. The Borrower will not permit Construction Costs of the Consolidated Group, including, in the case of Unconsolidated Subsidiaries, the greater of (i) Borrower’s Share of such Construction Cost and (ii) the amount (without duplication) of such Construction Cost for which the member of the Consolidated Group is liable, at any time to exceed fifteen percent (15%) of the aggregate Gross Asset Value in respect of all of the Properties, excluding however those Construction Costs to be expended in repairing the Hyatt New

Orleans Property and re-opening such Property to the general public following Hurricane Katrina.

(e) Minority Joint Ventures. The Borrower will not permit its Share of the aggregate Net Asset Value of Properties held in Unconsolidated Subsidiaries at any time to exceed 25% of the aggregate Gross Asset Value in respect of all of the Properties.

(f) Construction Costs and Minority Joint Ventures. The Borrower will not permit (i) the sum of the Construction Costs described in clause (g) above and the Borrower’s Share of the aggregate Net Asset Value of Properties held in Unconsolidated Subsidiaries to exceed at any time (ii) thirty-five percent (35%) of the aggregate Gross Asset Value in respect of all of the Properties.

Section 7.2.5 Investments. The Borrower will not, and will not permit Guarantor or any of their respective Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person except:

(a) Investments existing as of the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule, provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 7.2.5;

(b) Investments in Cash Equivalents;

(c) without duplication, Investments to the extent permitted as Indebtedness pursuant to Section 7.2.2;

(d) without duplication, Capital Expenditures;

(e) without duplication, Investments permitted by Section 7.2.6;

(f) acquisitions of Properties provided that the financial covenants in Section 7.2.4 are complied with;

(g) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(h) loans to Subsidiaries permitted pursuant to Section 7.1.11;

(i) loans and advances to employees of the Guarantor, the Borrower or any Subsidiary in the ordinary course of business, including in connection with a management incentive plan, not to exceed $5,000,000.00 in the aggregate;

(j) Investments in the Capital Stock of any Subsidiary; and

(k) Investments in Unconsolidated Subsidiaries unless the Borrower’s Share of the Net Asset Value of Properties held in all Unconsolidated Subsidiaries is equal to or greater than 25% of the aggregate Gross Asset Value of all the Properties.

Section 7.2.6 Restricted Payments, etc.

(a) Borrower will not, nor will Borrower permit Guarantor or any of their respective Subsidiaries to, authorize, declare or pay any Dividends, except that:

(i) any Subsidiary of Borrower may authorize, declare and pay cash Dividends to Borrower or to any Subsidiary of Borrower; and

(ii) Guarantor, Borrower and any of their respective Subsidiaries may authorize, declare or pay Dividends from time to time (in addition to those permitted pursuant to the preceding clause (i)), so long as (A) no Event of Default exists at the time of the respective authorization, declaration or payment or would exist immediately after giving effect thereto, (B) calculations are made by Borrower establishing compliance with the financial covenants contained in Section 7.2.4 for the Test Period, on a pro forma basis (giving effect to the payment of the applicable Dividend).

(b) Without limitation of the foregoing, any Dividend that is a redemption, retirement, purchase or other acquisition or similar transaction, of any class of Borrower’s or Guarantor’s outstanding Capital Stock (each, a “Share Repurchase”) shall be permitted only upon Borrower’s certification to the Administrative Agent that the Total Leverage Ratio, on a pro forma basis after giving effect to such Share Repurchase would not be (i) during the first three years following the Closing Date, equal or exceed sixty percent (60%) and (ii) at any time from and after the third anniversary of the Closing Date, equal or exceed fifty-five percent (55%).

(c) No Dividend, including any Share Repurchase, or other payment may be paid or made under this Section 7.2.6 at any time that an Event of Default shall have occurred and be continuing or would result from any such Dividend or other payment; provided, however, that notwithstanding the restrictions of Section 7.2.6(a) or the first part of this sentence, for so long as Guarantor qualifies, or has taken all other actions necessary to qualify, as a “real estate investment trust” under the Code during any Fiscal Year of Guarantor, the Borrower may authorize, declare and pay quarterly cash Dividends (which may be based on estimates) to Guarantor when and to the extent necessary for Guarantor to distribute, and Guarantor may so distribute, cash Dividends to its shareholders generally in an aggregate amount not to exceed the minimum amount necessary for Guarantor to maintain its tax status as a real estate investment trust, unless the Borrower receives notice from the Administrative Agent of any monetary Event of Default or other material Event of Default.

Section 7.2.7 Consolidations and Mergers; Dispositions. The Borrower will not, and will not suffer or permit Guarantor or any of their respective Subsidiaries to, merge, consolidate, reorganize or otherwise combine or liquidate with or into, whether in one transaction or in a series of transactions to or in favor of, any Person except for (i) transactions that occur between wholly-owned Subsidiaries, (ii) transactions where the Borrower is the surviving entity and there is no change in the type of business conducted (i.e., from that of a hotel owner and operator) and no other Change of Control or Default results from such transaction, (iii) transactions otherwise permitted hereunder including in connection with a permitted Disposition, or (iv) transactions otherwise approved in advance by Administrative Agent or the Required Lenders. The Borrower will not, and will not permit Guarantor and any of their respective Subsidiaries to enter into or consummate any Disposition (other than any Disposition resulting from a casualty or condemnation, a Disposition by any Subsidiary to any wholly-owned Subsidiary of Borrower or to Borrower or otherwise approved in advance by the Required Lenders) if (A) an Event of Default then exists; or (B) the Disposition would result in (1) proceeds of less than eighty-five percent (85%) cash or Cash Equivalents or (2) Capital Stock in a Subsidiary or Joint Venture that would otherwise not be permitted under this Agreement; or (C) the Disposition is not on a bona fide arms-length basis; or (D) the Disposition would, on an actual or pro forma basis, cause an Event of Default or the breach of the financial covenants set forth in Section 7.2.4.

Section 7.2.8 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit Guarantor or any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay Dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower, Guarantor or any of their Subsidiaries, or pay any Indebtedness owed to the Borrower, Guarantor or any of their respective Subsidiaries, (y) make loans or advances to the Borrower, Guarantor or any of their respective Subsidiaries or (z) transfer any of its properties or assets to the Borrower, Guarantor or any of their respective Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower, Guarantor or any of their respective Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement or other contract entered into by the Borrower, Guarantor or any of their respective Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any assets subject to or restrictions on the making of distributions imposed in connection with a Lien permitted by Sections 7.2.3(b), (c) or (d), and (vi) restrictions on transfer imposed on Restricted Subsidiaries or with respect to Properties owned by Restricted Subsidiaries.

Section 7.2.9 Covenant Restrictions. No Recourse Indebtedness of the Borrower or Guarantor shall contain any covenant or restriction which is more restrictive than any covenant or restriction contained in this Agreement or any other Loan

Documents. Without limiting the rights and remedies of the Lenders with respect to any breach of the foregoing covenant, any such more restrictive covenant or restriction shall be deemed incorporated herein, mutatis mutandis, and applicable to the Facility.

Section 7.2.10 Organic Documents. Neither the Guarantor nor the Borrower shall amend, modify or otherwise change any of the terms or provisions in any of its respective Organic Documents as in effect on the Closing Date, except amendments to effect changes that could not be reasonably expected to have Material Adverse Effect; provided, however in no event shall the Organic Documents of Borrower be amended in any manner to reduce or otherwise diminish the management rights and powers of the managing member without the consent of the Administrative Agent.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an “Event of Default.”

Section 8.1.1 Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of

(a) any principal or interest of any Loan; or

(b) any fee described in Article III or of any other amount payable hereunder or under any other Loan Document and such default shall continue unremedied for a period of five (5) Business Days.

Section 8.1.2 Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V), is or shall be incorrect, false or misleading when made or deemed to have been made in any material respect.

Section 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrower shall (a) default in the due performance and observance of any of its obligations under Section 7.1.1 (f), Section 7.1.2 (but only to the extent arising from the failure of Guarantor or Borrower to preserve and keep in full force and effect its existence), Section 7.1.16, Section 7.1.22(a), or Section 7.2 hereof, or (b) default in the due performance and observance of any of its obligations under Section 7.1.1(g), (k) or (m), Section 7.1.6, Section 7.1.14, or Section 7.1.22(c) hereof and such default shall continue unremedied for a period of ten (10) days.

Section 8.1.4 Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of thirty (30) days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; provided, however, that if such default is susceptible of cure but cannot reasonably be cured within such 30 day period and the Borrower shall have commenced to cure such default within such 30 day period and is working in good faith to cure the same, such 30 day period shall be extended for up to an additional thirty (30) days.

Section 8.1.5 Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Consolidated Group having a principal amount, individually or in the aggregate, in excess of $25,000,000 (exclusive of non-recourse debt related to the Prague asset identified on Schedule V attached hereto), or a default shall occur in the performance or observance of any obligation or condition, or any other event shall occur or condition shall exist, in either case, with respect to such Indebtedness (subject to any applicable grace period) if the effect of such default or other event or condition is to accelerate the maturity of any such Indebtedness or cause such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or to cause an offer to purchase or defease such Indebtedness to be required to be made, prior to its expressed maturity.

Section 8.1.6 Judgments. Any judgment, order, decree or arbitration award for the payment of money in excess of $5,000,000 (to the extent not fully covered by a solvent third party insurance company (less any applicable deductible) and as to which the insurer has not disputed in writing its responsibility to cover such judgment, order, decree or arbitration award) shall be rendered against Borrower, Guarantor or any of their respective Subsidiaries and the same shall not have been satisfied or vacated or discharged or stayed or bonded pending appeal within 60 days after the entry thereof.

Section 8.1.7 ERISA. An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan.

Section 8.1.8 Change of Control. Any Change of Control shall occur.

Section 8.1.9 Bankruptcy, Insolvency, etc. The Borrower, Guarantor, or any of their respective Subsidiaries (except for Subsidiaries that are not Property Owners and which own in the aggregate less than $25,000,000 of assets) shall:

(a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by the Borrower or any such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or any Subsidiary, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

(e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

Section 8.1.10 Impairment of Security, etc. The Pledge Agreement, the Guarantor Pledge Agreement or the Guaranty, in whole or in material part, or any Lien granted under the Pledge Agreement or the Guarantor Pledge Agreement shall (except in accordance with its terms and except as a result of acts or omissions of the Administrative Agent or any Lender) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any party thereto; the Borrower, any Guarantor or any other party shall, directly or indirectly, deny or disaffirm in writing such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

Section 8.1.11 Intentionally Omitted.

Section 8.1.12 Intentionally Omitted.

Section 8.1.13 Termination of Agreements. Any Material Agreement shall be terminated pursuant to the terms thereof and shall not be replaced with a new corresponding Material Agreement or other arrangement reasonably satisfactory to the Administrative Agent within sixty (60) days.

Section 8.1.14 REIT Status. Guarantor shall for any reason, whether or not within the control of the Borrower, cease to maintain its status as REIT.

Section 8.1.15 Intentionally Omitted.

Section 8.1.16 Illegal or Invalid. If this Agreement or any other Loan Document shall terminate or shall cease to be effective or shall cease to be a legally valid, binding and enforceable obligation of Borrower or Guarantor.

Section 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations

(including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

Section 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction or with the consent of the Required Lenders, shall by written notice to the Borrower declare all of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Revolving Loan Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate and the Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

Section 8.4 Actions in Respect of Letters of Credit.

(a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent, after consultation with the Lenders, may, and upon the demand of the Required Lenders shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand) the Borrower shall, pay to the Administrative Agent, on behalf of the Lenders, in same day funds at the Administrative Agent’s office designated in such demand, for deposit in a special cash collateral account (the “Letter of Credit Collateral Account”) to be maintained in the name of the Administrative Agent (on behalf of the Lenders) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Outstandings (taking into account any amounts then on deposit in the Letter of Credit Collateral Account) under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

(b) The Borrower hereby pledges, assigns and grants to the Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the “Letter of Credit Collateral”):

(i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

(ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

(iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

(iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

(c) The Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Lenders to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by the Borrower to the Lenders in respect of the Letters of Credit.

(d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 8.4(h) or Section 2.6.7 hereof.

(e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 8.4.

(f) If any Event of Default shall have occurred and be continuing:

(i) The Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of any unpaid Obligations then due and payable, in such order as the Administrative Agent shall elect against the Letter of Credit Collateral Account or any part thereof. The rights of the Administrative Agent under this Section 8.4 are in addition to any rights and remedies which any Lender may have.

(ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

(g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

(h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations (including without limitation all Letter of Credit Outstandings) hereunder and under any other Loan Document after the termination or expiration of all of the Commitments shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.1 Appointment.

(a) The Lenders hereby irrevocably designate and appoint DBTCA as Administrative Agent (for purposes of this Article IX and Sections 10.3 and 10.12, the term “Administrative Agent” also shall include Deutsche Bank Securities Inc., an affiliate of DBTCA, and Citigroup Global Markets, Inc. in their capacities as Co-Lead Arrangers and Joint Book Running Managers in connection with this Agreement and the financings contemplated hereby) to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder or under the other Loan Documents by or through its officers, directors, agents, employees or affiliates.

(b) Each Lender hereby irrevocably appoints the Issuer to act on behalf of such Lenders with respect to any Letters of Credit issued by the Issuer and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for such Issuer with respect thereto; provided, however, that the Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the Issuer in connection with Letters of Credit issued by it or proposed to be issued by it pertaining to the Letters of Credit as fully as if the term “Administrative Agent,” as used in this Article IX, included the Issuer with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuer.

Section 9.2 Hedging Counterparty Intercreditor Agreements. At the request of Borrower, the Administrative Agent on behalf of the Lenders will enter into a Hedging Counterparty Intercreditor Agreement in order to permit the sharing of Collateral on a pari pasu basis among the Lenders and the Pari-Pasu Hedging Counterparties, provided that such Hedging Counterparty Intercreditor Agreement:

(i) limits the maximum aggregate pro rata share in Collateral to which the Pari-Pasu Hedging Counterparties could be entitled to Ten Million Dollars ($10,000,000) in principal amount, including with respect to any interests, liabilities or Net Termination Values under the Pari-Pasu Hedging Agreements, whether or not actually in excess of Ten Million Dollars ($10,000,000);

(ii) requires the Pari-Pasu Hedging Counterparties to in all events standstill and forebear with respect to any actions relating to the Collateral;

(iii) provides for reasonable acknowledgment by each Pari-Pasu Hedging Counterparty that it has no rights or obligations with respect to the Facility or Collateral, other than the sharing arrangements expressly provided in the intercreditor agreement;

(iv) requires as a condition to the sharing of such Collateral that such Pari-Pasu Hedging Counterparty bear its pro rata share of all expenses incurred by the Administrative Agent and Secured Creditors in connection with the ownership, operation, maintenance, marketing and sale of the Collateral;

(v) relates to a Hedging Agreement that has been pledged by Borrower (and/or Guarantor, as applicable), pursuant to documents in form and substance reasonably acceptable to the Administrative Agent, as additional Collateral for the Facility; and

(vi) is otherwise on terms and conditions and in form and substance, including with respect to indemnification of the Administrative Agent and the Lenders, reasonably acceptable to the Administrative Agent and the Required Lenders.

Section 9.3 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable to any Person for any action taken or omitted by it or them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

Section 9.4 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower, Guarantor and their respective Subsidiaries in connection with the making and the continuance of the Credit Extensions and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower, Guarantor and their respective Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of any Credit Extension or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein, in any other Loan Document or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower, Guarantor or any of their respective Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower, Guarantor or any of their respective Subsidiaries or the existence or possible existence of any Default or Event of Default.

Section 9.5 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received written instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders, or such greater number of Lenders as may be expressly required under Section 10.1.

Section 9.6 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice,

statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

Section 9.7 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.8 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lender,” “Required Lenders,” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any member of the Consolidated Group or any Affiliate of any member of the Consolidated Group (or any Person engaged in a similar business with any member of the Consolidated Group or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any member of the Consolidated Group or any Affiliate of any member of the Consolidated Group for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

Section 9.9 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

Section 9.10 Resignation by the Administrative Agent.

(a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Loan Documents at any time by giving thirty (30) days prior written notice to the Lenders and, unless an Event of Default then exists with respect to the Borrower, the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as the Issuer, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit and (y) shall maintain all of its rights as the Issuer with respect to any Letters of Credit issued by it prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below in this Section 9.10 or as otherwise provided below in this Section 9.10.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent and Issuer hereunder and who shall be either an Affiliate of the Administrative Agent or a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower’s approval or acceptance shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30 day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent and Issuer hereunder and until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above in this Section 9.10 by the 35th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 9.10, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents and the provisions of this Article IX shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Waivers, Amendments, etc.

(a) Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective parties thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) with Obligations being directly affected thereby, (i) extend the final scheduled maturity of any Revolving Loan or Note or extend the Stated Expiry Date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or fees thereon or reduce the principal amount thereof (except to the extent repaid in cash) or extend the time for payment thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions was not to reduce the interest or fees payable hereunder), (ii) amend, modify or waive any provision of this Section 10.1, (iii) reduce the percentage specified in the definition of Required Lenders, (iv) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement, (v) release Guarantor from the Guaranty, or (vi) release any Subsidiary Guarantor from the Subsidiary Guaranty or release all or any material portion of the Collateral, except, in each case, as provided in Section 7.1.9 or in connection with a Disposition or refinancing that is otherwise permitted pursuant to the terms of this Agreement; provided further, that, in addition to the consent of the Required Lenders required above, no such change, waiver, discharge or termination shall (A) increase the Revolving Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Revolving Loan Commitment Amount shall not constitute an increase of the Revolving Loan Commitment of any Lender, and that an increase in the available portion of any Revolving Loan Commitment of any Lender shall not constitute an increase of the Revolving Loan Commitment of such Lender), or (B) without the consent of the Issuer, amend, modify or waive any provision of Sections 2.1.2, 2.1.4, or 2.6, or alter its rights or obligations with respect to Letters of Credit.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 10.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 4.4 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination; provided further, that in any event the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 10.1(a).

(c) No failure or delay on the part of the Administrative Agent, the Issuer or any Lender in exercising any power, privilege or right under this Agreement or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, privilege or right preclude any other or further exercise thereof or the exercise of any other power, privilege or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Issuer or any Lender would otherwise have.

Section 10.2 Notices. All notices and other communications provided to any party hereto under this Agreement or under any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto, in the case of the Borrower or the Administrative Agent, or set forth below its name in Annex I hereto or in a Lender Assignment Agreement, in the case of any Lender (including in its separate capacity as the Issuer), or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

Section 10.3 Payment of Costs and Expenses; Indemnification. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP and the Administrative Agent’s other counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts and administrative functions with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Lenders and the Issuer in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Lenders and the Issuer); (ii) pay and hold the Administrative Agent, each of the Lenders and the Issuer harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Lenders and the Issuer harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, each of the Lenders and the Issuer) to pay such taxes; and (iii) indemnify the Administrative Agent, each Lender and the Issuer, and each of their respective officers, directors, employees, representatives, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Lender or the Issuer is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of Borrower) related to the entering into and/or performance of this Agreement or any other Loan Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Loan Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any real property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance by the Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any real property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any real property at any time owned, leased or operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any portion of any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Lenders or the Issuer set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

Section 10.4 Survival and Recourse Nature of Obligations. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6 and 10.3, and the obligations of the Lenders under Section 9.7 and Section 10.9.2, shall in each case survive any assignment from one Lender to another (in the case of Section 10.3 or Section 10.9.2) and any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Revolving Loan Commitments. In addition, all provisions herein and in any other Loan Document (other than Section 3.3.3 hereof) relating to outstanding Letters of Credit and Excess Cash Collateral shall survive termination of this Agreement until all outstanding Letters of Credit have been drawn in full or terminated and all Excess Cash Collateral has been returned to the Borrower if required pursuant to Section 2.6.7 or Section 8.4. The representations and warranties made by Borrower, Guarantor, and each Subsidiary Guarantor, in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. Borrower, pursuant to this Agreement, and Guarantor and each Subsidiary Guarantor, pursuant to the Guaranty and the Subsidiary Guaranty, as applicable, agrees that they shall be personally liable (whether by suit, deficiency judgment or otherwise) and there shall be full recourse to the Borrower, Guarantor and each Subsidiary Guarantor, for the full payment and performance of the Obligations; provided that the amount of liability of any Subsidiary Guarantor shall not exceed the fair market value of its assets less any liabilities (it being the intention of the parties that no Subsidiary Guarantor shall become insolvent as a result of its obligations hereunder and under the other Loan Documents). It is understood and agreed that each of Borrower, Guarantor and each Subsidiary Guarantor shall remain liable with respect to their Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged to Lender under the Pledge Agreement, the Guarantor Pledge Agreement and the aggregate amount of such Obligations.

Section 10.5 Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

Section 10.6 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower, the Administrative Agent and each of the Lenders (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower and each Lender.

Section 10.7 Governing Law; Entire Agreement. THIS AGREEMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT FEES) SHALL EACH BE DEEMED TO BE A CONTRACT

MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

Section 10.8 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

(a) the Borrower may not assign or transfer its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Administrative Agent and all of the Lenders; and

(b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.9.

Section 10.9 Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Lender may assign, or sell participations in, its Loans, Letter of Credit Outstandings and Commitments to one or more other Persons in accordance with this Section 10.9.

Section 10.9.1 Assignments.

(a) Upon prior notice to the Borrower, and the Administrative Agent, any Lender may at any time assign and delegate to one or more Eligible Assignees with the consent of the Borrower, the Administrative Agent and the Issuer (which consents of the Borrower and the Issuer shall not be required (x) if the Eligible Assignee is a Lender or an Affiliate of a Lender, or (y) in the case of the Borrower, if a Specified Default or an Event of Default exists, and each of which consents shall not be unreasonably withheld or delayed if such consents are in fact required), all or any fraction of such Lender’s total Loans, Letter of Credit Outstandings and Commitments; provided, however, that (x) the assigning Lender must assign a pro rata portion of each of its Revolving Loan Commitments, Revolving Loans and interest in Letter of Credit Outstandings and (y) no Lender may assign a Commitment of less than $5,000,000 or, unless such Lender has assigned the entirety of its Commitment, retain a Commitment of less than $5,000,000. The Borrower and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until:

(i) notice of such assignment and delegation, together with (A) payment instructions, (B) the Internal Revenue Service Forms or other statements contemplated or required to be delivered pursuant to Section 4.6, if applicable, (C) addresses and related information with respect to such Eligible Assignee, shall have been delivered to the Borrower and the

Administrative Agent by such Lender and such Eligible Assignee and (D) the Administrative Agent has made the appropriate entries in the Register;

(ii) such Eligible Assignee shall have executed and delivered to the Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent; and

(iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Eligible Assignee thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Eligible Assignee in connection with the Lender Assignment Agreement, shall have the rights and obligations of assignor Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with the Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Accrued interest on that part of the Loans assigned, if any, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Unless such Eligible Assignee is an Affiliate of the assignor Lender, such assignor Lender or such Eligible Assignee must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement. Any attempted assignment and delegation not made in accordance with this Section 10.9.1 shall be null and void.

(b) Nothing in this Agreement shall prevent or prohibit Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (b) shall release the transferor Lender from any of its obligations hereunder.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent specified below its signature hereto (or at such other address as may be designated by the Administrative Agent from time to time in accordance with Section 10.2) a copy of each Lender Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of and principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive and binding, in the absence of clearly demonstrable error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a

Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

Section 10.9.2 Participations. Any Lender may at any time sell to one or more commercial lenders, financial institutions or other Persons (each of such commercial lenders, financial institutions or other Persons being herein called a “Participant”) participating interests in any of the Loans, Letter of Credit Outstandings, Commitments, or other interests of such Lender hereunder (including loan derivatives and similar swap arrangements based on such Lender’s interests hereunder); provided, however, that

(a) no participation contemplated in this Section 10.9.2 shall relieve Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

(b) Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

(c) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and under each of the other Loan Documents;

(d) no Participant, unless such Participant is an Affiliate of Lender or is itself a Lender shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant’s consent, to the extent requiring the consent of such Lender, take any action of the type described in clauses (i) through (vi) of the first proviso of Section 10.1; and

(e) the Borrower shall not be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined and paid as if such Lender had not sold such participation. Any Lender that sells a participating interest in any Loan, Revolving Loan Commitment or other interest to a Participant under this Section 10.9.2, shall indemnify and hold harmless the Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrower or the Administrative Agent as a result of the failure of the Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had delivered a valid Form W-9 to the Borrower or if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrower, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

Section 10.10 Intentionally Omitted.

Section 10.11 Confidentiality. Administrative Agent, Issuer and each Lender agrees to maintain, in accordance with its customary procedures for handling confidential information, the confidentiality of all information provided to it by or on behalf of the Borrower, the Guarantor, any Subsidiary or any Unconsolidated Subsidiary or by the Administrative Agent on the Borrower’s, the Guarantor’s or such Subsidiary’s or Unconsolidated Subsidiary’s behalf, under this Agreement or any other Loan Document (“Confidential Information”), and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary or Unconsolidated Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent, Issuer or the Lender or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower, Guarantor or any Subsidiary or Unconsolidated Subsidiary known to the Lender; provided, however, that Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender’s independent auditors and other professional advisors who have been advised that such information is confidential pursuant to this Section 10.11; (G) to any Participant or Eligible Assignee in respect of such Lender’s rights and obligations hereunder, actual or potential, provided that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder with the Borrower being a third party beneficiary of such agreement; (H) to its Affiliates who have been advised that such information is confidential pursuant to this Section 10.11; or (I) to any direct or indirect contractual counterparty to swap agreements or such contractual counterparty’s professional advisor, provided that such Person shall have agreed in writing to keep such information confidential to the same extent required of the Lenders hereunder with the Borrower being a third party beneficiary of such agreement. Unless prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower of any request by any Governmental Authority (other than any request in connection with an examination of the financial condition of such Lender) for disclosure of Confidential Information prior to such disclosure; provided further, that in no event shall the Administrative Agent or any Lender be obligated to return any materials furnished by the Borrower, Guarantor or any of their respective Subsidiaries. This Section shall supersede any confidentiality letter or agreement with respect to the Borrower, the Guarantor or the Transaction entered into prior to the date hereof.

Section 10.12 Tax Advice. None of the Lenders nor the Administrative Agent provides accounting, tax or legal advice. Notwithstanding anything provided herein, and any express or implied claims of exclusivity or proprietary rights, the Borrower each Lender and the Administrative Agent hereby agree and acknowledge that the Borrower each Lender and Administrative Agent (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided by the Borrower, any Lender or the Administrative Agent to the other relating to such tax treatment and tax structure except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. In this regard, the Borrower, each Lender and the Administrative Agent acknowledge and agree that disclosure of the tax treatment and tax structure of the transactions contemplated by this Agreement has not been and is not limited in any way by an express or implied understanding or agreement, whether oral or written, and whether or not such understanding or agreement is legally binding, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws. For purposes of this authorization, “tax treatment” means the purported or claimed U.S. Federal income tax treatment of the transaction, and “tax structure” means any fact that may be relevant to understanding the purported or claimed U.S. Federal income tax treatment of the transaction. This Section 10.12 is intended to reflect the understanding of the Borrower, any Lender or the Administrative Agent that no transaction contemplated by this Agreement has been offered under “Conditions of Confidentiality” as that phrase is used in Treasury Regulation 9 § 1.6011-4(b)(3)(i) and 301.6111-2(c)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of the Borrower, each Lender and the Administrative Agent has made or provided to, or for the benefit of, the other any oral or written statement as to any potential tax consequences that are related to, or may result from, the transactions contemplated by this Agreement.

Section 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE

AGENT, THE LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO THE BORROWER’S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 10.13. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH OF THE BORROWER, ADMINISTRATIVE AGENT, LENDER AND ISSUER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 10.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE

LENDERS, THE ISSUER OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS, AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

*         *         *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

STRATEGIC HOTEL FUNDING, L.L.C. a Delaware limited liability company

By:	/s/ Ryan M. Bowie
Name: Ryan M. Bowie
Title: Vice President and Treasurer

Address: 77 West Wacker Drive Suite 4600 Chicago, Illinois 60601

Telephone No.: (312) 658-5000 Telecopier No.: (312) 658-5799 ATTN: General counsel with a copy to:

Strategic Hotel Funding, L.L.C. 77 West Wacker Drive, Suite 4600 Chicago, Illinois 60601 Telephone No.: (312) 658-5000 Telecopier No.: (312) 658-5799 ATTN: Treasurer

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation

By:	/s/ George R. Reynolds
Name: George R. Reynolds
Title: Director

By:	/s/ Linda Wang
Name: Linda Wang
Title: Director

Address: 60 Wall Street New York, New York 10005

Facsimile No.: (646) 324-7091 Telephone No.:(212) 250-3352 Attention: James Rolison

With a copy to:

Deutsche Bank Securities Inc. Crescent Court Suite 550 Dallas, Texas 75201 Facsimile No.: (214) 740-7910 Telephone No.: (214) 740-7900 Attention: Linda Davis

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

CITICORP NORTH AMERICA, INC.

By	/s/ Niraj Shah
Name:	Niraj Shah
Title:	Vice President

Citicorp North America, Inc. 2 Penns Way, 1st Floor New Castle DE 19720 Attention: Jessica Zimmers, Loan Specialist Telephone: 302-894-6052 Facsimile: 212-994-0849 Email: Jesssica.Zimmers@citigroup.com

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ Steven P. Renwick
Name: Steven P. Renwick
Title: Senior Vice President

Address:

901 Main Street 66th Floor Dallas, TX 75202 Attention: Stephen Remwick Facsimile: 214-209-0995 Telephone: 214-209-1867 email:Steven.p.renwick@bankofamerica.com

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:	/s/ Marc E. Costantino
Name: Marc E. Costantino
Title: Executive Director

Address: 270 Park Avenue New York, New York Attention: Marc Constantino

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

LASALLE BANK, NATIONAL ASSOCIATION

By:	/s/ Kim Kalseth
Name: Kim Kalseth
Title: VP

Address: 135 S. LaSalle St. Ste 1211 Facsimile No.: 312-904-5616 Telephone No.: 312-904-6472 Attention: Kim Kalseth

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Cynthia A. Bean
Name: Cynthia A. Bean
Title: Vice President

Address: 301 S. College Street NC 0172 Charlotte, NC 28288-0172

Facsimile No.: (704) 383-6205
Telephone No.: (704) 374-6272
Attention: David Blackman

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

CREDIT SUISSE, Cayman Islands Branch

By:	/s/ Brian Caldwell
Name: Brian Caldwell
Title: Director

By:	/s/ Laurence Lapeyre
Name: Laurence Lapeyre
Title: Associate

Address: Eleven Madison Avenue New York, New York 10005

Facsimile No.: (212) 325-8319
Telephone No.: (212) 325-2949
Attention: Cassandra Droogan

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

BARCLAYS CAPITAL REAL ESTATE INCORPORATED

By:	/s/ Lori Rung
Name: Lori Rung
Title: Associate Director

Address: 200 Park Avenue, 5th Floor New York, NY

Facsimile No.: 212-412-1664
Telephone No.: 212-412-3026
Attention: David Proctor

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ Thomas G Scott
Name: Thomas G Scott
Title: Vice President
Address: 710 Carillon Parkway PO Box 11628 St. Petersburg, FL 33733 Attention: Thomas Macina

Signature Page to Strategic Hotel Funding, L.L.C.

Credit Agreement

ANNEX I

LENDER INFORMATION

1.	DEUTSCHE BANK TRUST COMPANY AMERICAS

Domestic Office:	LIBO Office:	Revolving Loan
Commitment
Address:	Address:	$75,000,000
100 Plaza One, 8th Floor	100 Plaza One, 8th Floor
M/S JCY03-0899	M/S JCY03-0899
Jersey City, NJ 07311	Jersey City, NJ 07311

Facsimile No. 201-593-2307	Facsimile No. 201-593-2307
Telephone 201-593-2235	Telephone 201-593-2235
Attention: Patricia Ciocco	Attention: Patricia Ciocco

2. CITICORP NORTH AMERICA, INC.

DOMESTIC LENDING OFFICE:	LIBO OFFICE:	Revolving Loan
Commitment
Citicorp North America, Inc.	Citicorp North America, Inc.	$75,000,000
2 Penns Way, 1st Floor	2 Penns Way, 1st Floor
New Castle DE 19720	New Castle DE 19720
Attn: Jessica Zimmers, Loan Specialist	Attn: Jessica Zimmers, Loan Specialist
Telephone: 302-894-6052	Telephone: 302-894-6052
Facsimile: 212-994-0849	Facsimile: 212-994-0849
Email:Jesssica.Zimmers@citigroup.com	Email:Jesssica.Zimmers@citigroup.com

3. BANK OF AMERICA, N.A.

Domestic Office:	LIBO Office:	Revolving Loan
Commitment
Address:	Address:
901 Main Street	901 Main Street	$50,000,000
14th Floor	14th Floor
Dallas, TX 75202	Dallas, TX 75202
Attention: Ramon Presas	Attention: Ramon Presas
Facsimile: 214-209-8364	Facsimile: 214-209-8364
Telephone: 214-209-9262	Telephone: 214-209-9262
email: Ramon.presas@bankofamerica.com	email:ramon.presas@bankofamerica.com

4.	JPMORGAN CHASE BANK, N.A

Domestic Office:	LIBO Office:	Revolving Loan Commitment
Address:	Address:
200 White Clay Center Drive, Floor 03	200 White Clay Center Drive, Floor 03	$50,000,000
Newark, DE 19711	Newark, DE 19711

Facsimile No.: 713-750-2666	Facsimile No.: 713-750-2666
Telephone No.: 713-286-3247	Telephone No.: 713-286-3247
Attention: Omar Musule	Attention: Omar Musule
email: Omar.P.Musule@chase.com	email: Omar.P.Musule@chase.com

5. LASALLE BANK NATIONAL ASSOCIATION

Domestic Office:	LIBO Office:	Revolving Loan Commitment
Address:	Address:
135 S. LaSalle St.	135 S. LaSalle St.	$50,000,000
Suite 1211	Suite 1211
Chicago, IL 60603	Chicago, IL 60603

Facsimile No.: (312) 904-5142	Facsimile No. : (312) 904-5142
Telephone No.: (312) 904-6472	Telephone No.: (312) 904-6472
Attention: Kim Kalseth	Attention: Kim Kalseth

6. WACHOVIA BANK, NATIONAL ASSOCIATION

Domestic Office:	LIBO Office:	Revolving Loan Commitment
Address:	Address:
301 S. College Street	301 S. College Street	$50,000,000
NC 0172	NC 0172
Charlotte, NC 28288-0172	Charlotte, NC 28288-0172

Facsimile No.: (704) 383-6205	Facsimile No.: (704) 383-6205
Telephone No.: (704) 374-6272	Telephone No.: (704) 374-6272
Attention: David Blackman	Attention: David Blackman

3

7.	CREDIT SUISSE, Cayman Islands Branch

Domestic Office:	LIBO Office:	Revolving Loan Commitment
Address:	Address:
Eleven Madison Avenue	Eleven Madison Avenue	$25,000,000
New York, NY 10010	New York, NY 10010

Facsimile No.: (212) 325-8326	Facsimile No.: (212) 325-8326
Telephone No.: (212) 325-6911	Telephone No.: (212) 325-6911
Attention: Andreas Rupp	Attention: Andreas Rupp

8. BARCLAYS REAL ESTATE CAPITAL INC.

Domestic Office:	LIBO Office:	Revolving Loan Commitment
Address:	Address:
200 Park Avenue, 5th Floor	200 Park Avenue, 5th Floor	$25,000,000
New York, NY	New York, NY

Facsimile No.: 212-412-1664	Facsimile No.: 212-412-1664
Telephone No.: 212-412-2496	Telephone No. : 212-412-2496
Attention: Lori Rung	Attention: Lori Rung

9. RAYMOND JAMES BANK, FSB

Domestic Office:	LIBO Office:	Revolving Loan Commitment
Address:	Address:
PO Box 11628	PO Box 11628	$15,000,000
710 Carillon Pkwy (33716)	710 Carillon Pkwy (33716)
St. Petersburg, FL 33733	St. Petersburg, FL 33733

Facsimile No.: (727) 567-8830	Facsimile No.: (727) 567-8830
Telephone No.: (727) 567-4184	Telephone No.: (727) 567-4184
Attention: Barry D. Starling	Attention: Barry D. Starling

4

SCHEDULE I

DISCLOSURE SCHEDULE

ITEM NUMBER	DISCLOSURE (IF APPLICABLE)
Item 6.5(c)	The liabilities and obligations of Borrower and its Subsidiaries under or related to the following:
	1.	Hotel Lease Agreement between Deutsche Immobilien Fonds Aktiengesellschaft, as Lessor (“DIFA”) and Bohus Verwaltung, BV, as Lessee, effective in 2004 and the related sublease with Hamburg Marriott GmbH; and
	2.	Hotel Lease Agreement between DIFA, as Lessor, and Hotel Paris Champs Elysees SNC, as Lessee.
Item 6.8	1.	SHC DTRS, Inc.
	2.	SHC New Orleans LLC
	3.	SHC Aventine II, L.L.C.
	4.	New Aventine, L.L.C.
	5.	SHC Phoenix III, L.L.C.
	6.	SHC Lincolnshire LLC
	7.	SHCI Santa Monica Beach Hotel, L.L.C.
	8.	SHC Santa Monica Beach Hotel III, L.L.C.
	9.	New Santa Monica Beach Hotel, L.L.C.
	10.	SHC Santa Monica Land, L.L.C.
	11.	DTRS New Orleans, L.L.C.
	12.	DTRS La Jolla, L.L.C.
	13.	DTRS Phoenix, L.L.C.
	14.	DTRS Lincolnshire, L.L.C.
	15.	DTRS Santa Monica, L.L.C.
	16.	SHC Holdings L.L.C.
	17.	Punta Mita Resort S. de R.L. de C.V.
	18.	SHC Mexico Holdings, L.L.C.
	19.	Proparmex, S. de R.L. de C.V.
	20.	Inmobiliaria Nacional Mexicana, S. de R.L. de C.V.
	21.	SHC Asset Management, L.L.C.
	22.	SHC Residence Club, L.L.C.

23.	SHC Residence Club II, L.L.C.
24.	SHC Residence Club S. de R.L. de C.V.
25.	SHC Europe, L.L.C.
26.	SHR Prague Praha, L.L.C.
27.	SHC Finance (Champs Elysees), L.L.C.
28.	SHC (Champs Elysees) Sarl
29.	Strategic Paris Sarl
30.	SHC Champs Elysees SAS
31.	Hotel Paris Champs Elysees SNC
32.	Strategic Holding SNC
33.	Strategic Hotel Capital France SNC
34.	SHC Investments Limited
35.	Strategic Hotel Capital Europe Investment Limited
36.	SHC Hamburg S.a.r.l.
37.	SHC Hamburg (Netherlands) B.V.
38.	CIMS Limited Partnership
39.	DTRS Columbus Drive, LLC
40.	DTRS Half Moon Bay, LLC
41.	DTRS Michigan Avenue/Chopin Plaza LP
42.	DTRS Michigan Avenue/Chopin Plaza Sub, LLC
43.	DTRS Michigan Avenue/Chopin Plaza, LLC
44.	Helcont. spol. s.r.o.
45.	Intercontinental Florida Limited Partnership
46.	ITM Praha
47.	Punta Mita TRS S. de R.L. de C.V.
48.	SHC Aventine, LLC
49.	SHC Chopin Plaza Holdings, LLC
50.	SHC Chopin Plaza Mezzanine I, LLC
51.	SHC Chopin Plaza Mezzanine II, LLC
52.	SHC Chopin Plaza, LLC
53.	SHC Columbus Drive, LLC
54.	SHC Half Moon Bay Mezzanine, LLC

55.	SHC Half Moon Bay, LLC
56.	SHC Management Prague, s.r.o.
57.	SHC Mexico Lender, LLC
58.	SHC Michigan Avenue Holdings, LLC
59.	SHC Michigan Avenue Mezzanine I, LLC
60.	SHC Michigan Avenue Mezzanine II, LLC
61.	SHC Michigan Avenue, LLC
62.	SHC Prague (Gibraltar) Limited
63.	SHR Prague Praha B.V.
64.	SHC Prague Repository B.V.
65.	SHC Prague TRS, a.s. (f/k/a Masala, a.s.)
66.	SHC Property Acquisition, L.L.C.
67.	SHC Property Prague, s.r.o.
68.	Strategic Hotel Capital Prague, a.s.
69.	Stredisko Praktickeho Vyucovani hotelu Inter. Continental s.r.o.
70.	SHC del LP, LLC
71.	SHC del GP, LLC
72.	SHC del Coronado, LLC
73.	DTRS North Beach del Coronado, LLC
74.	SHC Washington, LLC
75.	DTRS Washington, LLC
76.	DTRS Columbus Drive II, LLC
77.	SHC St. Francis, L.L.C.
78.	SHR St. Francis, L.L.C.
79.	DTRS St. Francis, L.L.C.
80.	SHC Laguna, L.L.C.
81.	SHC Laguna Niguel I, L.L.C.
82.	DTRS Laguna, L.L.C.
83.	SHR Scottsale L.L.C.
84.	SHR Scottsdale Mezz X-1, L.L.C.
85.	SHR Scottsdale Mezz Y-1, L.L.C.
86.	SHR Scottsdale X, L.L.C.
87.	SHR Scottsdale Y, L.L.C.
88.	SHR Scottsdale Operating Lessee I, L.L.C.
89.	SHR Scottsdale Operating Lessee II, L.L.C.
90.	DTRS Scottsdale, L.L.C.
91.	SHR Scottsdale Z, L.L.C.

92.	SHR Grosvenor Square LLC
93.	SHR Grosvenor Square S.a.r.l.
94.	BRE/Grosvenor Sharholders S.a.r.l.
95.	Lomar Holding UK Ltd
96.	Grosvenor Square Hotel S.a.r.l.
97.	Lomar Hotel Comopany Limited
98.	Santa Barbara US LP
99.	SBA Villas, LLC
100.	SB Villas, S. de R.L. de C.V.
101.	SHC Santa Fe, S. de R.L. de C.V.
102.	SHC Solana Mexico, S. de R.L. de C.V.
103.	Santa Barbara Punta Mita Desarrollos, S. de R.L. de C.V.
104.	SB Hotel S. de R.L. de C.V.
105.	Bohus Verwaltung BV
106.	DTRS Intercontinental Chicago, LLC
107.	DTRS Intercontinental Miami, LLC
108.	Aventine Hotel, L.L.C.
109.	Banian Finance, S.a.r.l.
110.	C.T.U. Holdings, S.a.r.l.
111.	DTRS Burbank, L.L.C.
112.	DRS Lake Buena Vista, L.L.C.
113.	DTRS Rancho Las Palmas, L.L.C.
114.	DTRS Schaumberg, L.L.C.
115.	GAMMA Finance S.a.r.l.
116.	New Burbank, L.L.C.
117.	New Rancho, L.L.C.
118.	Pingleton Hodling, S.a.r.l.
119.	SHC Burbank, L.L.C.
120.	SHC Burbank II, L.L.C.
121.	SHC Lake Buena Vista, L.L.C.
122.	SHC Rancho III, L.L.C.
123.	SHC Schaumberg II, L.L.C.
124.	SHR New Orleans New Parcel, L.L.C.
125.	SHR Retail, L.L.C.

	126.	SHR Finance, L.L.C.
	127.	SHR Scottsdale Mezz X-2, L.L.C.
	128.	SHR Scottsdale Mezz Y-2, L.L.C.
	129.	SHR Scottsdale Mezz Z-2, L.L.C.
	130.	Strategic Hotel Capital Europe Investment Limited
Item 7.1.11	1.	$60 million loan made by Strategic Hotel Funding, L.L.C. to SHCI Santa Monica Beach Hotel, L.L.C. evidenced by a Promissory Note, dated March 4, 1998 (balance as of December 31, 2006)
	2.	€9,569,829 loan from Strategic Hotel Funding, L.L.C. to SHC Champs Elysees SAS (balance as of December 31, 2006)
	3.	€5,536,232 loan from Strategic Hotel Funding, L.L.C. to Bohus Verwaltung BV (balance as of December 31, 2006)
Item 7.2.5	1.	31% interest in Resort Club Punta Mita S. de R.L. de C.V. (which is developing and selling time shares)
	2.	SHC Santa Monica Land, L.L.C. owns an additional parcel of land located adjacent to the Loews Santa Monica
	3.	SB Hotel S de RL de CV owns a parcel of land located adjacent to the Four Seasons Resort Punta Mita.
	4.	SB Villas, S de RL de CV owns a parcel of land located adjacent to the Four Seasons Resort Punta Mita
	5.	Contract to purchase a portion of a to-be-constructed high rise building in Chicago which the Borrower intends to utilize as a hotel upon completion
	6.	SHR Scottsdale Z, L.L.C. owns a 10-acre parcel [adjacent to the Fairmont Scottsdale Princess]

SCHEDULE II

INITIAL BORROWING BASE PROPERTIES

Four Seasons Hotel, District of Columbia, USA

Four Seasons Hotel, Mexico City, Mexico

Four Seasons Resort Punta Mita, Puerto Vallarta, Mexico

Marriott Lincolnshire Resort, Lincolnshire, IL, USA

Ritz Carlton, Laguna Niguel, CA, USA

SCHEDULE III

PROPERTIES

1.	Hyatt Regency, New Orleans, LA
2.	Hyatt Regency, Phoenix, AZ
3.	Hyatt Regency La Jolla at Aventine, La Jolla, CA
4.	Loews Santa Monica Beach Hotel, Santa Monica, CA
5.	Marriott Lincolnshire Resort, Lincolnshire, IL
6.	Ritz Carlton Half Moon Bay, Half Moon Bay, CA
7.	InterContinental, Chicago, IL
8.	InterContinental, Miami, FL
9.	Fairmont Chicago, Chicago IL
10.	Four Seasons Hotel, Mexico City, Mexico
11.	Four Seasons Resort Punta Mita, Puerto Vallarta, Mexico
12.	Intercontinental, Praha, Prague Czech Republic
13.	Hotel Del Coronado, San Diego, CA
14.	The Westin St. Francis, San Francisco, CA
15.	Four Seasons Hotel, District of Columbia
16.	Ritz Carlon, Laguna Niguel, CA
17.	Marriott Champs Elysees Hotel, Paris, France
18.	Marriott Hamburg, Hamburg, Germany
19.	Marriott Grosvenor Square, London, England
20.	Fairmont Scottsdale Princess, Scottsdale, AZ

SCHEDULE IV

APPROVED MANAGERS

Acceptable Property Managers:

Bass PLC

Fairmont Hotels

FelCor Hotels

Four Seasons Ltd.

Hilton Hotels Corporation

Hyatt Hotel Corporation

InterContinental Hotel Group

KSL Partners

Loews Hotel

Mandarin Oriental

Marriott International

The Peninsula Group

Shangri-La

Starwood Hotels & Resorts

Windsor Hospitality

Acceptable Brands:

Crowne Plaza

Embassy Suites

Fairmont

Four Seasons

Hilton

Hyatt, Grand Hyatt, Hyatt Regency, Park Hyatt

Inter-Continental

KSL Resorts

Loews

Mandarin Oriental

Marriott, JW Marriott, Marriott Suites

Peninsula

Raffles

Renaissance

Ritz-Carlton

Shangri-La

Sheraton

St Regis

Swiss Hotel

Westin

W Hotel

SCHEDULE V

BORROWING BASE INTERCOMPANY INDEBTEDNESS

Mexico Intercompany Indebtedness

Unsecured loans in the amounts of Ps$326,000,000 and Ps$233,000,000 made by SHC Mexico Lender, LLC (the “SHC Mexico”) to Inmobiliaria Nacional Mexicana, S. de R.L. de C.V. (“Inalmex”) and Punta Mita Resort, S. de R.L. de C.V. (“PMR” and collectively with Inalmex, the “Borrowers”), respectively, pursuant to the Subordinated Loan Agreement dated as of November 9, 2005, between SHC Mexico and the Borrowers, and evidenced by separate Promissory Notes each dated November 9, 2005 from the respective Borrower.

Washington, D.C. Intercompany Indebtedness

Loan in the amount of $128,000 (the “D.C. Loan”) made by the Borrower to SHC Washington, L.L.C. (“SHC Washington”), pursuant to the Loan and Security Agreement dated March 1, 2006 between the Borrower and SHC Washington, and evidenced by a Note of SHC Washington dated March 1, 2006 and a Note Supplement between the Borrower and SHC Washington dated March 1, 2006. The D.C. Loan is secured by a Deed of Trust between SHC Washington and Lawyers Title Realty Services, Inc. for the benefit of the Borrower dated March 1, 2006 and is subject to a Subordination, Non-Disturbance and Attornment Agreement between the Borrower, SHC Washington, DTRS Washington, L.L.C. and Four Seasons Hotels Limited dated March 1, 2006.

SCHEDULE VI

PARIS AND HAMBURG GUARANTEE ISSUANCE FACILITIES

AND

LAGUNA NIGUEL FF&E LOAN

1.	Paris and Hamburg: Guarantee Issuance Facilities from a bank or similar institution involved in the making of such facilities with respect to Paris and Hamburg to be entered into on substantially the terms set forth on the attached term sheets.

2.	Ritz Carlton FF&E Loans. The (i) $6,300,000 loan to SHC Laguna Niguel I, L.L.C. (the “Owner”) from Marriott International Corporation (“MICC”), the proceeds of which were used to fund the costs of certain planned renovations to the property, issued in accordance with the Amendment to Amended and Restated Operating Agreement dated as of June 29, 2004, by and between The Ritz-Carlton Hotel Company, L.L.C. (the “Amendment”) and (ii) the $2,250,000 loan to the Owner from MICC, the proceeds of which were used to fund the conversion of an existing restaurant into meetin space and the conversion of the dining room into a three-meal restaurant, issued in accordance with the Amendment.

PARIS MARRIOTT, FRANCE

SHORT FORM TERMS FOR A €6.6 MILLION BANK GUARANTEE

Borrower	Hotel Paris Champs Elysees SNC (whose obligations are guaranteed by Strategic Hotel Funding LLC (“the Guarantor”)).
Term	Expiry 31/12/2009.
Amount	€6.6 million – calls under the Bank Guarantee will reduce the face value amount.
Guarantee Commission	5% p.a. payable quarterly in arrears by the Borrower.
Arrangement Fee	€250,000.
Expiry	The Bank Guarantee will expire at the earlier of: -
• End of term (31/12/2029 or later if extended):
• Sale of the Borrower’s leasehold interest in the Paris Marriott hotel;

•        The full face value of the Bank Guarantee having been utilised. (Any calls by DIFA would need to be funded by the Borrower/Guarantor in the first instance with utilisation of the cash held by DIFA in the event of non-payment by the Borrower/Guarantor as a secondary remedy).

Security	To include:-
• Counter-indemnity from the Borrower/Guarantor;
• Step-in arrangements into the lease with the long leaseholder (DIFA); and
• Step-in arrangements (via Non-Disturbance Agreement) with Marriott in respect of continued trading of the hotel
Step-in arrangements are limited to taking business decisions not exercising control.
Covenants	To include:-

•        Maintenance of cash with DIFA in an initial sum of €8 million increasing by €900,000 p.a. in 2004 & 2005, €1,150,000 p.a. in 2006, 2007 & 2008 and €1,350,000 in 2009. Minimum of 50% of cash in any one year to have been deposited with DIFA at the half year (which provides a corresponding reduction in the guarantee liability);

• Information requirements: monthly Marriott figures and quarterly, half year and annual audits (as per Deutsche Bank facility for the Guarantor);
• No change in ownership control;
• No further borrowings or granting of security (in particular over this hotel) etc;
• Material Adverse Change (to also include the Guarantor);
• No changes to the terms of the lease with the long leaseholder or operating agreements with Marriott;

• No dividends/distributions whilst an event of default is outstanding;
• No other activities, other than in connection with the hotel.
Financial Covenants	To include:-

•        Net house profit to indexed fixed rent to be minimum 1 times. In the event that this covenant is breached for a continuous 2 year period then an Event of Default will occur;

•        Corporate Covenants for the Guarantor (covenant definitions as per Deutsche Bank facility):-

a) Minimum Tangible Net Worth of US$325m (based on book shareholder equity plus add-back of minority interests and depreciation on assets);
b) Minimum Interest Cover Ratio (consolidated EBITDA to interest) of 3 times;

c)      Minimum Fixed Charge Coverage (consolidated EBITDA to fixed charges (to include cash interest expense, scheduled debt amortisation and reserve fundings required by any other debt agreements)) of 1.5 times;

d)      Maximum Total Leverage (consolidated indebtedness to gross asset value - based on trailing12 month NOI adjusted for FF&E reserve and management fees divided by cap rate) of 65% in 2004 and 2005 reducing to 60% thereafter; and

e) Maximum Facility Outstandings (facility outstandings to adjusted NOI) of 2.5 times decreasing to 2.25 times on second anniversary.
Events of Default	Standard and in a default to include:-
• Non-receipt or withdrawal of cash with DIFA which breaches the limits as outlined above;
• Breach of corporate covenants;
• Cross default.

In the event of a default, the Borrower/Guarantor will be obliged to provide cash cover to DIFA directly to cover the liability in full or refinance this Facility enabling take out of the Bank’s guarantee commitment to DIFA.
Documentation	Prepared by lawyers instructed by the Bank.

MARRIOTT HAMBURG, GERMANY

SHORT FORM TERMS FOR A €2 MILLION BANK GUARANTEE

Borrower	Bohus Verwaltung BV (whose obligations are guaranteed by Strategic Hotel Funding LLC (“the Guarantor”)).
Term	Expiry 31/12/2009.
Amount	€2 million - calls under the Bank Guarantee will reduce the face value amount.
Guarantee Commission	5% p.a. payable quarterly in arrears by the Borrower.
Arrangement Fee	€250,000.
Expiry	The Bank Guarantee will expire at the earlier of:-
• End of term (13/6/2030 or later if extended);
• Sale of the Borrower’s leasehold interest in the Hamburg Marriott hotel;

•        The full face value of the Bank Guarantee having been utilised. (Any calls by DIFA would need to be funded by the Borrower/Guarantor in the first instance with utilisation of the cash held by DIFA in the event of non-payment by the Borrower/Guarantor as a secondary remedy).

Security	To include -
• Counter-indemnity from the Borrower/Guarantor;
• Step-in arrangements into the lease with the long leaseholder (DIFA); and
• Step-in arrangements (via Non-Disturbance Agreement) with Marriott in respect of continued trading of the hotel
Step-in arrangements are limited to taking business decisions not exercising control.
Covenants	To include:-

•        Maintenance of cash with DIFA in an initial sum of €3 million increasing by €300,000 p.a. in 2004 & 2005, €350,000 p.a. in 2006, 2007, 2008 & 2009. Minimum of 50% of cash in any one year to have been deposited with DIFA at the half year (which provides a corresponding reduction in the guarantee liability);

• Information requirements: monthly Marriott figures and quarterly, half year and annual audits (as per Deutsche Bank facility for the Guarantor);
• No change in ownership or control;
• No further borrowings or granting of security (in particular over this hotel) etc;
• Material Adverse Change (to also include the Guarantor);
• No changes to the terms of the lease with the long leaseholder or operating agreements with Marriott;
• No dividends/distributions whilst an event of default is outstanding;
• No other activities, other than in connection with the hotel.
Financial Covenants	To include:-

•        Net house profit to indexed fixed rent to be minimum 1 times. In the event that this covenant is breached for a continuous 2 year period then an Event of Default will occur;

•        Corporate Covenants for the Guarantor (covenant definitions as per Deutsche Bank facility):-

f) Minimum Tangible Net Worth of US$325m (based on book shareholder equity plus add-back of minority interests and depreciation on assets);
g) Minimum Interest Cover Ratio (consolidated EBITDA to interest) of 3 times;

h)      Minimum Fixed Charge Coverage (consolidated EBITDA to fixed charges (to include cash interest expense, scheduled debt amortisation and reserve fundings required by any other debt agreements)) of 1.5 times;

i)       Maximum Total Leverage (consolidated indebtedness to gross asset value - based on trailing 12 month NOI adjusted for FF&E reserve and management fees divided by cap rate) of 65% in 2004 and 2005 reducing to 60% thereafter; and

j) Maximum Facility Outstandings (facility outstandings to adjusted NOI) of 2.5 times decreasing to 2.25 times on second anniversary.
Events of Default	Standard and in a default to include:-
• Non-receipt or withdrawal of cash with DIFA which breaches the limits as outlined above;
• Breach of corporate covenants;
• Cross default.

In the event of a default, the Borrower/Guarantor will be obliged to provide cash cover to DIFA directly to cover the liability in full or refinance this Facility enabling take out of the Bank’s guarantee commitment to DIFA.
Documentation	Prepared by lawyers instructed by the Bank.

EXHIBIT A-1

REVOLVING NOTE

$	,

FOR VALUE RECEIVED, the undersigned, STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), promises to pay to the order of                      (the “Lender”) on the Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of                      DOLLARS ($            ) or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to that certain Credit Agreement, dated as of March     , 2007, among the Borrower, the various financial institutions as are or may become parties thereto (including the Lender), and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Note is one of the Revolving Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:
Name:
Title:

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan Made		Interest Period (If Applicable)	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	Base Rate	LIBO Rate		Base Rate	LIBO Rate	Base Rate	LIBO Rate

EXHIBIT B-1

BORROWING REQUEST

Deutsche Bank Trust Company Americas,

acting as Administrative Agent

for the Lenders referred to below

90 Hudson Street

5th Floor

Jersey City, New Jersey 07302

Attention:        Geraldine Harper

STRATEGIC HOTEL FUNDING, L.L.C.

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of March 9, 2007, among STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), the various financial institutions as are or may become parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Borrowing Request shall have the meanings set forth in the Credit Agreement.

The Borrower hereby requests that a Revolving Loan be made in the aggregate principal amount of $             on                 , 200     as a [LIBO Rate Loan having an Interest Period of      months] [Base Rate Loan].

The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, the conditions set forth in clauses (a) and (b) of Section 5.2.1 of the Credit Agreement have been satisfied.

The Borrower hereby certifies that (a) attached hereto as Exhibit A is a true, correct and complete copy of the calculation of the Aggregate Commitment and the Available Commitment and (b) each Borrowing Base Property included in such calculations continues to satisfy all of the criteria and requirements for a Borrowing Base Property under the Credit Agreement.

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to he certified as true and correct at the date of such Borrowing as if then made.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred	Person to be Paid		Name, Address, etc. of Transferrer Lender
	Name	Account No.

$

Attention:

$

Attention:

Balance of such proceeds	[Borrower]

Attention:

The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this      day of                 , 200    .

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By
Name: Ryan M. Bowie
Title: Vice President and Treasurer

EXHIBIT A

Calculations

EXHIBIT B-2

ISSUANCE REQUEST

Deutsche Bank Trust Company Americas,

            acting as Administrative Agent

            for the Lenders referred to below

60 Wall Street

New York, New York 10005-M5 NYC 60-3812

Attention:	Global Loan Operations
Standby Letter of Credit Unit

STRATEGIC HOTEL FUNDING, L.L.C.

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.6 of the Credit Agreement, dated as of March     , 2007, among STRATEGIC HOTEL FUNDING, L.L.C, a Delaware limited liability company (the “Borrower”), the various financial institutions as are or may become parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on                      , 200     (the “Date of Issuance”) the Lender issue a standby Letter of Credit on                     , 200     in the initial Stated Amount of $             with a Stated Expiry Date (as defined therein) of [                     , 200    ] [extend the Stated Expiry Date (as defined under Irrevocable Standby Letter of Credit No.     , issued on                      , 200    , in the initial Stated Amount of $            ) to a revised Stated Expiry Date (as define therein) of                      , 200    ].

The beneficiary of the requested Letter of Credit will be**                             , and such Letter of Credit will be in support of***                             .

The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the**** [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on such date of [issuance] [extension], the conditions set forth in clauses (a) and (b) of Section 5.2.1 of the Credit Agreement have been satisfied.

**	Insert name and address of beneficiary.

***	Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

****	Complete as appropriate.

The Borrower hereby certifies that (a) attached hereto as Exhibit A is a true, correct and complete copy of the calculation of the Aggregate Commitment and the Available Commitment and (b) each Borrowing Base Property included in such calculations continues to satisfy all of the criteria and requirements for a Borrowing Base Property under the Credit Agreement.

The Borrower agrees that if, prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Administrative Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

[Signature on following page]

EXHIBIT B-2

IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its duly Authorized Officer this      day of                 , 200    .

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

Calculations

EXHIBIT C

CONTINUATION/CONVERSION NOTICE

Deutsche Bank Trust Company Americas,

    acting as Administrative Agent

    for the Lenders referred to below

90 Hudson Street

5th Floor

Jersey City, New Jersey 07302

Attention:        Geraldine Harper

STRATEGIC HOTEL FUNDING, L.L.C.

Ladies and Gentlemen:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of the Credit Agreement, dated as of March     , 2007, among STRATEGIC HOTEL FUNDING, L.L.C, a Delaware limited liability company (the “Borrower”), the various financial institutions as are or may become parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on                      , 200    ,

(1) $             of the presently outstanding principal amount of the Revolving Loans originally made on                      ,         ,

(2) and being presently maintained as *[Base Rate Loans] [LIBO Rate Loans],

(3) be [converted into] [continued as],

(4) **[LIBO Rate Loans having an Interest Period of      months] [Base Rate Loans].

*	Select appropriate interest rate option.

**	Insert appropriate interest rate option.

The Borrower hereby:

(a) certifies and warrants that no Event of Default has occurred and is continuing; and

(b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this      day of                 , 200    .

STRATEGIC HOTEL FUNDING, L.L.C.,
a Delaware limited liability company

By
Name:
Title:

2

EXHIBIT D

CLOSING DATE CERTIFICATE

STRATEGIC HOTEL FUNDING, L.L.C.

This certificate is delivered pursuant to Section 5.1.2 of the Credit Agreement, dated as of March 9, 2007, among STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), the various financial institutions as are or may become parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

The undersigned hereby certifies, represents and warrants that, as of the Closing Date:

1.	Warranties, No Default, etc. Both immediately before and immediately after giving effect to the Closing Date and any Credit Extension to be made on such date:

(a)	the statements made in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects; and

(b)	no Default has occurred and is continuing.

2.	Financial Information, etc. A true and complete copy of each of the items described in Section 5.1.5 of the Credit Agreement is attached hereto as Annex I Financial Information, etc.

3.	No Material Adverse Effect. No Material Adverse Effect has occurred prior to the date hereof.

4.	Material Agreements. A true and complete copy of each Material Agreement of the Borrower and Guarantor is attached hereto as Annex II.

5.	Borrowing Base Properties. Each of the Initial Borrowing Base Properties satisfy the criteria and requirements to qualify as a “Borrowing Base Property” under the Credit Agreement.

6.	Approvals, Diligence. A true and complete copy of each of the items described in Section 5.1.13 of the Credit Agreement have been delivered to the Administrative Agent and Borrower has obtained all necessary approvals described in Section 5.1.10 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by its duly Authorized Officer this      day of March, 2007.

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:
Name: Ryan M. Bowie
Title: Vice President and Treasurer

ANNEX I

FINANCIAL INFORMATION

ANNEX II

MATERIAL AGREEMENTS

4

EXHIBIT E

[See attached]

STRATEGIC HOTEL FUNDING, LLC

$415,000,000 Revolver Financial Covenant Calculations

Section 7.2.4 (a) - FIXED CHARGE COVERAGE RATIO (Minimum 1.20x, steps up to 1.30x on second anniversary)
Tested at the end of each Fiscal Quarter	1Q 2006	2Q 2006	3Q 2006	4Q 2006

Consolidated Net Income
Net Income of the Consolidated Group	(1,423)	11,708	91,427	(6,126)
Add: preferred dividends	3,706	5,914	7,461	7,462
Add: minority interests	313	884	96	9
Consolidated Net Income	2,596	18,506	98,984	1,345

Consolidated EBITDA
Consolidated Net Income	2,596	18,506	98,984	1,345
Add: consolidated interest expense	7,850	7,926	16,453	20,800
Add: consolidated provisions for taxes	(2,236)	1,407	(395)	563
Add: amortization of intangibles	—	—	—	—
Add: depreciation	14,513	15,487	21,892	25,778
Add: non-recurring non-cash charge, if
such charge is not reflected on the balance sheet; and
such charge will not require a present or future payment
Less: non-recurring non-cash gains, if included in Consolidated Net Income	—	—	—
Excludes: Equity in Earnings from - Prague JV - unconsolidated subsidiary	136	(316)	(42)	—
Excludes: Equity in Earnings from - Hotel Del Coronado - unconsolidated subsidiary	1,442	(5)	(918)	1,258
Excludes: Equity in Earnings from - FSPMRC - unconsolidated subsidiary	(352)	(241)	62
Excludes: extraordinary gains or losses, and taxes associated	10,384	425	1,562	3,072
Excludes: gains or losses from sales of assets	(43)	17	(89,300)	—
Less: EBITDA attributable to New Orleans	—	—	—	—
Consolidated EBITDA	34,642	43,095	47,995	52,878

Total Interest Expense (Consolidated Group)
Interest Expense	7,850	7,926	16,453	20,800
Less: Deferred Financing Fees	(408)	(412)	(530)	(604)
Capitalized Interest	1,676	1,810	2,171	2,600
Capitalized Lease Liabilities	—	—	—	—
Less Interest Expense Attributable to New Orleans	(1,268)	(1,277)	(1,281)	(1,277)
Total Interest Expense	7,850	8,047	16,813	21,519

Scheduled Principal Amounts of Amortization of Indebtedness
Fixed Rate Debt	752	732	711	720
Floating Rate Debt

Scheduled Principal Amounts of Amortization of Indebtedness	752	732	711	720

Gross Hotel Revenue (Consolidated Group)
All revenues and receipt of every kind including but not limited to:
income, before commissions/discounts for prompt payment, from rentals and sales of space license lease and concession fees of rentals
net income from vending machines, health club membership fees food & beverage sales
sales of merchandise (other than used FF&E)
service charges but not gratuities
interest which accrues on FF&E reserve accounts
but shall not include:
gratuities to employees
federal, state, municipal sales, use and excise taxes
insurance proceeds (other than BI)
condemnation proceeds
proceeds from sales of properties
Gross Hotel Revenues	137,221	165,303	201,414	237,999

Total Fixed Charge
Total Interest Expense	7,850	8,047	16,813	21,519
Add: Scheduled Principal Amounts of Amortization of Indebtedness	752	732	711	720
Add: Distributions on Preferred Partnership Units	—	—	—	—
Add: Dividends on Preferred Shares	3,706	5,914	7,461	7,462
Add: Deemed FF&E Reserves (4% of Gross Hotel Revenue)	5,489	6,612	8,057	9,520
Add: Any amounts paid into cash reserves as required by other indebtedness	—	—	—	—
Add: New Orleans Interest	1,268	1,277	1,281	1,277
Total Fixed Charges	19,065	22,583	34,322	40,498

a) Consolidated EBITDA, Trailing 12 Months	119,266	127,784	151,502	178,610

b) Total Fixed Charges, Trailing 12 Months	72,110	76,583	93,077	116,468

Ratio of a) to b)	1.65	1.67	1.63	1.53

Minimum	1.20	x	1.20	x	1.20	x	1.20	x

Pass	Pass	Pass	Pass

STRATEGIC HOTEL FUNDING, LLC

$415,000,000 Revolver Financial Covenant Calculations

Section 7.2.4 (b) - MAXIMUM TOTAL LEVERAGE RATIO (Maximum 65%)
	1Q 2006	2Q 2006	3Q 2006	4Q 2006
Consolidated Debt
(i) all indebtedness (principal, interest, fees and charges) for borrowed money* and for the deferred purchase price of property				1,557,865
(ii) the aggregate amount of capitalized lease liabilities
(iii) all indebtedness of the type described in clauses (i) and (ii) of Persons other than members of the Consolidated Group which is secured by a Lien on any property owned by the Consolidated Group
(iv) all Contingent Obligations
(v) all Indebtedness described in clauses (ii) and (vii) of the definition of Indebtedness:
(ii) - letters of credit drawn under the revolver
(vii) - hedging agreements = Net Termination Value
(vi) Borrowers Share of all above clause (i) to (v) for Unconsolidated Affiliates				288,289
Consolidated Debt				1,857,373

Gross Asset Value

Consolidated Group Properties

Borrowing Base (Appraised Values)				Appraised Value
Four Seasons Hotel Mexico D.F.				72,000
Four Seasons Resort - Punta Mita				303,000
Four Seasons Washington, D.C.				175,500
Ritz-Carlton Laguna Niguel				334,000
Marriott Lincolnshire Resort				40,400
Total Borrowing Base				924,900

Hyatt Regency LaJolla				160,000
Hyatt Regency New Orleans*				92,000
Hyatt Regency Phoenix				125,000
Loews Santa Monica				221,900
Ritz-Carlton Half Moon Bay				167,800
InterContinental Chicago*				293,600
InterContinental Miami*				166,900
Fairmont Chicago				226,300
Westin St. Francis				446,300
Fairmont Scottsdale Princess				345,300
InterContinental Prague				216,454
Marriott Grosvenor Square				200,808
Non Borrowing Base Consolidated Group Properties				2,662,362

Unconsolidated Subsidiary
Hotel del Coronado*				382,500
Unconsolidated Subsidiary				382,500

Acquisition Properties
Development Properties				51,900

Gross Asset Value				4,021,662

a) Consolidated Debt				1,857,373

b) Gross Asset Value (Appraised Value used until September 30th, 2008)				4,021,662

Ratio of a) to b)				46.2%

Maximum				65.0%

				Pass

STRATEGIC HOTEL FUNDING, LLC

$415,000,000 Revolver Financial Covenant Calculations

Section 7.2.4 (c) - NET WORTH (MINIMUM: $946,831 plus 75% of the proceeds of new stock issuances)
	1Q 2006	2Q 2006	3Q 2006	4Q 2006
Consolidated Tangible Net Worth
tangible net worth of Consolidated Group in accordance with GAAP based on:
shareholder book equity of Guarantor’s common Capital Stock				970,022
add: Minority Interest in the common Capital Stock of Borrower				23,428
add: accumulated depreciation and amortization				268,991
Consolidated Tangible Net Worth				1,262,441

a) Consolidated Tangible Net Worth				1,262,441

Minimum (75% of Closing Date Consolidated Tangible Net Worth)				946,831

				Pass

Section 7.2.4 (d) - CONSTRUCTION COSTS (Maximum Construction Costs 15% of Gross Asset Value)
	1Q 2006	2Q 2006	3Q 2006	4Q 2006

a) Construction Costs				111,517

b) Gross Asset Value				4,021,662

Ratio of a) to b)				2.77%

Maximum				15.00%

				Pass

Section 7.2.4 (e) - Minority Joint Ventures (Maximum 25% of Gross Asset Value in the form of Minority Joint Ventures)
	1Q 2006	2Q 2006	3Q 2006	4Q 2006

Net Asset Value - Unconsolidated Subsidiaries
Gross Asset Value - Unconsolidated Subsidiaries				382,500
Less: Debt allocated to Unconsolidate Subsidiaries				(288,289)
Net Asset Value - Unconsolidated Subsidiaries				94,211

a) Net Asset Value - Unconsolidated Subsidiaries				94,211

b) Gross Asset Value				4,021,662

Ratio of a) to b)				2.3%

Maximum				25.0%

				Pass

Section 7.2.4 (f) - Construction Costs and Joint Ventures (Maximum 35% of Gross Asset Value)
	1Q 2006	2Q 2006	3Q 2006	4Q 2006

Construction Costs and Joint Ventures
Construction Costs				111,517
Net Asset Value - Unconsolidated Subsidiaries				94,211
Construction Costs and Joint Ventures				205,728

b) Construction Costs and Joint Ventures				205,728

b) Gross Asset Value				4,021,662

Ratio of a) to b)				5.1%

Maximum				35.0%

				Pass

STRATEGIC HOTEL FUNDING, LLC

$415,000,000 Revolver Financial Covenant Calculations

Borrowing Base Coverage
	1Q 2006	2Q 2006	3Q 2006	4Q 2006
(a) Adjusted Net Operating Income (Borrowing Base)
Pro Forma Operating Income (Borrowing Base)
all income received by the property determined on an accrual basis and according to GAAP including:
(i) rent or hotel revenue
(ii) all amounts payable under REA’s, operating agreements, covenants, conditions and restrictions, and condo agreements
(iii) condemnation awards
(iv) business interruption and loss of rental value proceeds
(v) all investment income with respect to any collateral accounts (reserves, restricted cash, rent deposits, etc.)
but shall not include:
but shall not include:
(a) insurance proceeds other than those described above
(b) proceeds from the sale, financing, refinancing, transfer, exchange of any part of the property (condo units, time shares, out-parcel, etc.)
(c) repayments received from tenants of principal loaned or advanced to tenants
(d) any income which is Operating Income but is paid directly by a tenant to another Person
(e) any fees payable by a tenant that are reimbursable to tenant.
Four Seasons Hotel Mexico D.F.	6,069	5,736	4,077	7,357
Four Seasons Resort - Punta Mita	14,050	11,602	8,156	12,621
Four Seasons Washington, D.C.	10,366	14,415	10,393	13,785
Ritz-Carlton Laguna Niguel	16,428	19,241	23,283	17,936
Marriott Lincolnshire Resort	7,969	9,366	10,161	12,642
Pro Forma Operating Income (Borrowing Base)	54,881	60,360	56,071	64,341

Pro Forma Operating Expenses (Borrowing Base)
all expenses actually paid or payable in connection with ownership or operation of the property determined on an accrual basis and according to GAAP including:

Costs (including labor) for providing service for rooms, food & beverage, telecom, garage, parking, other departments, real estate and business taxes, insurance, utilities, rental expenses administrative and general costs, repairs and maintenance, third-party franchise fees and legal expenses incurred in connection with the operation of the property rental expenses for leaseholds (Paris & Hamburg)

but shall not include:
(i) depreciation, amortization and other non-cash items
(ii) principal and interest on borrowed money
(iii) income taxes or other taxes in the nature of income taxes
(iv) expenses incurred in connection with the Revolver
(v) distributions to shareholders
(vi) capital expenditures (FF&E Reserve) or management fees
Other

Four Seasons Hotel Mexico D.F.	4,360	4,083	3,648	4,927
Four Seasons Resort - Punta Mita	7,178	6,267	6,192	8,066
Four Seasons Washington, D.C.	9,164	9,997	9,158	10,482
Ritz-Carlton Laguna Niguel	12,549	13,169	14,697	13,978
Marriott Lincolnshire Resort	7,013	7,541	7,802	10,193
Pro Forma Operating Expenses (Borrowing Base)	40,263	41,056	41,497	47,645

Pro Forma Net Operating Income (Borrowing Base)
Four Seasons Hotel Mexico D.F.	1,709	1,653	429	2,430
Four Seasons Resort - Punta Mita	6,872	5,335	1,964	4,555
Four Seasons Washington, D.C.	1,202	4,419	1,235	3,303
Ritz-Carlton Laguna Niguel	3,879	6,072	8,587	3,958
Marriott Lincolnshire Resort	956	1,825	2,359	2,449
Pro Forma Net Operating Income (Borrowing Base)	14,618	19,304	14,574	16,696

Adjusted Net Operating Income
Net Operating Income (Borrowing Base)	14,618	19,304	14,574	16,696
Less: Deemed FF&E Reserves for Consolidated Group (4% of Gross Hotel Revenues)	(2,195)	(2,414)	(2,243)	(2,574)
Less: Deemed Management Fees for Consolidated Group (Greater of Actual or 3% of Gross	(1,646)	(1,811)	(1,682)	(1,930)
Less: any other monetary obligations paid during the period with respect to the properties	—	—	—	—
Adjusted Net Operating Income	10,776	15,078	10,649	12,192

TTM Pro Forma Adjusted Net Operating Income (Borrowing Base)				48,695

(b) Pro Forma Interest Expense
Pro Forma Aggregate Outstanding Balance				206,000
LIBOR Rate				5.32%
Applicable Margin				0.80%
Pro Forma Interest Expense				12,607

a) TTM Pro Forma Adjusted Net Operating Income (Borrowing Base)				48,695

b) Pro Forma Interest Expense				12,607

Ratio of a) to b)				3.86	x

Minimum				1.75	x

Maximum Availability				454,672

STRATEGIC HOTEL FUNDING, LLC

$415,000,000 Revolver Financial Covenant Calculations

Appraised Values (Borrowing Base)
	1Q 2006	2Q 2006	3Q 2006	4Q 2006

Borrowing Base (Appraised Values)				Appraised Value
Four Seasons Hotel Mexico D.F.				72,000
Four Seasons Resort - Punta Mita				303,000
Four Seasons Washington, D.C.				175,500
Ritz-Carlton Laguna Niguel				334,000
Marriott Lincolnshire Resort				40,400
Total Borrowing Base				924,900

Maximum				60.00%

Maximum Availability				554,940

EXHIBIT F

LENDER ASSIGNMENT AGREEMENT1

This Lender Assignment Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the] [each] Assignee identified in item [2] [3] below ([the] [each an] “Assignee”). [It is understood and agreed that the rights and obligations of such Assignee hereunder are several and not joint]. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under its Revolving Loan Commitment (including with respect to any outstanding Revolving Loans and Letters of Credit) (the “Assigned Interest”). [Such] [Each] sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1. Assignor:	______________________

[2. Assignee:	][2]

[2.][3.] Credit Agreement:	Credit Agreement, dated as of March 9, 2007, among Strategic Hotel Funding, L.L.C., the various financial institutions as are or may become parties thereto, and Deutsche Bank Trust Company Americas, as Administrative Agent (such Credit Agreement, as in effect on the date of this Assignment, being herein called the “Credit Agreement”)

[1]	This form of Lender Assignment Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

[2]

Item 2 should list the Assignee if the Form is used for a single Assignee. In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in the table under bracketed item 3.

[3.        Assigned Interest:3

	Aggregate Amount of all Revolving Loan Commitments (or, if terminated, aggregate outstanding principal amount of Revolving Loans for all Lenders and total Letter of Credit Outstandings)	Amount of Revolving Loan Commitment (or, if terminated, aggregate outstanding principal amount of Revolving Loans and Percentage of Letter of Credit Outstandings) Assigned	Percentage of Assigned Revolving Loan Commitment (or, if terminated, aggregate outstanding principal amount of Revolving Loans and Percentage of Letter of Credit Outstandings)[4]
[Name of Assignee]	$	$	%
[Name of Assignee]	$	$	%]

[3]	Insert this chart if this Form is being used for assignment to funds managed by the same or related investment managers.

[4]	Set forth, to at least 9 decimals, as a percentage of the Revolving Loan Commitments (or Revolving Loans, as the case may be) of all Lenders thereunder.

[4.        Assigned Interest:5

Aggregate Amount of all Revolving Loan Commitments (or, if terminated, aggregate outstanding principal amount of Revolving Loans for all Lenders and total Letter of Credit Outstandings)	Amount of Revolving Loan Commitment (or, if terminated, aggregate outstanding principal amount of Revolving Loans and Percentage of Letter of Credit Outstandings) Assigned	Percentage of Assigned Revolving Loan Commitment (or, if terminated, aggregate outstanding principal amount of Revolving Loans and Percentage of Letter of Credit Outstandings)[6]

$	$	%]

Effective Date:	, , 200 .

Payment Instructions:

Attention:
Reference:

Address for Notices:

Relationship Contact:

[5]	Insert this chart if this Form is being used by a Lender for an assignment to a single Assignee.

[6]	Set forth, to at least 9 decimals, as a percentage of the Revolving Loan Commitments (or Revolving Loans, as the case may be) of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]	ASSIGNEE[7] [NAME OF ASSIGNEE]

By:	By:
Name:		Name:
Title:		Title:

[Consented to and][8] Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:
STRATEGIC HOTEL FUNDING, L.L.C.

By:
Name:
Title:][9]

[7]	Add additional signature blocks, as needed, if this Form is being used by funds managed by the same or related investment managers.

[8]	Insert only if assignment is being made to an Eligible Assignee that is not an existing Lender, an Affiliate of an existing Lender or an Approved Fund.

[9]

Insert only if assignment is being made to an Eligible Assignee that is not an existing Lender, an Affiliate of an existing Lender or an Approved Fund and so long as no Specified Default or Event of Default exists.

ANNEX 1

TO

EXHIBIT F

STRATEGIC HOTEL FUNDING, L.L.C.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS

FOR

LENDER ASSIGNMENT AGREEMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Borrower or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents.

1.2 Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

* * * *

EXHIBIT G-1

PLEDGE AGREEMENT

among

STRATEGIC HOTEL FUNDING, L.L.C.

and

CERTAIN SUBSIDIARIES OF STRATEGIC HOTEL FUNDING, L.L.C.

collectively, as PLEDGOR

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as PLEDGEE

Dated as of March 9, 2007

PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of March 9, 2007, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, STRATEGIC HOTEL FUNDING, L.L.C. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and the Pledgee, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of March 9, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Pledgee, the Issuer, the Lenders and each Person (other than Borrower, Guarantor or any Subsidiary of either) party to a Credit Hedging Agreement or a Pari-Pasu Hedging Agreement, to the extent such party is a Lender or any affiliate thereof, and their subsequent successors and assigns, are herein called the “Secured Creditors”);

WHEREAS, pursuant to the Subsidiary Guaranty, certain Pledgors (other than the Borrower) have jointly and severally guaranteed the payment and performance when due of all Guaranteed Obligations as described (and defined) therein;

WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor will obtain direct and indirect material benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement, the entering into of Credit Hedging Agreements by the Secured Creditors and the entering into of Pari-Pasu Hedging Agreements by the Lenders and the Pari-Pasu Hedging Counterparties and, accordingly, desires to enter into this Agreement in order to satisfy the conditions described in the preceding recital and to induce the Lenders to make Loans to the Borrower and issue, and/or participate in, Letters of Credit for the account of the Borrower and/or enter into Credit Hedging Agreements and/or enter into Pari-Pasu Hedging Agreements;

1

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations (both actual and contingent) under Letters of Credit, Credit Hedging Agreements, Pari-Pasu Hedging Agreements, fees, costs, and indemnities (including in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of such Pledgor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents to which such Pledgor is a party (including, in the case of each Pledgor that is party to the Subsidiary Guaranty, all Guaranteed Obligations (as defined in the Subsidiary Guaranty)) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents (all such obligations, liabilities and indebtedness under this clause (i) being herein collectively called the “Credit Document Obligations”);

(ii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(iv) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2. DEFINITIONS.

(a) Reference to singular terms shall include the plural and vice versa.

2

(b) The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Class” shall have the meaning set forth in Section 22 hereof.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Corporation” shall mean any corporation that is a Subsidiary of a Pledgor listed on Annex C attached hereto.

“Corporate Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all capital and interest in other Corporations), at any time owned by any Corporation.

“Corporate Stock” shall mean all of the shares at any time owned by Pledgor of the Corporations.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1(i) hereof.

“Credit Hedging Agreements” shall have the meaning set forth in the Credit Agreement.

“Equity Interest” of any Subsidiary of a Pledgor shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Subsidiary, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“Event of Default” shall mean any Event of Default (or equivalent term) under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

3

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company” shall mean any limited liability company that is a Subsidiary of a Pledgor listed on Annex B attached hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Limited Liability Company.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in the Limited Liability Companies.

“Limited Partnership” shall mean any limited partnership that is a subsidiary of a Pledgor listed on Annex B attached hereto.

“Limited Partnership Interests” shall mean the entire limited partnership membership interest at any time owned by a Pledgor in the Limited Partnerships.

“Loan Documents” shall have the meaning set forth in the Credit Agreement.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Organizational Documents” means all documents, instruments and other papers constituting the entire organizational documents of any Corporation or Limited Liability Company and any and all amendments thereto, including without limitation, certificates of formation, operating agreements, certificates of incorporation and bylaws.

“Pari-Pasu Hedging Agreements” shall have the meaning set forth in the Credit Agreement.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Primary Obligations” shall have the meaning set forth in Section 9(b) hereof.

“Pro Rata Share” shall have the meaning set forth in Section 9(b) hereof.

4

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgee or any Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall mean a “registered organization” as such term is defined in Section 9-102 (a) (70) of the UCC.

“Required Lenders” shall have the meaning set forth in the Credit Agreement.

“Secondary Obligations” shall have the meaning set forth in Section 9(b) hereof.

“Secured Creditors” shall have the meaning set forth in the recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Subsidiary” shall have the meaning given such term in the Credit Agreement.

“Subsidiary Guaranty” shall have the meaning given such term in the Credit Agreement.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“Transmitting Utility” shall mean a “transmitting utility” as such term is defined in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“Voting Rights” shall have the meaning set forth in Section 5 hereof.

5

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, but subject to the terms of the proviso to this Section 3.1, the “Collateral”):

(a) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each Limited Liability Company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such Limited Liability Company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

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(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(b) all Corporate Stock owned by such Pledgor from time to time, all options and warrants owned by such Pledgor from time to time to purchase such Corporate Stock, and all of its right, title and interest in each Corporation to which each such shares relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Corporate Stock and applicable law:

(A) all the capital thereof and its interest in all profits, losses, Corporate Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Corporate Stock;

(B) all other payments due or to become due to such Pledgor in respect of Corporate Stock, whether under the bylaws, any Organizational Document or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under the bylaws, any Organizational Document, or at law or otherwise in respect of such Corporate Stock;

(D) all present and future claims, if any, of such Pledgor against any such Corporation for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under the bylaws, any Organizational Document or at law or otherwise to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Corporate Stock, including any power to terminate, cancel or modify the bylaws, any Organizational Document or any other Organizational Document, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Corporate Stock and any such Corporation, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Corporation Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

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(c) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(d) all Proceeds of any and all of the foregoing.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the respective Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within ten (10) days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed in blank;

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the respective Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex D hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Corporate Stock or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (x) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (y) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a) and (c), 9-106 and 8-106(d) of the UCC). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing;

(iv) with respect to Corporate Stock or a Limited Liability Company Interest (other than Corporate Stock or a Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (x) if such Corporate Stock

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or Limited Liability Company Interest is represented by a certificate and is a “security” for purposes of Section 8-102(a)(15) of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (y) if such Corporate Stock or Limited Liability Company Interest is not represented by a certificate or is not a “security” for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are required to be paid over to (or may be received by) the Pledgee or any of the other Secured Creditors pursuant to the terms of this Agreement, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have “exclusive and absolute control” and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may (and in accordance with the terms hereof is entitled to) obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii) each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which also may be perfected by the filing of such financing statements under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC.

3.3 Subsequently Acquired Collateral. (a) If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (in the case of any such additional Collateral consisting of additional Equity Interests) (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) such supplements to Annexes A through D hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

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(b) In addition, if any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any Capital Stock of any Subsidiary whose Capital Stock is required to be pledged to Pledgee pursuant to Section 7.1.9(b) of the Credit Agreement, at any time or from time to time after the date hereof, such Capital Stock shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Capital Stock in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Capital Stock and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) such supplements to Annexes A through D hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) the exact legal name of such Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of such Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto; (ii) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Limited Liability Companies described in Annex B hereto; (iii) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding Equity Interest of the issuing Limited Liability Company as set forth in Annex B hereto; (iv) the Corporate Stock (and any warrants or options to purchase Corporate Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the Corporation described in Annex C hereto; (v) such Corporate Stock constitutes that percentage of the issued and outstanding Equity Interest of the issuing the Corporation as set forth in Annex C hereto; (vi) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B and C hereto; and (vii) on the date hereof, such Pledgor owns no other stock, Corporate Stock or Limited Liability Company Interests that would otherwise constitute Collateral or a Pledge of such Collateral is contractually prohibited by existing Mortgage Indebtedness.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

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5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to and attaching to any and all of the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate in any material respect, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Loan Document, or which could reasonably be expected to have a Material Adverse Effect (collectively, the “Voting Rights”). All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred, and is continuing and the Pledgee shall have given notice to the relevant Pledgor of its intent to exercise rights pursuant to Section 7 hereof (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing) and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee shall have given notice to the relevant Pledgor of its intent to exercise rights pursuant to Section 7 hereof (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing), all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor free of liens and security interests created hereby and by the other Loan Documents. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other organization.

All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

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7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default and the Pledgee shall have given notice to the relevant Pledgor of its intent to exercise rights pursuant to this Section 7 (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing), then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(iv) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least ten (10) days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

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(v) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all accounts referred to Section 3.2(a)(v) hereof and to apply such cash and other Collateral to the payment of any and all Obligations.

8. REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Lender and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing the Pledgee of the type described in clauses (i), (ii), (iii) and (iv) of the definition of “Obligations” contained in Section 1 hereof;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount remaining to be distributed; and

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(iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 20(a) hereof, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of, premium, if any, and interest on, all Loans, all Disbursements, all contingent reimbursement obligations equal to the Stated Amount of all outstanding Letters of Credit and all fees payable under the Credit Agreement, and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor entitled to distribution and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Loan Documents, agrees and acknowledges that if the Secured Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans under the Credit Agreement and Disbursements have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Secured Creditors, as cash security for the repayment of Obligations owing to the Secured Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Secured Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be distributed by the Pledgee in accordance with Section 9(a) hereof.

(e) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Creditors.

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(f) This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein, in the Loan Documents and otherwise in writing in connection herewith or therewith. It is understood and agreed that each Pledgor shall remain liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor (in their capacity as such) and their respective successors, assigns, employees, advisors, agents and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

12. PLEDGEE NOT A OFFICER, LIMITED LIABILITY COMPANY OR MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any Limited Liability Company or as an officer of any Corporation and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise shall have any of the duties, obligations or liabilities of a member of any Limited Liability Company or as an officer of any Corporation. The parties hereto expressly agree that, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

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(b) The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any Limited Liability Company or as an officer of any Corporation or any Pledgor.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor authorizes the Pledgee to cause to be filed, at such Pledgor’s own expense, UCC financing statements, continuation statements or amendments thereto and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b) Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default and upon notice to the relevant Pledgor (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing), in the Pledgee’s reasonable discretion, to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement, each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article IX of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article IX of the Credit Agreement.

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15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein except as permitted by the respective Loan Documents.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that on the date hereof with respect to such Pledgor’s respective portion of the Collateral that it is pledging herewith:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(iv) the Certificated Securities have been “certificated” and are “securities” within the meaning of Article 8 of the UCC;

(v) the pledge and collateral assignment and possession by the Pledgee of the Collateral consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(vi) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral with respect to which such “control” may, as of the date hereof, be obtained pursuant to Section 8-106 of the UCC.

(b) Each Pledgor covenants and agrees that it will use its best efforts to defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise use its best efforts to defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

Each Pledgor covenants and agrees that it shall promptly deliver to the Pledgee any note or other document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the distributions or any right to receive a distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as the Pledgee may require to transfer title to the Pledgee.

17

17. CHANGES TO LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization or, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Loan Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than fifteen (15) days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter notify the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. PRIVATE SALES. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral pursuant to Section 7 hereof, and the

18

Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to any Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, Corporate Stock or a Limited Liability Company Interest (other than an Uncertificated Security, Corporate Stock or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which all Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated, and all other Obligations then due and payable have been paid in full in cash in accordance with the terms thereof. In the event that any Subsidiary Guarantor is released from its Obligations hereunder pursuant to Section 7.1.9 of the Credit Agreement, the Pledgee, at the request and expense of such Subsidiary Guarantor, shall execute and deliver an instrument acknowledging such Subsidiary Guarantor’s release from this Agreement.

(b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by the Loan Documents (other than a sale or other disposition to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such other sale or disposition or from such release are applied in accordance with the provisions of the Loan Documents to the extent

19

required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefore) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c) At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefore) as provided in Section 20(a) or (b) hereof, such Pledgor shall deliver to the Pledgee a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

21. NOTICES, ETC. All notices and communications hereunder shall be in writing and sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All such notices and other communications shall be in writing and addressed as follows:

(a)	if to any Pledgor, at:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: General Counsel

with copies to:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: Treasurer

and

Perkins Coie LLP

Suite 1700

131 South Dearborn Avenue

Chicago, Illinois 60603

20

Telephone No.: (312) 324-8650

Telecopier No.: (312) 324-9650

Attn: Bruce A. Bonjour

(b)	if to the Pledgee, at:

60 Wall Street

New York, New York 10005

Attn: James Rolison

Telephone No.: (212) 250-3352

Telecopier No.: (646) 324-7091

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attn: Harvey R. Uris

Telephone No.: (212) 735-2212

Telecopier No.: (917) 777-2212

(c)	if to any Secured Creditor, at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. Except as provided in Sections 20 and 30 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly affected thereby (it being understood that the addition or release of any Pledgor hereunder shall not constitute a change, waiver, discharge or termination affecting any Pledgor other than the Pledgor so added or released) and the Pledgee (with the written consent of the Required Lenders).

23. MISCELLANEOUS. This Agreement shall and shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided that no Pledgor may assign any of its rights or obligations except in accordance with the terms of the other Loan Documents.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the issuer of Collateral and the Pledgee shall not have any obligations or liabilities, except as expressly set forth herein, with respect to the Collateral or the issuer of Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering the same to the Pledgee, (y) delivering supplements to Annexes A through D hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.

32. RELEASE OF PLEDGORS. If at any time (i) all of the Equity Interests of any Pledgor are sold (to a Person other than the Borrower or a Subsidiary) in a transaction permitted pursuant to the Loan Documents or (ii) the pledge of all such Equity Interests becomes prohibited, contractually or by law, as a result of a financing transaction permitted pursuant to the Loan Documents, then, in any such case, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests (and all Collateral owned by such Pledgor shall be released from any liens on

23

the security interest granted hereunder) in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section 32), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. If at any time all of the Collateral of any Pledgor is sold (in a manner permitted under the Loan Documents), such Pledgor will be released from any liens on the security interest granted hereunder. At any time that the Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the Borrower shall deliver to the Pledgee a certificate signed by an officer of the Borrower stating that the release of such Pledgor is permitted pursuant to the terms of the Credit Agreement and this Section 32 and including reasonable supporting documentation with respect thereto. If requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 32.

* * * *

24

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

PLEDGOR:

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC DTRS, INC., a Delaware corporation

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC EUROPE, L.L.C., a Delaware limited liability company

By:	STRATEGIC HOTEL FUNDING, L.L.C., its sole Member

By:
		Name:	Ryan M. Bowie
		Title:	Vice President and Treasurer

SHC AVENTINE II, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC ST. FRANCIS, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC LAGUNA, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC HALF MOON BAY MEZZANINE, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

Accepted and Agreed to:

PLEDGEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Pledgor	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC §9-307)	Pledgor’s Organization Identification Number (or if it has none, so indicate)	Transmitting Utility? (Yes/No)

Strategic Hotel Funding, L.L.C.	Yes	Delaware	Delaware	2828390	No
SHC DTRS, Inc.	Yes	Delaware	Delaware	3813595	No
SHC Aventine II, L.L.C.	Yes	Delaware	Delaware	3366487	No
SHC Europe, L.L.C.	Yes	Delaware	Delaware	3111564	No
SHC Half Moon	Yes	Delaware	Delaware	3831674	No
Bay Mezzanine LLC

Exact Legal Name of Each Pledgor	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC §9-307)	Pledgor’s Organization Identification Number (or if it has none, so indicate)	Transmitting Utility? (Yes/No)

SHC St. Francis, L.L.C.	Yes	Delaware	Delaware	4133716	No
SHC Laguna, L.L.C.	Yes	Delaware	Delaware	4142968	No
SHC Mexico Lender, LLC	Yes	Delaware	Delaware	4054875	No

ANNEX B

to

PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

1.	PLEDGOR

Name of Issuing Entity	Type of Interest	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a)(i) of Pledge Agreement
1. Strategic Hotel Funding, L.L.C.

SHC New Orleans LLC	Membership	2	100%	Yes
SHC Aventine II, L.L.C.	Membership	2	100%	Yes
SHC Phoenix III, L.L.C.	Membership	2	100%	Yes
SHC Lincolnshire LLC	Membership	2	100%	Yes
SHC Holdings L.L.C.	Membership	N/A	100%	No
SHC Mexico Holdings, L.L.C.	Membership	N/A	100%	No
SHC Asset Management, L.L.C.	Membership	N/A	100%	No
SHC Residence Club, L.L.C.	Membership	N/A	100%	No
SHC Residence Club II, L.L.C.	Membership	N/A	100%	No
SHC Europe, L.L.C.	Membership	N/A	100%	No

Name of Issuing Entity	Type of Interest	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a)(i) of Pledge Agreement

SHC Finance (Champs Elysees), L.L.C.	Membership	N/A	100%	No
SHC Half Moon Bay Mezzanine LLC	Membership	1	100%	Yes
SHC Columbus Drive, LLC	Membership	1	100%	Yes
SHC Mexico Lender, LLC	Membership	1	100%	Yes
SHC Washington, L.L.C.	Membership	1	99.99%	Yes
SHC St. Francis, L.L.C.	Membership	1	100%	Yes
SHC Laguna, L.L.C.	Membership	1	100%	Yes
SHR Scottsdale, L.L.C.	Membership	1	100%	Yes
2. SHC DTRS, Inc.
DTRS New Orleans, L.L.C.	Membership	1	100%	Yes
DTRS La Jolla, L.L.C.	Membership	1	100%	Yes
DTRS Phoenix, L.L.C.	Membership	1	100%	Yes

Name of Issuing Entity	Type of Interest	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a)(i) of Pledge Agreement

DTRS Lincolnshire, L.L.C.	Membership	1	100%	Yes
DTRS Santa Monica, L.L.C.	Membership	1	100%	Yes
DTRS Half Moon Bay, LLC	Membership	1	100%	Yes
DTRS Columbus Drive, LLC	Membership	1	100%	Yes
SHC Washington, L.L.C.	Membership	2.01		Yes
DTRS Washington, L.L.C.	Membership	1	100%	Yes
DTRS St. Francis, LLC	Membership	1	100%	Yes
DTRS Laguna, L.L.C.	Membership	1	100%	Yes
3. SHC Aventine II, L.L.C.
New Aventine, L.L.C.	Membership	1	100%	Yes

Name of Issuing Entity	Type of Interest	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a)(i) of Pledge Agreement

4. SHC Europe, L.L.C.
SHR Prague Praha, LLC	Membership	N/A	100%	No
5. SHC Half Moon Bay Mezzanine LLC
SHC Half Moon Bay, LLC	Membership	1	100%	Yes
6. SHC St. Francis, L.L.C.
SHR St. Francis, L.L.C.	Membership	1	100%	Yes

7. SHC Laguna, L.L.C.
SHC Laguna Niguel I LLC	Membership	2	100%	Yes

ANNEX C

to

PLEDGE AGREEMENT

S SCHEDULE OF CORPORATE STOCK

1.	PLEDGOR

Name of Issuing Entity	Type of Interest	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a)(i) of Pledge Agreement
1. Strategic Hotel Funding, L.L.C.
SHC DTRS, Inc.	Stock	100	1	100%	Yes

ANNEX D

to

PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability

Company Interests and Corporate Stock

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                     , among the undersigned pledgor (the “Pledgor”), Deutsche Bank Trust Company Americas, as lender (the “Pledgee”), and                                      , as the issuer of the [Uncertificated Securities] [Limited Liability Company Interests] [Corporate Stock] (defined below) (the “Issuer”).

W I T N E S S E T H:

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of March     , 2007 (as amended, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee, and grant a security interest in favor of the Pledgee in, all of the right, title and interest of the Pledgor in and to any and [all “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Corporate Stock (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)] issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Corporate Stock] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing (i) not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction and (ii) the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as may be directed by Pledgee.

ANNEX D

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

60 Wall Street

New York, New York 10005

Attention: James Rolison

Telephone No.: (212) 250-3352

Telecopier No.: (646) 324-7091

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris

Telephone No.: (212) 735-2212

Telecopier No.: (917) 777-2212

5. Except as expressly provided otherwise in Sections 4 above, all notices shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to the Pledgor, at:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

ANNEX D

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: General Counsel

with copies to:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: Treasurer

and

Perkins Coie LLP

Suite 1700

131 South Dearborn Avenue

Chicago, Illinois 60603

Telephone No.: (312) 324-8650

Telecopier No.: (312) 324-9650

Attn: Bruce A. Bonjour

(b)	if to the Pledgee, at:

60 Wall Street

New York, New York 10005

Attention: James Rolison

Telephone No.: (212) 250-3352

Telecopier No.: (646) 324-7091

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris

Telephone No.: (212) 735-2212

Telecopier No.: (917) 777-2212

(c)	if to the Issuer, at:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

ANNEX D

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: General Counsel

with copies to:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: Treasurer

and

Perkins Coie LLP

Suite 1700

131 South Dearborn Avenue

Chicago, Illinois 60603

Telephone No.: (312) 324-8650

Telecopier No.: (312) 324-9650

Attn: Bruce A. Bonjour

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

6. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

ANNEX D

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Pledgee

By
Name:
Title:

[ ],
as Issuer

By
Name:
Title:

TABLE OF CONTENTS

		Page

1.	SECURITY FOR OBLIGATIONS	2

2.	DEFINITIONS	2

3.	PLEDGE OF SECURITIES, ETC.	6

3.1 Pledge		6
3.2 Procedures		8
3.3 Subsequently Acquired Collateral		9
3.4 Transfer Taxes		10
3.5 Certain Representations and Warranties Regarding the Collateral		10

4.	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.	10

5.	VOTING, ETC., WHILE NO EVENT OF DEFAULT	11

6.	DIVIDENDS AND OTHER DISTRIBUTIONS	11

7.	REMEDIES IN CASE OF AN EVENT OF DEFAULT	12

8.	REMEDIES, CUMULATIVE, ETC.	13

9.	APPLICATION OF PROCEEDS	13

10.	PURCHASERS OF COLLATERAL	15

11.	INDEMNITY	15

12.	PLEDGEE NOT A OFFICER, LIMITED LIABILITY COMPANY OR MEMBER	15

13.	FURTHER ASSURANCES; POWER-OF-ATTORNEY	16

14.	THE PLEDGEE	16

15.	TRANSFER BY THE PLEDGORS	17

16.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS	17

17.	CHANGES TO LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.	18

18.	PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.	18

19.	PRIVATE SALES	18

20.	TERMINATION; RELEASE	19

21.	NOTICES, ETC.	20

22.	WAIVER; AMENDMENT	21

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23.	MISCELLANEOUS	21

24.	HEADINGS DESCRIPTIVE	21

25.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	22

26.	PLEDGOR’S DUTIES	23

27.	COUNTERPARTS	23

28.	SEVERABILITY	23

29.	RECOURSE	23

30.	ADDITIONAL PLEDGORS	23

31.	LIMITED OBLIGATIONS	23

32.	RELEASE OF PLEDGORS	23

ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS
ANNEX B	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
ANNEX C	-	SCHEDULE OF CORPORATE STOCK
ANNEX D	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND CORPORATE STOCK

ii

EXHIBIT G-2

PLEDGE AGREEMENT

among

STRATEGIC HOTELS & RESORTS, INC.,

as PLEDGOR

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as PLEDGEE

Dated as of March 9, 2007

PLEDGE AGREEMENT

PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of March 9, 2007, among the undersigned pledgor (“Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and Deutsche Bank Trust Company Americas, as administrative agent (together with any successor administrative agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, STRATEGIC HOTEL FUNDING, L.L.C. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and the Pledgee, as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of March 9, 2007 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein (the Pledgee, the Issuer, the Lenders and each Person (other than Borrower, Guarantor or any Subsidiary of either) party to a Credit Hedging Agreement or a Pari-Pasu Hedging Agreement, to the extent such party is a Lender or any affiliate thereof, and their subsequent successors and assigns, are herein called the “Secured Creditors”);

WHEREAS, pursuant to the Guaranty, the Pledgor has guaranteed the payment and performance when due of all Guaranteed Obligations as described (and defined) therein;

WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, the Pledgor will obtain direct and indirect material benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement, the entering into of Credit Hedging Agreements by the Secured Creditors and the entering into of Pari-Pasu Hedging Agreements by the Lenders and the Pari-Pasu Hedging Counterparties and, accordingly, desires to enter into this Agreement in order to satisfy the conditions described in the preceding recital and to induce the Lenders to make Loans to the Borrower, to issue, and/or participate in, Letters of Credit for the account of the Borrower, and to enter into Credit Hedging Agreements and/or enter into Pari-Pasu Hedging Agreements;

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NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations (both actual and contingent) under Letters of Credit, Credit Hedging Agreements, Pari-Pasu Hedging Agreements, fees, costs, and indemnities (including in each case, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) of such Pledgor to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents to which such Pledgor is a party (including, in the case of each Pledgor that is party to the Subsidiary Guaranty, all Guaranteed Obligations (as defined in the Guaranty)) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents;

(ii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Borrower and the Pledgor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(iv) all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2. DEFINITIONS.

(a) Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

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“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Borrower” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Class” shall have the meaning set forth in Section 22 hereof.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Hedging Agreement” shall have the meaning given such term in the Credit Agreement.

“Equity Interest” of the Limited Liability Company shall mean any and all interests, rights to purchase, options, participations or other equivalents of or interest in (however designated) equity of such Limited Liability Company, including, without limitation, any limited liability company membership interest.

“Event of Default” shall mean any Event of Default (or equivalent term) under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Guaranteed Obligations” shall have the meaning given such term in the Guaranty.

“Guaranty” shall have the meaning given such term in the Credit Agreement.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company” shall mean Strategic Hotel Funding, L.L.C.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by the Limited Liability Company.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by the Pledgor in the Limited Liability Company listed on Annex B attached hereto.

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“Loan Documents” shall have the meaning set forth in the Credit Agreement.

“Location” of Pledgor shall mean the Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Organizational Documents” means all documents, instruments and other papers constituting the entire organizational documents of the Limited Liability Company and any and all amendments thereto, including without limitation, certificates of formation and operating agreements.

“Pari-Pasu Hedging Agreements” shall have the meaning set forth in the Credit Agreement.

“Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

“Primary Obligations” shall have the meaning set forth in Section 9(b) hereof.

“Pro Rata Share” shall have the meaning set forth in Section 9(b) hereof.

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgee or the Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall mean a “registered organization” as such term is defined in Section 9-102(a)(70) of the UCC.

“Required Lenders” shall have the meaning set forth in the Credit Agreement.

“Secondary Obligations” shall have the meaning set forth in Section 9(b) hereof.

“Secured Creditors” shall have the meaning set forth in the recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

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“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

“Subsidiary” shall have the meaning given such term in the Credit Agreement.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“Transmitting Utility” shall mean a “transmitting utility” as such term is defined in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“Voting Rights” shall have the meaning set forth in Section 5 hereof.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by the Pledgor, the Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, but subject to the terms of the proviso to this Section 3.1, the “Collateral”):

(a) the Limited Liability Company Interests owned by the Pledgor from time to time and all of its right, title and interest in the Limited Liability Company, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which the Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to the Pledgor in respect of Limited Liability Company Interests, whether under the limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

5

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under the limited liability company agreement or operating agreement, or at law or otherwise in respect of the Limited Liability Company Interests;

(D) all present and future claims, if any, of the Pledgor against any the Limited Liability Company for monies loaned or advanced, for services rendered or otherwise;

(E) all of the Pledgor’s rights under the limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Pledgor relating to the Limited Liability Company Interests, including any power to terminate, cancel or modify the limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of the Pledgor in respect of the Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for the Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(b) all Security Entitlements owned by the Pledgor from time to time in any and all of the foregoing; and

(c) all Proceeds of any and all of the foregoing.

3.2 Procedures. (a) To the extent that the Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, the Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within ten (10) days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the Pledgor shall deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed in blank;

6

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), the Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex C hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (x) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (y) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a) and (c), 9-106 and 8-106(d) of the UCC). The Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing;

(iv) with respect to the Limited Liability Company Interest (other than a Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (x) if the Limited Liability Company Interest is represented by a certificate and is a “security” for purposes of Section 8-102(a)(15) of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (y) if the Limited Liability Company Interest is not represented by a certificate or is not a “security” for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof which are required to be paid over to (or may be received by) the Pledgee or any of the other Secured Creditors pursuant to the terms of this Agreement, (i) establishment by the Pledgee of a cash account in the name of the Pledgor over which the Pledgee shall have “exclusive and absolute control” and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, the Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of the Pledgor whereby or with respect to which the Pledgee may (and in accordance with the terms hereof is entitled to) obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

7

(ii) the Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Collateral which also may be perfected by the filing of such financing statements under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC.

3.3 Subsequently Acquired Collateral. (a) If the Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (in the case of any such additional Collateral consisting of additional Equity Interests) (i) a certificate executed by an authorized officer of the Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) such supplements to Annexes A through C hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

(b) In addition, if any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any Capital Stock of any Subsidiary whose Capital Stock is required to be pledged to Pledgee pursuant to Section 7.1.9(b) of the Credit Agreement, at any time or from time to time after the date hereof, such Capital Stock shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Capital Stock in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Capital Stock and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) such supplements to Annexes A through C hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. The Pledgor represents and warrants that on the date hereof: (i) the exact legal name of the Pledgor, the type of organization of the Pledgor, whether or not the Pledgor is a Registered Organization, the jurisdiction of organization of the Pledgor, the Pledgor’s Location, the organizational identification number (if any) of the Pledgor, and whether or not the Pledgor is a Transmitting Utility, is listed on Annex A hereto; (ii) the Limited Liability Company Interests held by the Pledgor consist of the number and type of interests of the Limited Liability Companies described in Annex B hereto; (iii) each such Limited Liability Company Interest constitutes that percentage

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of the issued and outstanding Equity Interest of the issuing Limited Liability Company as set forth in Annex B hereto; (iv) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annex B hereto; and (v) on the date hereof, the Pledgor owns no other stock, or Limited Liability Company Interests that would otherwise constitute Collateral.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to and attaching to any and all of the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate in any material respect, result in a breach of any covenant contained in, or be inconsistent with any of the terms of any Loan Document, or which could reasonably be expected to have a Material Adverse Effect (collectively, the “Voting Rights”). All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred, and is continuing and the Pledgee shall have given notice to the Pledgor of its intent to exercise rights pursuant to Section 7 hereof (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing) and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default and the Pledgee shall have given notice to the Pledgor of its intent to exercise rights pursuant to Section 7 hereof (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing), all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the Pledgor free of liens and security interests created hereby and by the other Loan Documents. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the Pledgor so long as no

9

Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the Pledgor so long as no Event of Default then exists)) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default and the Pledgee shall have given notice to the Pledgor of its intent to exercise rights pursuant to this Section 7 (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing), then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so);

(iv) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or

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prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(v) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all accounts referred to Section 3.2(a)(v) hereof and to apply such cash and other Collateral to the payment of any and all Obligations.

8. REMEDIES, CUMULATIVE, ETC. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Loan Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Lender, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement.

9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing the Pledgee of the type described in clauses (i), (ii) (iii) and (iv) of the definition of “Obligations” contained in Section 1 hereof;

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(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of such amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of such amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 20(a) hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement, (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean all principal of, premium, if any, and interest on, all Loans, all Disbursements, all contingent reimbursement obligations equal to the Stated Amount of all outstanding Letters of Credit and all fees payable under the Credit Agreement, and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor entitled to distribution and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Loan Documents, agrees and acknowledges that if the Secured Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued

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under the Credit Agreement (which shall only occur after all outstanding Loans under the Credit Agreement and Disbursements have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Secured Creditors, as cash security for the repayment of Obligations owing to the Secured Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Secured Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be distributed by the Pledgee in accordance with Section 9(a) hereof.

(e) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Creditors.

(f) This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Pledgor contained herein, in the Loan Documents and otherwise in writing in connection herewith or therewith. It is understood and agreed that the Pledgor shall remain liable with respect to its Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of such Obligations.

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. The Pledgor agrees (i) to indemnify and hold harmless the Pledgee and each other Secured Creditor (in their capacity as such) and their respective successors, assigns, employees, advisors, agents and affiliates (individually an “Indemnitee,” and collectively, the “Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Pledgor under this Section 11 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of the Pledgor contained in this Section 11 shall continue in full force and

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effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof.

12. PLEDGEE NOT A OFFICER, LIMITED LIABILITY COMPANY OR MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of the Limited Liability Company and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise shall have any of the duties, obligations or liabilities of a member of the Limited Liability Company. The parties hereto expressly agree that, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, the Pledgor and/or any other Person.

(b) The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of the Limited Liability Company or the Pledgor.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of the Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) The Pledgor authorizes the Pledgee to cause to be filed, at the Pledgor’s own expense, UCC financing statements, continuation statements or amendments thereto and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

(b) The Pledgor hereby appoints the Pledgee as its attorney-in-fact with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default and upon notice to the Pledgor (although no such notice shall be required if an Event of Default described in any of clauses (a) through (e) of Section 8.1.9 of the Credit Agreement shall have occurred and be continuing), in the Pledgee’s reasonable discretion, to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

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14. THE PLEDGEE. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement, each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article IX of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article IX of the Credit Agreement.

15. TRANSFER BY THE PLEDGORS. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein except as permitted by the respective Loan Documents.

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) The Pledgor represents, warrants and covenants that on the date hereof with respect to such Pledgor’s respective portion of the Collateral that it is pledging herewith:

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all of its Collateral and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) all of the Collateral has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(iv) the Certificated Securities have been “certificated” and are “securities” within the meaning of Article 8 of the UCC;

(v) the pledge and collateral assignment and possession by the Pledgee of the Collateral consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of the Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(vi) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral with respect to which such “control” may, as of the date hereof, be obtained pursuant to Section 8-106 of the UCC.

(b) The Pledgor covenants and agrees that it will use its best efforts to defend the Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof

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against the claims and demands of all Persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise use its best efforts to defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c) The Pledgor covenants and agrees that it shall promptly deliver to the Pledgee any note or other document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the distributions or any right to receive a distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as the Pledgee may require to transfer title to the Pledgee.

17. CHANGES TO LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The Pledgor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization or, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Loan Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) the Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than fifteen (15) days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), and (ii) in connection with such respective change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that the Pledgor does not have an organizational identification number on the date hereof and later obtains one, the Pledgor shall promptly thereafter notify the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any

16

term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any Subsidiary of the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

19. PRIVATE SALES. (a) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security or a Limited Liability Company Interest (other than an Uncertificated Security or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which all Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full in accordance with the terms thereof, all Letters of Credit issued under the Credit Agreement have been terminated, and all other Obligations then due and payable have been paid in full in cash in accordance with the terms thereof.

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(b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by the Loan Documents (other than a sale or other disposition to the Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Lenders and the proceeds of such other sale or disposition or from such release are applied in accordance with the provisions of the Loan Documents to the extent required to be so applied, the Pledgee, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefore) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.

(c) At any time that the Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefore) as provided in Section 20(a) or (b) hereof, the Pledgor shall deliver to the Pledgee a certificate signed by an authorized officer of the Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

21. NOTICES, ETC. All notices and communications hereunder shall be in writing and sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Pledgor shall not be effective until received by the Pledgee or the Pledgor, as the case may be. All such notices and other communications shall be in writing and addressed as follows:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: General Counsel

with a copy to:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: Treasurer

and

Perkins Coie LLP

Suite 1700

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131 South Dearborn Avenue

Chicago, Illinois 60603

Telephone No.: (312) 324-8650

Telecopier No.: (312) 324-9650

Attn: Bruce A. Bonjour

(a)	if to the Pledgee, at:

60 Wall Street

New York, New York 10005

Attention: James Rolison

Telephone No.: (212) 250-3352

Telecopier No.: (646) 324-7091

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris

Telephone No.: (212) 735-2212

Telecopier No.: (917) 777-2212

(b) if to any Secured Creditor, at such address as such Secured Creditor shall have specified in the Credit Agreement;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. Except as provided in Sections 20 and 30 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgor directly affected thereby (it being understood that the addition or release of the Pledgor hereunder shall not constitute a change, waiver, discharge or termination affecting the Pledgor other than the Pledgor so added or released) and the Pledgee (with the written consent of the Required Lenders).

23. MISCELLANEOUS. This Agreement shall and shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided that no Pledgor may assign any of its rights or obligations except in accordance with the terms of the other Loan Documents.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

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25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER THE PLEDGOR. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

(b) THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

20

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the issuer of Collateral and the Pledgee shall not have any obligations or liabilities, except as expressly set forth herein, with respect to the Collateral or the issuer of Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to the Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgor contained herein and in the other Loan Documents and otherwise in writing in connection herewith or therewith.

30. LIMITED OBLIGATIONS. It is the desire and intent of the Pledgor and the Secured Creditors that this Agreement shall be enforced against the Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought.

* * * *

21

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

PLEDGOR:

STRATEGIC HOTELS & RESORTS, INC., a Maryland corporation

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

Accepted and Agreed to:

PLEDGEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Pledgor	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC §9-307)	Pledgor’s Organization Identification Number (or if it has none, so indicate)	Transmitting Utility? (Yes/No)

Strategic Hotels & Resorts. Inc.	Yes	Maryland	Maryland	D07766413	No

ANNEX C

to

PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

Date Acquired	Name of Issuing Entity	Type of Interest	Certificate No.	Number of Units	Sub-clause of Section 3.2(a)(i) of Pledge Agreement

June 29, 2004	Strategic Hotel Funding, L.L.C.	Membership	4	26,456,474	Yes
June 9, 2004	Strategic Hotel Funding, L.L.C.	Membership	11	2,640,000	Yes
September 29, 2004	Strategic Hotel Funding, L.L.C.	Membership	347	1,141,667	Yes
Authorized March 2005; Issued January 2006	Strategic Hotel Funding, L.L.C.	8.50% Series A Cumulative Redeemable Preferred Units	N/A	4,600,000	No
Authorized January 2006; Issued February 2006	Strategic Hotel Funding, L.L.C.	8.25% Series B Cumulative Redeemable Preferred Units	N/A	4,600,000	No
February 20, 2006	Strategic Hotel Funding, L.L.C.	Membership	620	28,897,082	Yes

Authorized May 17, 2006	Strategic Hotel Funding, L.L.C.	8.25% Series C Cumulative Redeemable Preferred Units Membership	N/A	5,750,000	No
Authorized 2006-2007	Strategic Hotel Funding, L.L.C.	Membership	N/A	16,446,683	No

ANNEX C

to

PLEDGE AGREEMENT

Form of Agreement Regarding Limited Liability

Company Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                     , among the undersigned pledgor (the “Pledgor”), Deutsche Bank Trust Company Americas, as lender (the “Pledgee”), and Strategic Hotel Funding, L.L.C., as the issuer of the [Limited Liability Company Interests] (defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of March 9, 2007 (as amended, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee, and grant a security interest in favor of the Pledgee in, all of the right, title and interest of the Pledgor in and to any and all “uncertificated securities” (as defined in Section 8-102(a)(l8) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”) Limited Liability Company Interests (as defined in the Pledge Agreement) issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing (i) not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction and (ii) the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as may be directed by Pledgee.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

60 Wall Street

New York, New York 10005

Attention: James Rolison

Telephone No.: (212) 250-3352

Telecopier No.: (646) 324-7091

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris

Telephone No.: (212) 735-2212

Telecopier No.: (917) 777-2212

5. Except as expressly provided otherwise in Sections 4 above, all notices shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to the Pledgor, at:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: General Counsel

with a copy to:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: Treasurer

and

Perkins Coie LLP

Suite 1700

131 South Dearborn Avenue

Chicago, Illinois 60603

Telephone No.: (312) 324-8650

Telecopier No.: (312) 324-9650

Attn: Bruce A. Bonjour

(b)	if to the Pledgee, at:

60 Wall Street

New York, New York 10005

Attention: James Rolison

Telephone No.: (212) 250-3352

Telecopier No.: (646) 324-7091

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Attention: Harvey R. Uris

Telephone No.: (212) 735-2212

Telecopier No.: (917) 777-2212

(c)	if to the Issuer, at:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: General Counsel

with a copy to:

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Telephone No.: (312) 658-5000

Telecopier No.: (312) 658-5799

Attn: Treasurer

and

Perkins Coie LLP

Suite 1700

131 South Dearborn Avenue

Chicago, Illinois 60603

Telephone No.: (312) 324-8650

Telecopier No.: (312) 324-9650

Attn: Bruce A. Bonjour

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

6. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

STRATEGIC HOTELS & RESORTS, INC., as Pledgor

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Pledgee

By
Name:
Title:

STRATEGIC HOTEL FUNDING, L.L.C., as Issuer

By
Name:
Title:

TABLE OF CONTENTS

			Page

1.	SECURITY FOR OBLIGATIONS		2

2.	DEFINITIONS		2

3.	PLEDGE OF SECURITIES, ETC.		6

	3.1	Pledge	6
	3.2	Procedures	8
	3.3	Subsequently Acquired Collateral	9
	3.4	Transfer Taxes	10
	3.5	Certain Representations and Warranties Regarding the Collateral	10

4.	APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC.		10

5.	VOTING, ETC., WHILE NO EVENT OF DEFAULT		11

6.	DIVIDENDS AND OTHER DISTRIBUTIONS		11

7.	REMEDIES IN CASE OF AN EVENT OF DEFAULT		12

8.	REMEDIES, CUMULATIVE, ETC.		13

9.	APPLICATION OF PROCEEDS		13

10.	PURCHASERS OF COLLATERAL		15

11.	INDEMNITY		15

12.	PLEDGEE NOT A OFFICER, LIMITED LIABILITY COMPANY OR MEMBER		15

13.	FURTHER ASSURANCES; POWER-OF-ATTORNEY		16

14.	THE PLEDGEE		16

15.	TRANSFER BY THE PLEDGORS		17

16.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS		17

17.	CHANGES TO LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC.		18

18.	PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC.		18

19.	PRIVATE SALES		18

20.	TERMINATION; RELEASE		19

21.	NOTICES, ETC.		20

22.	WAIVER; AMENDMENT		21

23.	MISCELLANEOUS		21

i

24.	HEADINGS DESCRIPTIVE	21

25.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	22

26.	PLEDGOR’S DUTIES	23

27.	COUNTERPARTS	23

28.	SEVERABILITY	23

29.	RECOURSE	23

30.	LIMITED OBLIGATIONS	23

ANNEX A	-	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS
ANNEX B	-	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
ANNEX C	-	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND CORPORATE STOCK

ii

EXHIBIT G-3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of March 9, 2007 (this “Pledge Agreement”), by [                    ], a Delaware limited liability company (“Loan Pledgor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS (together with its successors and/or assigns, “Lender”)

W I T N E S S E T H

WHEREAS, Loan Pledgor, together with certain of its affiliates, have entered into a Credit Agreement, dated as of March 9, 2007 (the “Loan Agreement”) providing for loan in the amount of $415,000,000; and

WHEREAS, Loan Pledgor is the owner and holder of that certain first mortgage loan (the “Pledged Loan”) in the aggregate principal amount of [$                    ], made pursuant to that certain [                    ] (the “Loan Agreement”), among Loan Pledgor, as lender, and [                    ] (“Borrower”), as borrower and evidenced by a [$                    ] Promissory Note, dated as of [                    ], from Borrower to Loan Pledgor (the “Pledged Note”), a true, correct and complete copy of which is attached hereto on Exhibit B.

WHEREAS, pursuant to the terms of the Loan Agreement, Loan Pledgor is required to deliver this Pledge and Security Agreement.

NOW, THEREFORE, in order to induce the Lender to make the Loan and for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Loan Pledgor hereby agrees as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

2. Pledge of Collateral.

(a) As collateral security for the full and punctual payment of the Obligations (as such term is defined in the Loan Agreement), and to secure the faithful performance of each and every covenant, term, condition and agreement of the Loan Pledgor herein and in the other Loan Documents, the Loan Pledgor hereby mortgages, grants and pledges a continuing first priority lien on and security interest in, and, as a part of such grant and pledge, hereby collaterally transfers and assigns to Lender, all of Loan Pledgor’s right, title and interest in and to the following (collectively, the “Collateral”):

(i) the Pledged Note, including without limitation, payments (whether, principal, premium, penalties, interest, contingent interest, additional interest, or

1

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of March 9, 2007 (this “Pledge Agreement”), by [                    ], a Delaware limited liability company (“Loan Pledgor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS (together with its successors and/or assigns, “Lender”)

W I T N E S S E T H

WHEREAS, Loan Pledgor, together with certain of its affiliates, have entered into a Credit Agreement, dated as of March 9, 2007 (the “Loan Agreement”) providing for loan in the amount of $415,000,000; and

WHEREAS, Loan Pledgor is the owner and holder of that certain first mortgage loan (the “Pledged Loan”) in the aggregate principal amount of [$                    ], made pursuant to that certain [                    ] (the “Loan Agreement”), among Loan Pledgor, as lender, and [                    ] (“Borrower”), as borrower and evidenced by a [$                    ] Promissory Note, dated as of [                    ], from Borrower to Loan Pledgor (the “Pledged Note”), a true, correct and complete copy of which is attached hereto on Exhibit B.

WHEREAS, pursuant to the terms of the Loan Agreement, Loan Pledgor is required to deliver this Pledge and Security Agreement.

NOW, THEREFORE, in order to induce the Lender to make the Loan and for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Loan Pledgor hereby agrees as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

2. Pledge of Collateral.

(a) As collateral security for the full and punctual payment of the Obligations (as such term is defined in the Loan Agreement), and to secure the faithful performance of each and every covenant, term, condition and agreement of the Loan Pledgor herein and in the other Loan Documents, the Loan Pledgor hereby mortgages, grants and pledges a continuing first priority lien on and security interest in, and, as a part of such grant and pledge, hereby collaterally transfers and assigns to Lender, all of Loan Pledgor’s right, title and interest in and to the following (collectively, the “Collateral”):

(i) the Pledged Note, including without limitation, payments (whether, principal, premium, penalties, interest, contingent interest, additional interest, or otherwise) and distributions to which the Loan Pledgor shall at any time be entitled in respect of the Pledged Note;

1

(ii) all of the Loan Pledgor’s claims, rights, powers, privileges, authority, options, security interest, liens and remedies under or arising out or in respect of the Pledged Note;

(iii) the rights to exercise and enforce every right, power, remedy, authority, option and privilege of Loan Pledgor relating to the Pledged Note to execute any instruments and to take any and all other action on behalf of and in the name of Loan Pledgor in respect of the Pledged Note, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any property related to the Pledged Note, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

(iv) to the extent not otherwise included, all proceeds (as defined under the UCC) of any or all of the foregoing.

(b) In order to confirm and perfect such collateral assignment and security interest, and as a condition to the Lender making the Loan, Loan Pledgor has delivered to Lender on behalf of the Lender the following:

(i) true and complete originals of the executed Pledged Note, duly endorsed by allonge by an authorized representative of Loan Pledgor, in the form attached hereto as Exhibit A;

(ii) any and all UCC Financing Statements as may be required in order to perfect the security interest created by this Pledge Agreement;

(iii) a signed notice requiring that all payments (whether principal, premium, penalties, interest, contingent interest, additional interest, damages or otherwise and including all insurance and/or condemnation proceeds) made pursuant to the Pledged Note be made payable directly to Lender (or such Person as Lender on behalf of the Lender shall designate) and to be sent directly to Lender promptly after Loan Pledgor receive notice of an Event of Default under the Loan Agreement;

3. Obligations Secured. This Pledge Agreement is made and delivered as continuing security for the Obligations (as defined in the Loan Agreement).

4. Representations, Warranties and Covenants of Loan Pledgor. Loan Pledgor represents and warrants that it is the sole legal, beneficial and equitable owner of, and has good and marketable title to, the Collateral free and clear of all liens, charges and encumbrances thereon whatsoever. Loan Pledgor covenants that it will warrant and defend title to the Collateral and the lien thereon assigned to Lender by this Pledge Agreement against all claims of all Persons claiming by, through or under Loan Pledgor and will maintain and preserve such lien.

2

5. Remedies.

(a) If an Event of Default shall occur and be continuing, Lender may, for its own account: enforce all the rights of the holder of the Collateral, give consent or approval to any matters provided for in the Collateral, take or omit to take any action, institute or withdraw any action or proceeding and otherwise deal with the Collateral as if it were the beneficial owner of the Collateral, and Lender is hereby appointed Loan Pledgor’s attorney-in-fact for such purposes. The power and authority hereby given are declared by Loan Pledgor to constitute a power coupled with an interest.

(b) If an Event of Default shall occur and be continuing, Lender may, without obligation to resort to other security, have the right at any time (but upon at least 10 days prior written notice to Loan Pledgor, which the parties agree shall constitute commercially reasonable advance notice of scheduling a UCC foreclosure sale with respect to the Collateral) and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein in such order or priority as Lender shall determine at any public or private sale, at any exchange, broker’s board or any of Lender’s offices or elsewhere, without demand of performance, advertisement of notice of intention to sell, or any other notice (all of which are hereby expressly waived by Loan Pledgor), except notice of the time or place of sale or adjournment thereof or such other notice as may be required by applicable law and cannot be waived in any fashion, for cash, or credit or for other property, for immediate or future delivery, without any assumption of credit risk, and, provided that same is not in violation of applicable law, for such price or prices and on such terms as Lender may determine. To the extent permitted by law, Loan Pledgor hereby waives and releases any right or equity of redemption with respect to the Collateral whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security at the time held by Lender, and any right of valuation or appraisement. At any sale hereunder, unless prohibited by application of law, Lender may bid for and purchase all or any part of the Collateral so sold free from any right or equity of redemption, and may apply to the purchase price any amounts owing in respect of any Obligations. Any sale of the Collateral or any part thereof or any interest therein pursuant hereto shall forever be a perpetual bar against Loan Pledgor with respect thereto. No purchaser at any such sale shall be obligated to see to the proper application by Lender of the proceeds of any such sale. Subject to all of the foregoing provisions of this Section 5(b), Loan Pledgor shall have the right to repurchase from a purchaser under this Section 5 all or any part of the Collateral. It is expressly acknowledged and agreed that Lender may exercise its rights with respect to less than all of the Collateral, leaving unexercised its rights with respect to the remainder of the Collateral and with the understanding that any such partial exercise shall in no way restrict or jeopardize Lender’s right to exercise its rights with respect to all or any portion of the Collateral at a later time or times.

(c) If an Event of Default shall occur and be continuing, Lender shall have the right, without notice to Loan Pledgor, to collect all sums and payments of whatsoever nature payable or paid under the Collateral (including without limitation, principal, interest, escrows, proceeds of any fire, casualty or title insurance policy or awards made in any condemnation or eminent domain proceeding).

3

(d) If an Event of Default shall occur and be continuing, upon Lender’s written demand, Loan Pledgor (i) will do any and all acts and things which may be necessary or advisable in Lender’s reasonable opinion to enable Lender to consummate any proposed sale or other disposition of any of the Collateral pursuant to this Pledge Agreement; and (ii) will reimburse Lender for all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) of enforcing the remedies provided in this Section 5.

(e) If, after an Event of Default has occurred, Lender shall elect to exercise its right to sell all or any of the Collateral pursuant to this Section 7, Loan Pledgor agrees that Loan Pledgor will, at its own expense, execute and deliver, and cause the members of Loan Pledgor to execute and deliver, all such instruments and documents and do or cause to be done all such other acts and things as may be reasonably necessary, or in the reasonable opinion of Lender advisable, to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(f) Lender may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code.

6. Loan Pledger’s Release and Indemnity of Lender.

(a) Under no circumstances shall Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceeding arising out of or related thereto, but the same shall be at Loan Pledgor’s sole risk at all times. Lender shall not be required to take any action of any kind to collect, preserve or protect its or Loan Pledgor’s rights in the Collateral, or against any other party to the Pledged Loan Documents. Loan Pledgor hereby releases Lender from any claims, causes of action and demands at any time arising out of or with respect to any action taken by Lender in connection with the exercise of any rights or remedies under this Pledge Agreement, the Assignments or the other Loan Documents, the use of the Collateral or any actions taken or omitted to be taken by Lender with respect thereto

(b) Loan Pledgor shall protect, indemnify, save, defend, and hold harmless Lender, including its directors, officers, Lenders, and legal representatives (collectively, the “Indemnified Parties”) from and against any and all liability, loss, damage, demands, assessments, actions, causes of action, costs or expenses whatsoever (including, without limitation, reasonable attorneys’ fees and disbursements) and any and all claims, suits and judgments which any Indemnified Party may suffer, whether arising before or after Lender’s foreclosure of the Collateral by any party as a result of any actions taken by Loan Pledgor in connection with the enforcement of any remedy or remedies available to Loan Pledgor under the Pledged Loan Documents (collectively, “Claims”), except to the extent such Claims arising from Lender’s gross negligence, fraud, bad faith or willful misconduct. Promptly after Lender receives notice of the commencement of any claim in respect of which indemnification is sought hereunder, Lender shall promptly notify Loan Pledgor in writing thereof. If any such action or

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other proceeding shall be brought against Lender, upon written notice (given reasonably promptly following Lender’s notice to Loan Pledgor of such action or proceeding), Loan Pledgor shall be entitled to assume the defense thereof, at Loan Pledgor’s expense, with counsel reasonably acceptable to Lender; provided, however, that Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Loan Pledgor expressly retains. Notwithstanding the foregoing, Lender shall have the right to employ separate counsel at Loan Pledgor’s expense and to control its own defense of such action or proceeding if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between Lender and Loan Pledgor that would make such separate representation advisable; provided, however, in no event shall Loan Pledgor be required to pay fees and expenses under this indemnity that are not reasonable or that are for more than one separate firm of attorneys for Lender in any jurisdiction in any one legal action. Notwithstanding anything to the contrary provided in this Pledge Agreement or in any other Loan Document, the indemnification provided in this Section 6 shall be independent of, and shall survive, the repayment and discharge of the Loan, the release of the lien created under this Pledge Agreement, and/or the conveyance of title to the Collateral to Lender or any purchaser or designee in connection with a foreclosure of the Collateral, conveyance thereof in lieu of foreclosure or otherwise.

7. Termination. Upon the payment in full to Lender of all amounts due under the Loan Agreement, except as otherwise provided herein, this Pledge Agreement shall terminate, and such of the Collateral (including, without limitation, the Pledged Note) as have not theretofore been sold or otherwise applied pursuant to the terms of this Pledge Agreement shall be duly assigned, transferred and delivered to Loan Pledgor or as Loan Pledgor may direct in writing at the expense of Loan Pledgor and such delivery shall be without representation or warranty by Lender and wholly without recourse to Lender, and Lender shall promptly execute, upon termination of this Pledge Agreement, an instrument so evidencing such termination.

8. Further Assurances. Loan Pledgor agrees that at any time and from time to time, at the sole cost and expense of Loan Pledgor, Loan Pledgor will promptly execute and deliver all further instruments, notices and documents, and take all further action that may be reasonably necessary, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce the rights and remedies hereunder with respect to the Collateral.

9. Notices. All notices hereunder shall be given in the manner and to the addresses set forth in the Loan Agreement.

10. General. This Pledge Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto. All covenants of Loan Pledgor contained herein are for the benefit of Lender and its successors and assigns, which shall include any subsequent holder of the Note. Lender shall have the right to transfer its rights in and to the Collateral to any other Person that acquires an interest in all or any portion of the Loan. This Pledge Agreement and the rights of the parties hereto and of any subsequent holder hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of such change, modification or discharge is sought.

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11. Severability. If any word, phrase, sentence, paragraph, provision or section of this Pledge Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, Governmental Authority, statute, or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Pledge Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

12. Continuing Interest. This Pledge Agreement shall constitute and create a continuing pledge and security interest notwithstanding any settlement of account or other matters or things whatsoever and, in particular, but without limitation, shall not be considered satisfied by any intermediate partial payment or satisfaction of less than all of the Obligations and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon Loan Pledgor, its successors and assigns, (iii) inure to the benefit of Lender and its successors, transferees and assigns, and (iv) shall continue in full force and effect until such time as pursuant to Section 7 hereof this Pledge Agreement terminates. Without limiting the generality of the foregoing clause (iii), Lender may assign or otherwise transfer its rights in and to the Note to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender on behalf of such Lender herein and otherwise.

13. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which for all purposes shall be deemed to be an original.

14. Waiver of Jury Trial. BY ITS SIGNATURE BELOW WRITTEN, EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE PROMISSORY NOTE HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15. GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WITHOUT REGARD TO CHOICE OF LAW RULES. EQUITY PLEDGOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS PLEDGE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE BOROUGH OF MANHATTAN (IN THE CITY, COUNTY AND STATE OF NEW YORK) OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EQUITY PLEDGOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THE LOAN AGREEMENT. EQUITY PLEDGOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

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WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered on the day and year first above written.

LOAN PLEDGOR:

SHC MEXICO LENDER, LLC a Delaware limited liability company

By:
Name: Ryan M. Bowie
Title: Vice President and Treasurer

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PLEDGEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT A

ALLONGE

As to the attached Promissory Note, dated as of                     , made, executed and delivered by                     , a                     , to                     , a                      (as the same may have been and may hereafter be amended, modified, restated and consolidated), and currently being held by                     , a                      (“Assignor”), as successor lender, in the original principal amount of $                    .

WITHOUT RECOURSE, REPRESENTATION OR WARRANTY (except as set forth in that certain Pledge and Security Agreement dated as of the date hereof, by and between Assignor and Deutsche Bank Trust Company Americas) pay to the order of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking association.

STRATEGIC MEXICO LENDER, LLC a Delaware limited liability company

By:
Name:
Title:

Dated as of this      day

of                     , 200    .

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EXHIBIT B

PLEDGED NOTE

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EXHIBIT H-1

GUARANTY

THIS GUARANTY, dated as of March 9, 2007 (as amended, modified, or supplemented from time to time, this “Guaranty”), is made by the undersigned (“Guarantor”) to and for the benefit of the “Credit Parties” (as defined herein). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Strategic Hotel Funding, L.L.C. (“Borrower”), the lenders from time to time party thereto (“Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (“Administrative Agent”, and together with the Issuer, the Lenders and each Person (other than Borrower, Guarantor or any Subsidiary of either) party to a Credit Hedging Agreement or a Pari-Pasu Hedging Agreement, to the extent such party is a Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason), and their subsequent successors and assigns, the “Credit Parties”) have entered into a Credit Agreement, dated as of March 9, 2007 (as amended, modified, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Guarantor is the owner of a direct or indirect beneficial interest in the Borrower, will obtain material direct and indirect benefits from the extensions of credit to Borrower under the Credit Agreement and the entering into of Credit Hedging Agreements by Credit Parties and Pari-Pasu Hedging Agreements by the Lenders and the Pari-Pasu Hedging Counterparties;

WHEREAS, in order to induce the Lenders to enter into the Credit Agreement and to extend credit thereunder, and as a condition thereto, to induce the Lenders or any of their respective Affiliates to enter into Credit Hedging Agreements and Pari Pasu Hedging Agreements, and in recognition of the direct and indirect benefits to be received by Guarantor from the proceeds of the Loans, the issuance of the Letters of Credit and the entering into of Credit Hedging Agreements and Pari-Pasu Hedging Agreements, Guarantor desires to execute this Guaranty;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to Guarantor, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby makes the following representations and warranties to the Credit Parties and hereby covenants and agrees with each Credit Party as follows:

1. Guarantor hereby absolutely irrevocably and unconditionally guarantees:

(a) to the Credit Parties the full, prompt and unconditional payment when due (whether at the stated maturity, by acceleration or otherwise) of (i) the principal of and interest on the Revolving Notes issued to, the Loans made to, any Additional Revolving Loan Commitments made to, and the issuance of Letters of Credit for the account of, Borrower under the Credit Agreement, (ii) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time and any successor statute or statutes (the “Bankruptcy Code”), would become due) and liabilities owing by Borrower to the Credit Parties under the Credit Agreement and the Loan Documents referred to therein (including, without limitation, indemnities, fees, and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document, and the due performance and compliance with the terms of the Loan Documents, (iii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower and Guarantor, whether now in existence or hereunder arising, owing under any Credit Hedging Agreement entered into by Borrower or Guarantor with any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as such Lender or affiliate participates in such Credit Hedging Agreement, and their subsequent assigns, if any, and the due performance and compliance with all terms, conditions and agreements contained therein and (iv) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower, whether now in existence or hereunder arising, owing under any Pari-Pasu Hedging Agreement entered into by Borrower or Strategic Hotels & Resorts, Inc. with any Counterparty or any affiliate thereof so long as such Counterparty or affiliate participates in such Pari-Pasu Hedging Agreement, and their subsequent assigns, if any, and the due performance and compliance with all terms, conditions and agreements contained therein (all such principal, interest, liabilities, and obligations, the “Guaranteed Obligations”).

This Guaranty shall constitute a guaranty of payment, and not of collection and upon any failure of Borrower to pay the Guaranteed Obligations, the Credit Parties may, at their option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability to pay the Guaranteed Obligations hereunder or any portion thereof, without proceeding against Borrower or any other Person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the collateral for the Loans.

2. Additionally, Guarantor, absolutely, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by Borrower upon the occurrence in respect of Borrower of any of the events specified in Section 8.1.9 of the Credit Agreement, and absolutely, unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Credit Parties, on demand, in lawful money of the United States.

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3. The liability of Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of Borrower whether executed by the Guarantor, any other guarantor, Borrower, or by any other party, and the liability of Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination, or increase, decrease, or change in personnel by Borrower, or (e) any payment made to any Credit Party on the indebtedness which any Credit Party repays to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

4. The obligations of Guarantor hereunder are independent of the obligations of any other guarantor or Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against any other guarantor or Borrower and whether or not any other guarantor of Borrower or Borrower be joined in any such action or actions.

5. Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives notices of the existence, creation, or incurring of additional Indebtedness, promptness, diligence, presentment, demand for performance, notice of non-performance, demand of payment, notice of intention to accelerate, notice of acceleration, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by Administrative Agent or any other Credit Party against, and any other notice to, any party liable thereon (including Guarantor or any other guarantor of Borrower).

6. Any Credit Party may at any time and from time to time without the consent of, or notice to, Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(1) change the manner, place, or terms of payment of, and/or change or extend the time of payment of, renew, or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, or altered;

(2) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

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(3) exercise or refrain from exercising any rights against Borrower, any other guarantor, or others or otherwise act or refrain from acting;

(4) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of such Borrower (other than the Credit Parties);

(5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Credit Parties regardless of what liabilities of such Borrower remain unpaid;

(6) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify, or supplement any of the Loan Documents or any of such other instruments or agreements; and/or

(7) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

7. No invalidity, irregularity, or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair, or be a defense to this Guaranty, and this Guaranty shall be primary, absolute, and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Credit Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Credit Party would otherwise have. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Credit Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Credit Party to inquire into the capacity or powers of Borrower or any of its Subsidiaries or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

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9. Any Indebtedness of Borrower to Guarantor now or hereafter existing, including, without limitation, any rights to subrogation which Guarantor may have as a result of any payment by Guarantor under this Guaranty, together with any interest thereon, shall be, and such Indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the Guaranteed Obligations. Until payment in full of the Guaranteed Obligations, including interest accruing on the Revolving Notes after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally, Guarantor agrees not to accept any payment or satisfaction of any kind of Indebtedness of Borrower to Guarantor and hereby assigns such Indebtedness to the Administrative Agent, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

10. Guarantor:

(a) hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Credit Parties to: (i) proceed against Borrower, any other guarantor of Borrower, or any other party; (ii) proceed against or exhaust any security held from Borrower, any other guarantor of Borrower, or any other party; or (iii) pursue any other remedy in the Credit Parties’ power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower, any other guarantor of Borrower, or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, any other guarantor of Borrower, or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Guaranteed Obligations of Borrower. The Credit Parties may, at their election, foreclose on any security held by the Administrative Agent or the other Credit Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Credit Parties may have against Borrower or any other party, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Guarantor waives any defense arising out of any such election by the Administrative Agent and/or any other Credit Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against Borrower, any other guarantor of Borrower, or any other party or any security.

(b) assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that the Credit Parties shall have no duty to advise Guarantor of information known to them regarding such circumstances or risks.

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11. If and to the extent that Guarantor makes any payment to any Credit Party or to any other Person pursuant to or in respect of this Guaranty, then any claim which Guarantor may have against Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Credit Party. Prior to the transfer by Guarantor of any note or negotiable instrument evidencing any Indebtedness of Borrower to Guarantor, Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

12. Guarantor covenants and agrees that on and after the date hereof and until the Commitments under the Credit Agreement have been terminated and all Guaranteed Obligations have been paid in full, Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Event of Default is caused by the actions of Guarantor or any of its Subsidiaries.

13. Guarantor hereby agrees to pay, to the extent not paid by Borrower pursuant to Section 10.3 of the Credit Agreement, all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Credit Party in connection with the enforcement of this Guaranty or the collection of the Guaranteed Obligations and in connection with any amendment, waiver, or consent relating to this Guaranty.

14. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Credit Parties and their successors and assigns to the extent permitted under the Credit Agreement.

15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by Section 10.1 of the Credit Agreement, each Lender, as the case may be) and Guarantor affected thereby (it being understood that the addition or release of Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released).

16. Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Credit Party is hereby authorized, at any time or from time to time, without notice to Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Credit Party to or for the credit or the account of Guarantor, against and on account of the obligations and liabilities of Guarantor to such Credit Party under this Guaranty, irrespective of whether or not such Credit Party shall have made any demand hereunder; provided that said obligations, liabilities, deposits, or claims, or any of them, shall be

6

then due and owing. Each Credit Party agrees to promptly notify Guarantor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

18. All notices, requests, demands, or other communications provided for hereunder made in writing (including communications by facsimile transmission) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand, or other communication is required or permitted to be given or made under this Guaranty, addressed to such party (i) in the case of any Credit Party, as provided in the Credit Agreement and (ii) in the case of Guarantor, at its address set forth in Schedule I to this Guaranty.

19. Guarantor hereby agrees that if at any time all or any part of any payment at any time received by a Credit Party from the Borrower under any of the Revolving Notes or other Loan Documents or from Guarantor under or with respect to this Guaranty is or must be rescinded or returned by such Credit Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or Guarantor), then Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such Credit Party, and Guarantor’s obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to the Credit Party had never been made. In addition, if any court of competent jurisdiction determines that the incurrence by Guarantor of its obligations under this Guaranty or the payment by Guarantor of its obligations hereunder is or would be voidable as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code, any analogous state law, or any other law relating to debtor protection or creditors’ rights, the obligation of Guarantor hereunder shall automatically be reduced to the maximum amount (if any) of the obligation that Guarantor could incur or pay without such incurrence or payment being subject to avoidance as a fraudulent transfer or conveyance.

20. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON GUARANTOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

(b) JURY TRIAL WAIVER. GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION

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BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EACH GUARANTOR IN CONNECTION HEREWITH OR THEREWITH. GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS, AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

(c) MARSHALING. GUARANTOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALING OF BORROWER’S ASSETS OR TO CAUSE ANY CREDIT PARTY TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST BORROWER OR TO PROCEED AGAINST GUARANTOR IN ANY PARTICULAR ORDER. GUARANTOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. GUARANTOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO GUARANTOR.

21. The Credit Parties agree that this Guaranty may be enforced only by the action of Administrative Agent acting upon the instructions of the Required Lenders and until the Credit Agreement is terminated, no other Credit Party shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by Administrative Agent for the benefit of the Credit Parties upon the terms of this Guaranty.

22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

23. THIS GUARANTY AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

24. Except with respect to Section 19 hereof, upon repayment in full of the Guaranteed Obligations, this Guaranty shall automatically terminate and cease to be of any further force or effect.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

STRATEGIC HOTELS & RESORTS, INC., a Maryland corporation

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

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Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

10

SCHEDULE I

NOTICE

c/o Strategic Hotels & Resorts, Inc.

77 West Wacker Drive, Suite 4600

Chicago Illinois 60601

Attention: Treasurer and

General Counsel

EXHIBIT H-2

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY, dated as of March 9, 2007 (as amended, modified, or supplemented from time to time, this “Guaranty”), is made by each of the undersigned (each, a “Guarantor” and together with any other entity that becomes a party hereto pursuant to Section 23 hereof, collectively, the “Guarantors”) to and for the benefit of the “Credit Parties” (as defined herein). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Strategic Hotel Funding, L.L.C. (“Borrower”), the lenders from time to time party thereto (“Lenders”) and Deutsche Bank Trust Company Americas, as administrative agent (“Administrative Agent”, and together with the Issuer, the Lenders and each Person (other than Borrower, Strategic Hotels & Resorts, Inc. or any Subsidiary of either) party to a Credit Hedging Agreement or a Pari-Pasu Hedging Agreement, to the extent such party is a Lender or any affiliate thereof, and their subsequent successors and assigns, the “Credit Parties”) have entered into a Credit Agreement, dated as of March 9, 2007 (as amended, modified, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, each Guarantor is a Subsidiary of Borrower;

WHEREAS, it is a condition to the extensions of credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain material direct and indirect benefits from the extensions of credit to Borrower under the Credit Agreement and the entering into of Credit Hedging Agreements by the Credit Parties and Pari-Pasu Hedging Agreements by the Lenders and the Pari-Pasu Hedging Counterparties and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Credit Parties and hereby covenants and agrees with each Credit Party as follows:

1. Each Guarantor hereby absolutely irrevocably and unconditionally, and jointly and severally, guarantees:

(a) to the Credit Parties the full, prompt and unconditional payment when due (whether at the stated maturity, by acceleration or otherwise) of (i) the principal of and interest on the Revolving Notes issued to, the Loans made to, any Additional Revolving Loan Commitments made to, and the issuance of Letters of Credit for the account of,

Borrower under the Credit Agreement, (ii) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of Title 11 of the United States Code, entitled “Bankruptcy”, as amended from time to time and any successor statute or statutes (the “Bankruptcy Code”), would become due) and liabilities owing by Borrower to the Credit Parties under the Credit Agreement and the Loan Documents referred to therein (including, without limitation, indemnities, fees, and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document, and the due performance and compliance with the terms of the Loan Documents, (iii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower, whether now in existence or hereunder arising, owing under any Credit Hedging Agreement entered into by Borrower or Strategic Hotels & Resorts, Inc. with any Lender or any affiliate thereof so long as such Lender or affiliate participates in such Credit Hedging Agreement, and their subsequent assigns, if any, and the due performance and compliance with all terms, conditions and agreements contained therein and (iv) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower, whether now in existence or hereunder arising, owing under any Pari-Pasu Hedging Agreement entered into by Borrower or Strategic Hotels & Resorts, Inc. with any Counterparty or any affiliate thereof so long as such Counterparty or affiliate participates in such Pari-Pasu Hedging Agreement, and their subsequent assigns, if any, and the due performance and compliance with all terms, conditions and agreements contained therein (all such principal, interest, liabilities, and obligations, the “Guaranteed Obligations”).

This Guaranty shall constitute a guaranty of payment, and not of collection and upon any failure of Borrower to pay the Guaranteed Obligations, the Credit Parties may, at their option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability to pay the Guaranteed Obligations hereunder or any portion thereof, without proceeding against Borrower or any other Person, or foreclosing upon, selling, or otherwise disposing of or collecting or applying against any of the collateral for the Loans.

2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by Borrower upon the occurrence in respect of Borrower of any of the events specified in Section 8.1.9 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Credit Parties, on demand, in lawful money of the United States.

3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor, Borrower, or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by Borrower or by any other party, (b) any other continuing or other guaranty,

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undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination, or increase, decrease, or change in personnel by Borrower, or (e) any payment made to any Credit Party on the indebtedness which any Credit Party repays to Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or Borrower and whether or not any other Guarantor, any other guarantor of Borrower or Borrower be joined in any such action or actions.

5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives notices of the existence, creation, or incurring of additional Indebtedness, promptness, diligence, presentment, demand for performance, notice of non-performance, demand of payment, notice of intention to accelerate, notice of acceleration, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by Administrative Agent or any other Credit Party against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of Borrower).

6. Any Credit Party may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(1) change the manner, place, or terms of payment of, and/or change or extend the time of payment of, renew, or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed, or altered;

(2) sell, exchange, release, surrender, realize upon, or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(3) exercise or refrain from exercising any rights against Borrower, any other guarantor, or others or otherwise act or refrain from acting;

(4) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly

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in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of Borrower to creditors of such Borrower (other than the Credit Parties);

(5) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of Borrower to the Credit Parties regardless of what liabilities of such Borrower remain unpaid;

(6) consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify, or supplement any of the Loan Documents or any of such other instruments or agreements; and/or

(7) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

7. No invalidity, irregularity, or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair, or be a defense to this Guaranty, and this Guaranty shall be primary, absolute, and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Credit Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Credit Party would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Credit Party to any other or further action in any circumstances without notice or demand. It is not necessary for any Credit Party to inquire into the capacity or powers of Borrower or any of its Subsidiaries or the officers, directors, partners, or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9. Any Indebtedness of Borrower to Guarantor, excluding Indebtedness arising in the ordinary course of business in connection with a centralized cash management system used by Borrower and some or all of its Affiliates, now or hereafter existing, including, without limitation, any rights to subrogation which Guarantor may have as a result of any payment by Guarantor under this Guaranty, together with any interest thereon, shall be, and such Indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of the

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Guaranteed Obligations. Until payment in full of the Guaranteed Obligations, including interest accruing on the Revolving Notes after the commencement of a proceeding by or against Borrower under the Bankruptcy Code which interest the parties agree shall remain a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under the Bankruptcy Code generally, Guarantor agrees not to accept any payment or satisfaction of any kind of Indebtedness of Borrower to Guarantor (other than the Indebtedness excluded in the preceding sentence) and hereby assigns such Indebtedness to the Administrative Agent, including the right to file proof of claim and to vote thereon in connection with any such proceeding under the Bankruptcy Code, including the right to vote on any plan of reorganization.

10. Each Guarantor:

(a) hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Credit Parties to: (i) proceed against Borrower, any other Guarantor, any other guarantor of Borrower, or any other party; (ii) proceed against or exhaust any security held from Borrower, any other Guarantor, any other guarantor of Borrower, or any other party; or (iii) pursue any other remedy in the Credit Parties’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of Borrower, any other Guarantor, any other guarantor of Borrower, or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of Borrower, any other Guarantor, any other guarantor of Borrower, or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower other than payment in full of the Guaranteed Obligations of Borrower. The Credit Parties may, at their election, foreclose on any security held by the Administrative Agent or the other Credit Parties by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Credit Parties may have against Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Administrative Agent and/or any other Credit Parties, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against Borrower, any other Guarantor, any other guarantor of Borrower, or any other party or any security.

(b) assumes all responsibility for being and keeping itself informed of Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks which any Guarantor assumes and incurs hereunder, and agrees that the Credit Parties shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

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11. If and to the extent that any Guarantor makes any payment to any Credit Party or to any other Person pursuant to or in respect of this Guaranty, then any claim which such Guarantor may have against Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Credit Party. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

12. Each Guarantor covenants and agrees that on and after the date hereof and until the Commitments under the Credit Agreement have been terminated and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

13. Each Guarantor hereby jointly and severally agrees to pay, to the extent not paid by Borrower pursuant to Section 10.3 of the Credit Agreement, all out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Credit Party in connection with the enforcement of this Guaranty or the collection of the Guaranteed Obligations and in connection with any amendment, waiver, or consent relating to this Guaranty.

14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Credit Parties and their successors and assigns to the extent permitted under the Credit Agreement.

15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by Section 10.1 of the Credit Agreement, each Lender, as the case may be) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). In the event that any Subsidiary Guarantor is released from the Guaranteed Obligations hereunder pursuant to Section 7.1.9 of the Credit Agreement, the Administrative Agent, at the request and expense of such Subsidiary Guarantor, shall execute and deliver an instrument acknowledging such Subsidiary Guarantor’s release from this Guaranty.

16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Credit Party is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any

6

time held or owing by such Credit Party to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Credit Party under this Guaranty, irrespective of whether or not such Credit Party shall have made any demand hereunder; provided that said obligations, liabilities, deposits, or claims, or any of them, shall be then due and owing. Each Credit Party agrees to promptly notify the relevant Guarantor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

18. All notices, requests, demands, or other communications provided for hereunder made in writing (including communications by facsimile transmission) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand, or other communication is required or permitted to be given or made under this Guaranty, addressed to such party (i) in the case of any Credit Party, as provided in the Credit Agreement and (ii) in the case of each Guarantor, at its address set forth in Schedule I to this Guaranty.

19. Each Guarantor hereby agrees that if at any time all or any part of any payment at any time received by a Credit Party from the Borrower under any of the Revolving Notes or other Loan Documents or from any Guarantor under or with respect to this Guaranty is or must be rescinded or returned by such Credit Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or any such Guarantor), then each Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such Credit Party, and each Guarantor’s obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to the Credit Party had never been made. In addition, if any court of competent jurisdiction determines that the incurrence by any Guarantor of its obligations under this Guaranty or the payment by a Guarantor of its obligations hereunder is or would be voidable as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code, any analogous state law, or any other law relating to debtor protection or creditors’ rights, the obligation of that Guarantor hereunder shall automatically be reduced to the maximum amount (if any) of the obligation that the Guarantor could incur or pay without such incurrence or payment being subject to avoidance as a fraudulent transfer or conveyance. Each Guarantor’s obligations hereunder shall not exceed its tangible net worth.

20. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY GUARANTOR IN THE MANNER AND AT THE ADDRESS SPECIFIED FOR NOTICES IN THIS AGREEMENT. EACH GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

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(b) JURY TRIAL WAIVER. EACH GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EACH GUARANTOR IN CONNECTION HEREWITH OR THEREWITH. EACH GUARANTOR AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT, ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE LENDERS, AND THE ISSUER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

(c) MARSHALING. GUARANTOR WAIVES ANY RIGHT OR CLAIM OF RIGHT TO CAUSE A MARSHALING OF BORROWER’S ASSETS OR TO CAUSE ANY CREDIT PARTY TO PROCEED AGAINST ANY OF THE SECURITY FOR THE LOAN BEFORE PROCEEDING UNDER THIS AGREEMENT AGAINST BORROWER OR TO PROCEED AGAINST GUARANTOR IN ANY PARTICULAR ORDER. GUARANTOR AGREES THAT ANY PAYMENTS REQUIRED TO BE MADE HEREUNDER SHALL BECOME DUE AND PAYABLE TEN (10) DAYS AFTER DEMAND. GUARANTOR EXPRESSLY WAIVES AND RELINQUISHES ALL RIGHTS AND REMEDIES (INCLUDING ANY RIGHTS OF SUBROGATION) ACCORDED BY APPLICABLE LAW TO GUARANTOR.

21. The Credit Parties agree that this Guaranty may be enforced only by the action of Administrative Agent acting upon the instructions of the Required Lenders and until the Credit Agreement is terminated, no other Credit Party shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by Administrative Agent for the benefit of the Credit Parties upon the terms of this Guaranty.

22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

23. It is understood and agreed that any Subsidiary of Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing a counterpart hereof and delivering the same to Administrative Agent.

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24. THIS GUARANTY AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

25. Except with respect to Section 19 hereof, upon repayment in full of the Guaranteed Obligations, this Guaranty shall automatically terminate and cease to be of any further force or effect.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

SHC DTRS, INC., a Delaware corporation

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC EUROPE, L.L.C., a Delaware limited liability company

By:	STRATEGIC HOTEL FUNDING, L.L.C., its sole Member

By:
		Name:	Ryan M. Bowie
		Title:	Vice President and Treasurer

SHC AVENTINE II, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC ST. FRANCIS, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC LACUNA, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

10

SHC WASHINGTON, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

SHC MEXICO LENDER, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

11

SHC HALF MOON BAY MEZZANINE LLC, a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

12

Accepted and Agreed to:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

13

SCHEDULE I

NOTICE

c/o Strategic Hotels & Resorts, L.L.C.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

Attention: Treasurer and

General Counsel

EXHIBIT I

[See attached]

OFFICER’S SOLVENCY CERTIFICATE

I, the undersigned, the chief financial officer of Strategic Hotel Funding, L.L.C., a limited liability company existing under the laws of the State of Delaware (the “Borrower”), do hereby certify that:

1.	This Certificate is furnished to the Lenders pursuant to Section 5.1.12 of the Credit Agreement, dated as of March 9, 2007, among the Borrower, the various financial institutions as are or may become parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.	For purposes of this Certificate, the terms below shall have the following meanings:

(a)	“Market Capitalization” – The total outstanding number of shares of Guarantor multiplied by the price of a share of Guarantor’s stock as of the close of business on March 8, 2007.

(b)	“New Financing” – The Indebtedness being incurred, assumed or guaranteed by Borrower through Loans from the Lenders and the issuance of Letters of Credit by the Issuer under the Credit Agreement and/or the other Loan Documents.

3.	For purposes of this Certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	I have reviewed the financial statements referred to in Section 6.5 of the Credit Agreement.

(b)	I have knowledge of and have reviewed to my satisfaction the Loan Documents and all the other respective documents relating thereto, and the respective schedules and exhibits thereto.

4.	Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the consummation of the transactions contemplated by the New Financing, the Credit Agreement and the related financing transactions (including the making of Loans and the issuance of Letters of Credit under the Credit Agreement), it is my opinion that each of:

(i)	the Market Capitalization of Guarantor is not less than $1,589,812,800;

(ii)	Guarantor has no liabilities other than the amounts being drawn today under the Credit Agreement and those liabilities reflected in the financial statements of Guarantor previously delivered to the Administrative Agent (as such liabilities have been reduced in the ordinary course or paid off with the proceeds of the Loan), and liabilities incurred in the ordinary course and not materially different than the ones reflected on the most recent of such financial statements;

(iii)	based on the Market Capitalization of Guarantor and the fact that Guarantor owns 98.8% of Borrower, the equity value of the ownership interest in Borrower is not less than $1,570,735,046;

(iv)	Borrower has no liabilities other than the amounts being drawn today under the Credit Agreement and those liabilities reflected in the financial statements of Borrower previously delivered to the Administrative Agent (as such liabilities have been reduced in the ordinary course or paid off with the proceeds of the Loan), liabilities incurred in the ordinary course and not materially different than the ones reflected on the most recent of such financial statements, and as disclosed in Schedule I to the Credit Agreement.

(v)	each of Borrower and Guarantor (taken as a whole), after giving effect to the New Financing and the consummation of the transactions contemplated by the Credit Agreement, is a going concern and does not lack sufficient capital for its needs and currently anticipated needs, without substantial unplanned disposition of assets outside the ordinary course of business, restructuring of debt, externally forced revisions of its operations or other similar actions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, I have hereto set my hand this      day of March, 2007.

STRATEGIC HOTEL FUNDING, L.L.C., a Delaware limited liability company

By:
	Name:	Ryan M. Bowie
	Title:	Vice President and Treasurer

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EXHIBIT J

FORM OF ADDITIONAL

REVOLVING LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Date]

Strategic Hotel Funding, L.L.C.

77 West Wacker Drive

Suite 4600

Chicago, Illinois 60601

Attention:

Re: Additional Revolving Loan Commitment

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of March     , 2007 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), between Strategic Hotel Funding, L.L.C. (the “Borrower” or “you”), Deutsche Bank Trust Company Americas (“DBTCA”), as the administrative agent (in such capacity, the “Administrative Agent”) and the various financial institutions as are or may become parties thereto as lenders (together with DBTCA, collectively the “Lenders” and individually, a “Lender”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each, an “Additional Revolving Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Additional Revolving Loan Commitment in the amount set forth opposite its name on Annex I attached hereto (for each such Additional Revolving Loan Lender, its “Additional Revolving Loan Commitment”). Each Additional Revolving Loan Commitment provided pursuant to this Agreement shall (x) be subject to the terms and conditions set forth in the Credit Agreement, including Section 2.8 thereof and (y) upon the effectiveness of this Agreement, increase the Revolving Loan Commitment of the respective Additional Revolving Loan Lender under the Credit Agreement as contemplated by Section 2.8 of the Credit Agreement and the definition of Additional Revolving Loan Commitment.

Exhibit J

Each Additional Revolving Loan Lender and the Borrower acknowledge and agree that, with respect to the Additional Revolving Loan Commitment provided by such Additional Revolving Loan Lender pursuant to this Agreement, such Additional Revolving Loan Lender shall receive a fee equal to that amount set forth opposite its name on Annex I attached hereto, which fee shall be due and payable to such Additional Revolving Loan Lender on the effective date of this Agreement.

Each Additional Revolving Loan Lender, to the extent that it is not already a Lender under the Credit Agreement, (i) confirms that it is (I) a parent company and/or an affiliate of a Lender which is at least 50% owned by such Lender or its parent company, (II) in the event the Additional Revolving Loan Lender is a fund that invests in bank loans, a fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an affiliate of such investment advisor or (III) an Eligible Assignee under Section 10.9 of the Credit Agreement, (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, and (vi) to the extent legally entitled to do so, attaches the forms described in Section 10.9 of the Credit Agreement.

Borrower acknowledges and agrees that all Obligations with respect to Additional Revolving Loan Commitments shall be fully guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof.

The effective date of this Agreement shall be the date on which (i) the parties hereto have executed a counterpart of this Agreement and delivered same to the Administrative Agent, (ii) all fees and expenses required to be paid in connection herewith have been paid, (iii) the satisfaction of the conditions in Section 2.8 of the Credit Agreement and (iv) the other conditions precedent set forth in Annex II hereto (which shall be consistent with the requirements of Section 2.8 of the Credit Agreement and the Additional Loan Commitment Requirements) have been satisfied, which date shall be no later than             ,          [insert a date on or prior to the 5th Business Day after the date hereof].

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of the same to us before the close of business on             ,         . If you do not so accept this Agreement by such time, our Additional Revolving Loan Commitments set forth in this Agreement shall be deemed cancelled.

Exhibit J

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Loan Documents pursuant to Section 10.1 of the Credit Agreement.

*    *    *

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF LENDER]

By
Name:
Title:

Agreed and Accepted this day of 7 , :

STRATEGIC HOTEL FUNDING, L.L.C.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:
Name:
Title:

ANNEX I

Name of Additional Revolving Loan Lender	Amount of Additional Revolving Loan Commitment	Fee

Total

Conditions Precedent